Execution Version

US$1,632,000,000 Secured Loan Agreement

Dated 8 December **2017**

(1) **DSME Hull No. 2434 L.L.C.**
DSME Hull No. 2433 L.L.C.
DSME Hull No. 2431 L.L.C.
DSME Hull No. 2430 L.L.C.
DSME Hull No. 2425 L.L.C.
DSME Hull No. 2423 L.L.C.
(as Borrowers)

(2) **The Financial Institutions listed in Schedule 1**
(as Original Lenders)

(3) **China Development Bank**
(as Mandated Lead Arranger)

(4) **China Development Bank**
(as Agent)

(5) **China Development Bank**
(as Swap Provider)

(6) **China Development Bank**
(as Security Agent)

Stephenson Harwood LLP
1 Finsbury Circus, London EC2M 7SH
T: +44 20 7329 4422 | F: +44 20 7329 7100
DX: 64 Chancery Lane | www.shlegal.com

STEPHENSON HARWOOD

Contents Page Section 1 Interpretation .........................................................................................2 1 Definitions and Interpretation ...................................................................2 Section 2 The Loan ............................................................................................. 35 2 The Loan ............................................................................................. 35 3 Purpose ............................................................................................... 35 4 Conditions of Utilisation ......................................................................... 35 Section 3 Utilisation ............................................................................................ 40 5 Advance .............................................................................................. 40 Section 4 Repayment, Prepayment and Cancellation ................................................ 41 6 Repayment ••.•..•..••..•.••.••..•.•..•••.••.••.••...•..•..••..•..•.••..•..•...•..•.•..••.•..•.•.•.•. 41 7 Illegality, Prepayment and Cancellation .................................................... 41 Section 5 Costs of Utilisation ................................................................................ 48 8 Interest ............................................................................................... 48 9 Interest Periods .................................................................................... 48 10 Changes to the Calculation of Interest...................................................... 49 11 Fees .................................................................................................... 50 Section 6 Additional Payment Obligations ............................................................... 51 12 Tax Gross Up and Indemnities ................................................................ 51 13 Increased Costs .................................................................................... 58 14 Other Indemnities ................................................................................. 60 15 Mitigation by the Lenders ....................................................................... 62 16 Costs and Expenses .............................................................................. 62 Section 7 Security, Accounts and Application of Moneys ........................................... 65 17 Security Documents, Accounts and Application of Moneys ........................... 65 Section 8 Representations, Undertakings and Events of Default ................................. 73 18 Representations .................................................................................... 73 19 Information Undertakings ...................................................................... 81 LONLIVE\30137956.24

20	Financial Covenants	86
21	General Undertakings	93
22	Events of Default	101
Section 9	Changes to Parties	112
23	Changes to the Lenders	112
24	Changes to the Security Parties	117
Section 10	The Finance Parties	118
25	Role of the Agent, the Security Agent and the Arranger	118
26	Conduct of Business by the Finance Parties	129
27	Sharing among the Finance Parties	129
Section 11	Administration	132
28	Payment Mechanics	132
29	Set-Off	136
30	Notices	136
31	Calculations and Certificates	138
32	Partial Invalidity	139
33	Remedies and Waivers	139
34	Amendments and Waivers	139
35	Confidentiality	142
36	Disclosure of Lender Details by Agent	146
37	Counterparts	147
38	Joint and Several Liability	147
Section 12	Governing Law and Enforcement	149
39	Governing Law	149
40	Enforcement	149
Schedule 1	The Original Lenders	150
Schedule 2	Conditions Precedent and Subsequent	151

Part I Initial Conditions Precedent 151
Part II Conditions Subsequent to initial Drawing 156
Part III Conditions Precedent to Instalment Drawings 157
Part IV Conditions Precedent to Drawing for Pre-delivery Expenses 158

LONLIVE\30137956.24

Part V Conditions Precedent to pre-position the Delivery Instalment 159
Part VI Delivery Conditions Precedent.. 161
Part VII Delivery Conditions Subsequent... 163

Schedule 3 Drawdown Request 164

Schedule 4 Repayment Schedule.. 165

Schedule 5 Form of Transfer Certificate.. 171

Schedule 6 Form of Assignment Agreement 174

Schedule 7 List of Assigned Documents.. 178

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Loan Agreement Dated 8 D.ILOUY\bSU" 2017 Between: (1) DSME Hull No. 2434 L.L.C. ("Borrower A"), DSME Hull No. 2433 L.L.C. ("Borrower B"), DSME Hull No. 2431 L.L.C. ("Borrower C"), DSME Hull No. 2430 L.L.C. ("Borrower D"), DSME Hull No. 2425 L.L.C. ("Borrower E"), DSME Hull No. 2423 L.L.C. ("Borrower F") and, each a company incorporated under the law of The Republic of the Marshall Islands, and each with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands (together the "Borrowers" and each a "Borrower"), jointly and severally; and (2) The Financial Institutions listed in Schedule 1 (The Original Lenders), each acting through its Facility Office (together the "Original Lenders" and each an "Original Lender"); and (3) China Development Bank, acting as mandated lead arranger through its office at No. 1093 Shennan Zhong Road, Futian District, Shenzhen, China (in that capacity, the 11 Arranger"); and (4) China Development Bank, acting as facility agent through its office at No. 1093 Shennan Zhong Road, Futian District, Shenzhen, China (in that capacity, the "Agent"); (5) China D.evelopment Bank, acting as swap provider through its office at No.1093 Shennan Zhong Road, Futian District, Shenzhen, China (in that capacity, the "Swap Provider"); and (6) China Development Bank, acting as security agent through its office at No. 1093 Shennan Zhong Road, Futian District, Shenzhen, China (in that capacity, the "Security Agent"). Preliminary (A) Each Borrower has agreed to purchase the relevant Vessel from the Builder on the terms of the relevant Building Contract and intends to register that Vessel on delivery under the relevant flag specified below in the definition of "Vessels". (B) Each of the Original Lenders has agreed to advance to the Borrowers on a joint and several basis its Commitment (aggregating, with all the other Commitments, up to US$1,632,000,000) to assist the Borrowers to finance or refinance part of the aggregate of the Total Project Costs of the Vessels. It is agreed as follows: LONLlVE\30137956.24 Page 1

Section 1 Interpretation 1 Definitions and Interpretation 1.1 Definitions In this Agreement: "Acceptable Bank" means in the case of a non-PRC bank, a bank or financial institution which bears a long-term credit rating of at least BBB+ by Standard & Poor's or at least Baal by Moody's (or an equivalent rating by another international reputable credit rating agency) or in the case of PRC bank, a bank or financial institution which bears a long-term credit rating of at least BB by Standard & Poor's or at least Ba2 by Moody's (or an equivalent rating by another international reputable credit rating agency). "Account Holder" means Bank of China (Hong Kong) Limited acting through its branch at 14/F, Bank of China Tower, 1 Garden Road, Central Hong Kong or any other bank or financial institution which at any time, with the Security Agent's prior written consent, holds the Accounts. "Account Security Deeds" means, collectively, the account security deeds referred to in Clause 17.1.7 and "Account Security Deed" means any one of them.· "Accounts" means, in relation to each Borrower, the Proceeds Account (dollar), the Proceeds Account (euro), the Retention Account, the Debt Service Reserve Account, the Operating Reserve Account, the Dividend Lock-Up Account, the Distribution Account and the Dry-docking Reserve Account. "Administration" has the meaning given to it in paragraph 1.1.3 of the ISM Code. "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. "Alternative Yamal Sponsor Guarantee" means any deed of guarantee granted or to be granted by (a) an Alternative Yamal Sponsor Guarantor in favour of (b) the relevant Borrower (as owner). "Alternative Yamal Sponsor Guarantor" means any entity (other than JSC Novatek, CNPC or EA) which may become an additional or replacement guarantor of a Yamal Sponsor Guarantor for the purposes of and in accordance with clause 67.3 of the Charter (but always subject to Clause 21.26 (Proposed Alternative Yama/ Sponsor Guarantor)). "Annex VI" means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997). "Approved Flag" means the flag of the Commonwealth of the Bahamas or such other flag approved by the Lenders, the relevant Borrower and the Charterer, such approval not to be unreasonably withheld. "Approved Manager" in relation to each Vessel, means (i) Teekay Shipping Limited, (ii) a member of the Teekay Group, or (iii) any other management company acceptable to the Agent and appointed by the Borrowers. LONUVE\30137956. 24 Page 2

"Approved Shipbroker" means each of Clarksons Platou, Poten & Partners, MJLF & Associates, Braemar ACM Shipbroking, Fearnleys, Arrow Sale & Purchase (UK), Simpson, Spence & Young and any other reputable, independent and first class firm of ship brokers. "Assignable Charter" means: (a) the Charter; or (b) a Yamal Bareboat Charter; or (c) any other charterparty or contract of employment in respect of a Vessel entered into between a Borrower (as owner) and any charterer. "Assigned Documents" means together, the documents referred in Schedule 7 (List of Assigned Documents) hereto and each as amended, supplemented, novated, restated, modified or replaced from time to time, and "Assigned Document" means any one (1) of them. "Assignment Agreement" means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee . .. Authorisation~~ means: (a) an authorisation, permit, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or (b) in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action. "Availability Period" means, in relation to each Vessel Loan, the period from and including the date of this Agreement to and including, the earliest of: (a) the Delivery Date of the Vessel relevant to such Vessel Loan; (b) the Long Stop Date applicable to the Vessel relevant to such Vessel Loan; (c) three years from the date of this Agreement; and (d) the date on which the Commitments for such Vessel Loan are fully drawn or the Available Commitment is cancelled, or in each case such later date as the Lenders may agree. "Available Commitment" means a Lender's Commitment minus: (a) the amount of its participation in any outstanding Vessel Loans; and (b) in relation to any proposed Drawing, the amount of its participation in any Vessel Loans that are due to be made on or before the proposed Drawdown Date. lONUVE\30137956.24 Page 3

"Balloon" means, in relation to a Vessel Loan, an amount equal to thirty per cent (30%) of such Vessel Loan. "Borrowers Group" means, collectively, the Borrowers, the Parent, Teekay Operating, the Vessel Sponsor Guarantors and each of their respective Subsidiaries from time to time. "Borrower Pledge Agreements" means, the pledge or pledges of the shares or membership interests (as the case may be) of the Borrowers referred to in Clause 17.1.3 (Security Documents). "Break Costs" means the amount (if any) by which: (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds: (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. "Builder" means collectively, DSME and DY Tankers: "Builder's Bank" means a first-class bank in the Republic of Korea with a credit rating of not less than A- from Standard & Poor's and/or the equivalent rating from Moody's, or other equivalent financial institution and otherwise acceptable to the Agent. "Builder's PDA" means the protocol of delivery and acceptance in respect of a Vessel to be executed by the Builder, the relevant Borrower and countersigned by the Agent (evidencing the unconditional physical delivery of such Vessel by the Builder to such Borrower pursuant to the relevant Building Contract). "Building Contracts" means, collectively: (a) the building contract dated 8 July 2014 entered into between Borrower A (as buyer) and the Builder (as builder), on the terms and subject to the conditions of which the Builder has agreed to construct Vessel A for, and deliver Vessel A to Borrower A; (b) the building contract dated 8 July 2014 entered into between Borrower B (as buyer) and the Builder (as builder), on the terms and subject to the conditions of which the Builder has agreed to construct Vessel B for, and deliver Vessel B to Borrower B; (c) the building contract dated 8 July 2014 entered into between Borrower C (as buyer) and the Builder (as builder), on the terms and subject to the LONUVE\30137956.24 Page 4 conditions of which the Builder has agreed to construct Vessel C for, and deliver Vessel C to Borrower C; (d) the building contract dated 8 July 2014 entered into between Borrower D (as buyer) and the Builder (as builder), on the terms and subject to the conditions of which the Builder has agreed to construct Vessel D for, and deliver Vessel D to Borrower D; (e) the building contract dated 8 July 2014 as amended by an amendment no. 1 dated 25 April 2016 entered into between Borrower E (as buyer) and the Builder (as builder), on the terms and subject to the conditions of which the Builder has agreed to construct Vessel E for, and deliver Vessel E to Borrower E; and (f) the building contract dated 8 July 2014 entered into between Borrower F (as buyer) and the Builder (as builder), on the terms and subject to the conditions of which the Builder has agreed to construct Vessel F for, and deliver Vessel F to Borrower F, each as amended, supplemented and/or varied from time to time to the extent permitted under the Finance Documents, and "Building Contract" means any one of them. "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Beijing, London, Hong Kong, New York and Moscow, and in respect of the date for any payment to be made to the Builder, Korea and also, in respect of a Delivery Date, the Bahamas. "Business Ethics Laws" means any laws, regulations and/or other legally binding requirements or determinations in relation to bribery, corruption, fraud, money laundering, terrorism, collusion bid-rigging or anti-trust, human rights violations (including forced labour and human trafficking) which are applicable to either party or to any jurisdiction where activities are performed and which shall include: (i) the United Kingdom Bribery Act 2010 and (ii) the United States Foreign Corrupt Practices Act 1977. "Charged Property" means all of the assets of the Security Parties which from time to time are, or are expressed to be, the subject of the Security Documents. "Charter Assignments" means the forms of assignment referred to in Clause 17.1.6 (Security Documents). "Charterer" means Yamal Trade Pte. Ltd., a company incorporated under the laws of the Republic of Singapore whose registered office is at 12 Marina Boulevard, #35-05 Marina Bay Financial Centre, Singapore, 018982. "Charters" means, collectively: (a) the time charter dated 8 July 2014 entered into between Borrower A (as owner) and the Charterer (as charterer) on the terms and subject to the conditions of which Borrower A will time charter Vessel A to the Charterer; lONUVE\30137956.24 Page 5

(b) the time charter dated 8 July 2014 entered into between Borrower B (as owner) and the Charterer (as charterer) on the terms and subject to the conditions of which Borrower B will time charter Vessel B to the Charterer; (c) the time charter dated 8 July 2014 entered into between Borrower C (as owner) and the Charterer (as charterer) on the terms and subject to the conditions of which Borrower C will time charter Vessel C to the Charterer; (d) the time charter dated 8 July 2014 entered into between Borrower D (as owner) and the Charterer (as charterer) on the terms and subject to the conditions of which Borrower D will time charter Vessel D to the Charterer; (e) the time charter dated 8 July 2014 entered into between Borrower E (as owner) and the Charterer (as charterer) on the terms and subject to the conditions of which Borrower E will time charter Vessel E to the Charterer; and (f) the time charter dated 8 July 2014 entered into between Borrower F (as owner) and the Charterer (as charterer) on the terms and subject to the conditions of which Borrower F will time charter Vessel F to the Charterer, each with the initial charter period up to 31 December 2045 (and subject to two extension periods of up to five years each at the option of the Charterer), as amended on 22 September 2016 and as may be further amended, restated, supplemented and/or varied from time to time to the extent permitted under the Finance Documents, and "Charter" means any one of them. "CLNG" means China LNG Shipping (Holdings) Limited, a company incorporated under the laws of Hong Kong whose registered office is at Unit 1904, 19th Floor, West Tower, Shun Tak Centre, Nos. 168-200 Connaught Road Central, Hong Kong. "CLNG Group" means CLNG and each of its Subsidiaries from time to time. "Code" means the US Internal Revenue Code of 1986. 11 Commitmentn means: (a) in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. "Commitment Fee" means the commitment fee to be paid by the Borrowers to the Agent under Clause 11.1 (Commitment Fee). "Compliance Certificate" means a certificate delivered pursuant to Clause 19.2 (Compliance Certificate) and signed by an authorised signatory of the Borrower or relevant Vessel Sponsor Guarantor (as applicable) substantially in the form set out in Schedule 8 (Form of Compliance Certificate). LONUVE\30137956.24 Page 6

"Confidential Information" means all information relating to any Security Party, any other member of the Teekay Group, the Finance Documents or the Loan of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Loan from either: (a) any Security Party, any other member of the Teekay Group or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Security Party, any other member of the Teekay Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that: (i) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 35 (Confidentiality); or (ii) is identified in writing at the time of delivery as non-confidential by any Security Party, any other member of the Teekay Group or any of its advisers; or (iii) is known by that Finance Party before the date the information is disclosed to it in accordance with (a) or (b) or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that .finance Party is aware, unconnected with any Security Party or any other member of the Teekay Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality. "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the Loan Market Association at the relevant time. "Confirmation" means a Confirmation exchanged or deemed to be exchanged between the Swap Provider and the Borrowers as contemplated by the Master Agreement. "Contract Price" means, in relation to a Vessel, the total price of the Vessel payable by the relevant Borrower to the Builder under the relevant Building Contract. "Credit Support Document" means any document described as such in the Master Agreement and any other document referred to in any such document which has the effect of creating security in favour of any of the Finance Parties. "Credit Support Provider" means any person (other than a Borrower) described as such in the Master Agreement. "CTA" means the Corporation Tax Act 2009. "Debt Service Reserve" means, in respect of a Vessel Loan as at any relevant date, an amount equal to the aggregate of the amount of: LONUVE\30137956.24 Page 7

(a) the Repayment Instalment in respect of such Vessel Loan due on the next Repayment Date (which shall be deemed to be such relevant date if that day is a Repayment Date); and (b) interest in respect of such Vessel Loan due on the next Interest Payment Date (which shall be deemed to be such relevant date if that day is an Interest Payment Date). "Debt Service Reserve Account" means, in respect of a Borrower, a bank account to be opened in the name of such Borrower with the Account Holder and designated "[Name of Borrower] - Debt Service Reserve Account". "Deeds of Covenants" means the deeds of covenants referred to in Clause 17.1.4 (Security Documents). "Default" means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. "Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent. "Delivery Date" means the date of actual delivery and acceptance of a Vessel to a Borrower by the Builder under a Building Contract. "Delivery Instalment" means the fifth and final instalment of the Contract Price which the relevant Borrower is obliged to pay to the Builder pursuant to clause 2.3(e) (Final Instalment) of the relevant Building Contract. "Direct Agreement Parties" means the Charterer, the Builder and each Yamal Sponsor Guarantor. "Direct Agreements" means the Quiet Enjoyment Agreements, the Replacement Step-in Agreements and the Replacement Novation Side Letters. "Disruption Event" means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, lONUVE\30137956.24 Page B and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. "Distribution Account" means, in respect of a Borrower, a bank account to be opened in the name of such Borrower with the Account Holder and designated "[Name of Borrower] - Distribution Account". "Dividend Lock-Up Account" means, in respect of a Borrower, a bank account to be opened in the name of such Borrower with the Account Holder and designated "[Name of Borrower] - Dividend Lock-Up Account". "Dividend Restriction Event" means, (i) the occurrence of an Event of Default that is continuing, (ii) non-compliance with the provisions of Clause 17.19 (Additional Security) or (iii) non-compliance with the provisions of Clause 20.2.1(a) (Debt Service Cover Ratios). "DOC" means, in relation to the ISM Company, a valid Document of Compliance issued for the ISM Company by the Administration under paragraph 13.2 of the ISM Code. "Drawdown Date" means the date on which the relevant Drawing is advanced under Clause 5 (Advance). "Drawdown Request" means a notice substantially in the form set out in Schedule 3 (Drawdown Request). "Drawing" means any part of a Ve?sel Loan advanced or to be advanced pursuant to a Drawdown Request and "Drawings" means more than one of them. "Dry-docking Reserve Account" means, in respect of a Borrower, a bank account to be opened in the name of such Borrower with the Account Holder and designated "[Name of Borrower] - Dry-docking Reserve Account". "DSME" means Daewoo Shipbuilding and Marine Engineering Co. Ltd., a corporation organised and existing under the Jaws of the Republic of Korea, whose principle office is at 125, Namdaemun-ro, Jung-gu, Seoul, 100-180, The Republic of Korea. "DY Tankers" means DY Tankers Limited, a corporation organised and existing under the laws of The Commonwealth of the Bahamas, whose registered office is at Bayside Executive Park, Building No. 3, West Bay Street & Blake Road, P.O. Box N- 4875, Nassau, The Commonwealth of the Bahamas. "EA" means Elf Aquitaine, a company incorporated under the laws of France. "Earnings" means all hires, freights, pool income and other sums payable to or for the account of a Borrower in respect of a Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the construction, operation, employment or use of a Vessel. LONUVE\30137956.24 Page 9

"Encumbrance" means a mortgage, charge, assignment, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. "Environmental Approval" means any present or future permit, licence, approval, ruling, variance, exemption or other Authorisation required under Environmental Laws. "Environmental Claim" means any and all enforcement, clean-up, removal, administrative, governmental, regulatory or judicial actions, orders, demands or investigations instituted or completed pursuant to any Environmental Laws or Environmental Approvals together with any claims made by any third person relating to damage, contribution, loss or injury resulting from any Environmental Incident. "Environmental Incident" means: (a) any release, emission, spill or discharge into a Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from a Vessel; or (b) any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than a Vessel and which involves a collision between a Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Vessel and/or any Security Party and/or any operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or (c) any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Vessel and in connection with which a Vessel is actually or potentially liable to be arrested and/or where any Security Party and/or any operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval. "Environmental Law" means any applicable law and regulation in any applicable jurisdiction in which any Security Party conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants. "Environmentally Sensitive Material" means (i) oil and oil products and (ii) any other waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the environment or a nuisance to any person or that may make the enjoyment, ownership or other territorial control of any affected land, property or waters more costly for such person to a material degree. LONUVE\30137956.24 Page 10

"Event of Default" means any event or circumstance specified as such in Clause 22 (Events of Default). "Excluded Transferee" means a pooled investment vehicle or similar entity that is commonly but not exclusively referred to in the financial marketplace as a "hedge fund" and having the following characteristics: (i) it generally seeks consistent levels of returns regardless of market conditions, (ii) it generally uses complex strategies (which may include but not be limited to short-selling, use of leverage and arbitrage and derivatives transactions) in order to minimise market correlations with the goal of generating high returns (either in an absolute sense or over a specified market benchmark) and (iii) it generally is open only to financially sophisticated investors. Such vehicle or entity will be construed so as to include "vulture funds" and any pass-through or structured finance vehicles in whatever legal form which are used by a such a vehicle or entity as part of structuring an investment. "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement. "Facility Period" means the period beginning on the date of this Agreement and ending on the date when the whole of the Indebtedness has been paid in full and the Security Parties have ceased to be under any further actual or contingent liability to the Finance Parties under or in connection with the Finance Documents. 11 FATCA 11 means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in (a); or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in (a) or (b) with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. "FATCA Application Date" means: (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; (b) in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or (c) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within (a) or (b), 1 January 2019, LONUVE\30137956.24 Page 11

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement. "FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA. "FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction. "FATCA FFI" means a foreign financial institution as defined in section 147l(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction. "Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Arranger and the Borrowers (or the Agent and the Borrowers or the Security Agent and the Borrowers) setting out any of the fees referred to in Clause 11 (Fees). "Finance Documents" means this Agreement, the Security Documents, the Master Agreement, the Fee Letter, the Direct Agreements and any other document designated as such by the Agent and the Borrowers and "Finance Document" means any one of them. "Finance Parties" means the Arranger, the Agent, the Security Agent, the Swap Provider and the Lenders and "Finance Party" means any one of them. "Financial Indebtedness" means any indebtedness for or in respect of: (a) moneys borrowed; (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (f) any amount raised under any other transaction (including any forward sale or hire purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing; (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account); LONUVE\30137956.24 Page 12

(h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and (i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above. "GAAP11 means: (a) in relation to the Borrowers and TGP, generally accepted accounting principles in the United States of America; and (b) in relation to CLNG, generally accepted accounting principles in Hong Kong. "General Assignments" means all the forms of assignment referred to in Clause 17.1.5 (Security Documents). "Governmental Agency" means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute). "Guarantee" means the guarantee and indemnity of the Vessel Sponsor Guarantors referred to in Clause 17.1.2 (Security Documents). "Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary. "IAPPC" means a valid international air pollution prevention certificate for a Vessel issued under Annex VI. "IFRS" means international accounting standards within the meaning of the lAS Legislation 1606/2002 to the extent applicable to the relevant financial statements. "Impaired Agent" means the Agent at any time when: (a) it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment; (b) the Agent otherwise rescinds or repudiates a Finance Document; (c) an Insolvency Event has occurred and is continuing with respect to the Agent; unless, in the case of (a): (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and payment is made within three Business Days of its due date; or LONLIVE\30137956.24 Page 13

(ii) the Agent is disputing in good faith whether it is contractually obliged to make the payment in question. "Indebtedness" means the aggregate from time to time of: the amount of the Loan outstanding; all accrued and unpaid interest on the Loan; and all other sums of any nature (together with all accrued and unpaid interest on any of those sums) payable to any of the Finance Parties under all or any of the Finance Documents. "Indirect Tax" means any goods and services taxes, consumption tax, valued added tax or any tax of a similar nature, including without limitation any PRC VAT. "Insolvency Event" in relation to an entity means that the entity: (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law ·affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in (d) and: (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof; (f) has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009; (g) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); lONLlVE\30137956.24 Page 14

(h) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in (d)); (i) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter; (j) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in (a) to (i); or (k) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts. "Instalment Drawings" means the drawings in relation to the second, third and fourth instalment payments under each Building Contract. "Insurances" means all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with a Vessel or her increased value or her Earnings and (where the context permits) all benefits under such contracts and policies, including all claims of any nature and returns of premium. "Interest Payment Date" means each date for the payment of interest in accordance with Clause 8.2 (Payment of interest). "Interest Period" means each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest). "Interpolated Screen Rate" means, in relation to LIBOR for any Vessel Loan, the rate which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Vessel Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Vessel Loan, each as of 11.00 a.m. on the Quotation Day for dollars. "ISM Code" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention. LONLlVE\30137956.24 Page 15

"ISM Company" means, at any given time, the company responsible for a Vessel's compliance with the ISM Code under paragraph 1.1.2 of the ISM Code. "ISPS Code" means the International Ship and Port Facility Security Code. "ISSC" means a valid international ship security certificate for a Vessel issued under the ISPS Code. "ITA" means the Income Tax Act 2007. "Joint Venture" means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity. "JV Partner" means any entity which is: (a) a member of the TGP Group (in each case "TGP JV Partner"); or (b) CLNG or a Subsidiary of CLNG (in each case, a "CLNG JV Partner"). "Legal Opinion" means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 4.4 (Conditions subsequent). 11 Lender 11 means: (a) any Original Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a·Party as a Lender in accordance with Clause 23 (Changes to the Lenders), which in each case has not ceased to be a Lender in accordance with the terms of this Agreement. "LIBOR" means, in relation to any Vessel Loan: (a) the applicable Screen Rate; or (b) (if no Screen Rate is available for the relevant Interest Period) the Interpolated Screen Rate for that Vessel Loan; or (c) (if (i) no Screen Rate is available for the currency of that Vessel Loan or (ii) no Screen Rate is available for the relevant Interest Period and it is not possible to calculate the Interpolated Screen Rate for that Vessel Loan)) the Reference Bank Rate, as of 11.00 a.m. on the Quotation Day for dollars and for a period equal in length to the relevant Interest Period and, if that rate is less than zero, LIBOR shall be deemed to be zero. "Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984. "Loan" means the aggregate amount of the Vessel Loans advanced or to be advanced by the Lenders to the Borrowers under Clause 2 (The Loan) or, where the LONLIVE\30137956.24 Page 16

-------------------··---- context permits, the principal amount of the Vessel Loans advanced and for the time being outstanding. "Long Stop Date" means, in relation to a Vessel, the date falling on 240 days from the Scheduled Delivery Date applicable to such Vessel. "Majority Lenders" means a Lender or Lenders whose Commitments aggregate more than 662/,% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 662/,% of the Total Commitments immediately prior to the reduction). "Management Agreements" means, collectively: (a) the ship management agreement dated 7 July 2014 entered into between Borrower A (as owner) and the Approved Manager (as manager) in respect of Vessel A; (b) the ship management agreement dated 7 July 2014 entered into between Borrower B (as owner) and the Approved Manager (as manager) in respect of Vessel B; (c) the ship management agreement dated 7 July 2014 entered into between Borrower C (as owner) and the Approved Manager (as manager) in respect of Vessel C; (d) the ship management agreement dated 7 July 2014 entered into between Borrower D (as owner) and the Approved Manager {as manager) in respect of Vessel D; (e) the ship management agreement dated 7 July 2014 entered into between Borrower E (as owner) and the Approved Manager (as manager) in respect of Vessel E; and (f) the ship management agreement dated 7 July 2014 entered into between Borrower F (as owner) and the Approved Manager (as manager) in respect of Vessel F, each as amended, supplemented and/or varied from time to time to the extent permitted under the Finance Documents, and "Management Agreement" means any one of them. "Managers' Undertaking" means, in relation to a Vessel, the written undertaking of the Approved Manager whereby, throughout the Facility Period unless otherwise agreed by the Finance Parties: (a) they will remain the manager of such Vessel; (b) they will not, without the prior written consent of the Agent, subcontract or delegate the management of such Vessel to any third party; and (c) the interests of the Approved Manager in the Insurances relating to such Vessel (if the Approval Manager is named assureds or co-assureds thereunder) will be assigned to the Security Agent with first priority; and LONUVE\30137956.24 Page 17

(d) (following the occurrence of an Event of Default which is continuing) all claims of the Approved Manager against the Borrower owning such Vessel shall be subordinated to the claims of the Finance Parties under the Finance Documents. "Mandatory Prepayment Event" means, in relation to a Vessel, the event where the Charterer exercises its step-in rights in accordance with the Replacement Step-In Agreement relating to such Vessel. "Margin" means three point one per cent (3.1%) per annum. "Market Value" means the value of a Vessel conclusively determined by the average of valuations of that Vessel addressed to the Agent certifying a value for that Vessel provided by an Approved Shipbroker appointed on behalf of the Agent and an Approved Shipbroker appointed by the relevant Borrower on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and a willing buyer, subject to the Agent's consent (which shall not be withheld if the Approved Shipbrokers appointed both certify there is not a sufficiently developed market for the Vessel to provide a charter-free valuation), including the cash flows associated with the relevant Charter. "Master Agreement" means any ISDA Master Agreement (or any other form of master agreement relating to interest or currency exchange transactions) entered into between the Swap Provider and the Borrowers (or any one of them) during the Facility Period, including each Schedule to any Master Agreement and each Confirmation exchanged under any Master Agreement. "Master Agreement Proceeds" means any and all sums due and payable to the Borrowers or any of them under the Master Agreement following an Early Termination Date (subject always to all rights of netting and set-off contained in the Master Agreement) and all rights to require and enforce the payment of those sums. "Master Agreement Proceeds Charge" means the deed of charge referred to in Clause 17.1.8 (Security Documents). "Material Adverse Effect" means in the reasonable opinion of the Majority Lenders a material adverse effect on: (a) the business, operations, property, condition (financial or otherwise) or prospects of any Security Party; or (b) the ability of any Security Party to perform its obligations under any Finance Document; or (c) the validity, legality or enforceability of, or the effectiveness or ranking of any Encumbrance granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents. "Maximum Loan Amount" means US$275,000,000 for Vessel A, US$274,000,000 for Vessel B, US$275,000,000 for Vessel C, US$274,000,000 for Vessel D, US$269,000,000 for Vessel E and US$265,000,000 for Vessel F. LONUVE\30137956.24 Page 18

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (a) subject to paragraph (c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. The above rules will apply only to the last Month of any period. "Mortgages" means the first priority statutory mortgages referred to in Clause 17.1.4 (Security Documents) together with the Deeds of Covenants and "Mortgage" means any one of them. "New Lender" has the meaning given to that term in Clause 23.1 (Assignments and transfers by the Lenders). "Non-Consenting Lender" has the meaning given to that term in Clause 34.3.4 (Replacement of Lender). _ "Operating Expenses" means expenses properly and reasonably incurred by a Borrower in connection with the operation, employment, maintenance, repair and insurance of the relevant Vessel, such expenses to include, without limitation, all amounts payable by the relevant Borrower to the Approved Manager pursuant to the relevant Management Agreement and any corporate or administrative expenses incurred by such Borrower in its ordinary course of business. "Operating Expenses Reserve" means, in relation to a Borrower as at any relevant date, an amount equal to three Months' of such Borrower's Operating Expenses (excluding scheduled dry-docking expenses payable by the Charterer) in accordance with its Vessel Operating Budget. "Operating Reserve Account" means, in respect of a Borrower, a bank account to be opened in the name of such Borrower with the Account Holder and designated "[Name of Borrower] - Operating Reserve Account". "Original Financial Statements" means (a) the audited consolidated financial statements of the Parent for the financial year ended 31 December 2016, (b) the unaudited financial statements for the financial year ended 31 December 2016 of each Borrower and (c) the audited financial statements for the financial year ended 31 December 2016 of each Security Party (other than the Parent, the Borrowers, Teekay Operating and the Approved Manager) which was in existence for all or part of that financial year. LONUVE\30137956.24 Page 19

"Original Jurisdiction" means, in relation to a Security Party, the jurisdiction under whose laws that Security Party is formed or incorporated as at the date of this Agreement. "Parent" means TC LNG Shipping L.L.C., a limited liability company formed under the laws of The Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Republic of the Marshall Islands MH96960. "Parent Pledge Agreement" means the pledge of the shares or membership interests (as the case may be) of the Parent referred to in Clause 17.1.9 (Security Documents). "Party" means a party to this Agreement. "Payment Notice" means, in relation to the Delivery Instalment of a Vessel, a notice of the amount payable by the relevant Borrower under the relevant Building Contract to be issued by the Builder to such Borrower at least ten Business Days prior to the anticipated payment date . .. Permitted Encumbrance" means: (a) any Encumbrance created or to be created in accordance with the Security Documents; (b) any liens securing obligations incurred in the ordinary course of trading and/or operating a Vessel and not more than thirty (30) days overdue and not exceeding an aggregate amount of $10,000,000 per Vessel; (c) any Encumbrance which has the prior written approval of the Agent; (d) any Encumbrance arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of any Vessel where the relevant Borrower is contesting the claim giving rise to such lien in good faith by appropriate steps and for the payment of which adequate reserves have been made in case such Borrower finally has to pay such claim so long as any such proceedings shall not, and may reasonably be considered unlikely to lead to the arrest, sale, forfeiture or loss of any Vessel, or any interest in such Vessel; or (e) any Encumbrances arising by operation of law in respect of Taxes which are not overdue for payment or Taxes which are overdue for payment but which are being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made so long as any such proceedings or the continued existence of such Encumbrance shall not and may reasonably be considered unlikely to lead to the arrest, sale, forfeiture or loss of any Vessel, or any interest in such Vessel. 11 Permitted Transaction II means: (a) any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Encumbrance or Quasi-Security given, or other transaction arising, under the Finance Documents; or LONUVE\30137956.24 Page 20

(b) transactions (other than (i) any sale, lease, license, transfer or other disposal, (ii) the granting of any guarantee or (iii) the granting or creation of any Encumbrance (other than a Permitted Encumbrance) or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm's length terms. "PRC" means the People's Republic of China for the purpose of this Agreement excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan. "PRC Surcharges" means: (a) any national and local surcharges (including without limitation any urban construction tax, education surcharge or local education surcharge) chargeable in respect of any Indirect Tax pursuant to the applicable PRC laws and regulations in effect as at the date of this Agreement; and (b) any other surcharges of similar nature, imposed in the PRC whether in substitution for, or in addition to, the surcharges referred to in paragraph (a) above, in each case, applicable to the transactions contemplated under the Finance Documents. "PRC VAT" means: (a) any tax imposed in compliance with the Circular (Cai Shui [2016] No. 36) on the Full Implementation of the Business Tax to Value Added Tax Reform Pilot issued by the Ministry Finance and the State Tax Bureau of the PRC ( « Mi&llB • §!l*fl!~.~;i.FoJ~'f~ffiilJE7fE.'!ll!fl!i&UE!l'!!M]JI. ttP.:ft;JJHij;!l} ( Mfl![2016]36 ~) ; and (b) any other tax of similar nature, imposed in the PRC whether in substitution for, or in addition to, the tax referred to in paragraph (a) above, in each case, applicable to the transactions contemplated under the Finance Documents. "Pre-Approved Classification Society" means each of Russian Maritime Register of Shipping and Bureau Veritas or such other classification society acceptable to the Majority Lenders such consent not to be unreasonably withheld if that classification society is a member of the International Association of Classification Societies. "Pre-Delivery Assignments" means the deeds of assignment of the Building Contracts, the Refund Guarantees and the Supervision Agreements referred to in Clause 17.1.1 (Security Documents). "Pre-Delivery Expenses" means, in relation to a Vessel, the aggregate of the following costs (the amounts of which are to be confirmed by the Borrower with each Drawdown Request): (a) the supervision costs incurred by the relevant Borrower in supervising such Vessel's construction under the relevant Building Contract; LONUVE\30137956.24 Page 21

(b) the cost of purchasing depot spares in an aggregate amount of no more than $5,500,000; (c) the amounts of commitment fees, agency fees and arrangement fees payable by the Borrower up to and including the Delivery Date of such Vessel together with the amount of interest incurred by the relevant Borrower under this Agreement during the Availability Period; and (d) any other costs approved by the Agent; for which: (i) in the case of (a) above, the items listed as Schedule 2, Part IV, paragraph 1 have been provided to and accepted by the Agent; (ii) in the case of (b) above (other than in respect of amounts payable to the Lender}, the items listed as Schedule 2, Part IV, paragraph 2 have been provided to and accepted by the Agent; (iii) in the case of (d) above, the items listed as Schedule 2, Part IV, paragraph 3 have been provided to and accepted by the Agent, and, in respect of (b) above, any difference between the budgeted cost drawn under the relevant Vessel Loan and the actual cost paid shall be refunded by the Borrowers making a prepayment of the relevant Vessel Loan in the relevant amount at the same time as the actual cost is paid. "Pre-position Date" means, in relation to the Delivery Instalment ·payable under the relevant Building Contract and the relevant Payment Notice, the date specified in such Payment Notice as the date on which the Lenders shall pre-position the relevant amount into the Builder's Bank. "Proceeds Account" means, in respect of a Borrower, the Proceeds Account (dollar) or the Proceeds Account (euro). "Proceeds Account (dollar)" means, in respect of a Borrower, a dollar bank account to be opened in the name of such Borrower with the Account Holder and designated "[Name of Borrower] - Proceeds Account (dollar)". "Proceeds Account (euro)" means, in respect of a Borrower, a euro bank account to be opened in the name of such Borrower with the Account Holder and designated "[Name of Borrower]- Proceeds Account (euro)". "Purchase Option Side Letter" has the meaning given to such term in Schedule 7 (List of Assigned Documents). "Quasi-Security" has the meaning given to that term in Clause 21.9 (Negative pledge). "Quiet Enjoyment Agreement" means each agreement of that name to be entered into between the Security Agent, the Charterer and each Borrower in respect of each Vessel. LONLIVE\30137956.24 Page 22

"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two Business Days (in London) before the first day of that period, unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days). "Rating Agency" means any of Moody's Investors Service Limited, Standard & Poors Rating Services, DBRS, Inc. and Fitch Ratings Ltd. "Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property. "Reference Bank Rate" means, in relation to LIBOR, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks: (a) if: (i) the Reference Bank is a contributor to the applicable Screen Rate; and (ii) it consists of a single figure, the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or (b) in any other case, the rate at which the relevant Reference Bank could fund itself in the relevant currency for the relevant period with reference to the unsecured wholesale funding market. "Reference Banks" means, in relation to LJBOR, the principal London offices of HSBC Bank pic and Citibank or such other banks as may be appointed by the Agent in consultation with the Borrowers. "Refund Guarantees" means, collectively: (a) the refund guarantee numbered M0931407LG00178 dated 11 July 2014 issued by the Refund Guarantor in favour of Borrower A pursuant to the Building Contract relating to Vessel A; (b) the refund guarantee numbered M0931407LG00160 dated 11 July 2014 issued by the Refund Guarantor in favour of Borrower B pursuant to the Building Contract relating to Vessel B; (c) the refund guarantee numbered M0931407LG00153 dated 11 July 2014 issued by the Refund Guarantor in favour of Borrower C pursuant to the Building Contract relating to Vessel C; (d) the refund guarantee numbered M0931407LG00121 dated 11 July 2014 issued by the Refund Guarantor in favour of Borrower D pursuant to the Building Contract relating to Vessel D; LONUVE\30137956.24 Page 23

(e) the refund guarantee numbered M0931407LG00114 dated 11 July 2014 issued by the Refund Guarantor in favour of Borrower E pursuant to the Building Contract relating to Vessel E; and (f) the refund guarantee numbered M0931407LG00107 dated 11 July 2014 issued by the Refund Guarantor in favour of Borrower F pursuant to the Building Contract relating to Vessel F, and "Refund Guarantee" means any one of them. "Refund Guarantor" means The Export-Import Bank of Korea, a financial institution incorporated under the laws of the Republic of Korea, acting through its office at 38, Eunhaeng-Ro (16-1, Yeouido-Dong), Yeongdeungpo-Gu, Seoul 150-996, The Republic of Korea, or any other first class bank or financial institution having a foreign currency credit rating for its long-term unsecured and non credit-enhanced debt originations of A- or higher by Standard & Poor's Ranking Services or A3 or higher by Moody's Investors Services Limited or a comparable rating from an internationally recognised credit rating agency, as shall be approved by the Lenders that has issued or will issue the Refund Guarantee. "Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. "Relevant Documents" means the· Finance Documents, the Building Contracts, the Refund Guarantees, the Charters, the Supervision Agreements, the Management Agreements and any other Assigned Documents. "Relevant Interbank Market" means the London interbank market. "Relevant Jurisdiction" means, in relation to a Security Party: (a) its Original Jurisdiction; (b) any jurisdiction where any asset subject to or intended to be subject to a Security Document to be executed by it is situated; (c) any jurisdiction where it conducts its business; and (d) the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it. "Repayment Date" means the date for payment of any Repayment Instalment in accordance with Clause 6 (Repayment) as more particularly set out in Schedule 4 (Repayment Schedu!e). "Repayment Instalment" means any instalment of a Vessel Loan to be repaid by the Borrowers under Clause 6 (Repayment). "Repeating Representations" means each of the representations set out in Clause 18 (Representations) other than those representations and warranties in Clause 18.1.5 (Validity and admissibility in evidence), Clause 18.1.8 (No filing or stamp lONUVE\30137956.24 Page 24 taxes), Clause 18.1.9 (Deduction of tax), Clause 18.1.10(a) (No material default) and Clause 18.1.25 (US Tax Obligor). "Replacement Novation Side Letters" means in respect of each Vessel, each letter of that name to be entered into between the Security Agent, the Yamal Sponsor Guarantors, the Builder and each Borrower. "Replacement Step-In Agreement" means the replacement step-in agreement in respect of each Vessel made between the Builder (as builder), (b) the relevant Borrower (as buyer) (c) the Charterer (as charterer) and (d) the Security Agent. "Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. "Requisition Compensation" means all compensation or other money which may from time to time be payable to a Borrower and/or the Charterer as a result of a Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire). "Restricted Party" means a person or entity that is (a) listed on, or 50% or more owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List; (b) a national of, located in, incorporated under the laws of, or 50% or more owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organised under the laws of Sanctioned Country; or (c) otherwise a target of Sanctions ("target of Sanctions" signifying a person with whom a US person or other national of Sanctions Authority would be prohibited or restricted by applicable Sanctions from engaging in trade, business or other activities). "Retention Account" means, in respect of a Borrower, a bank account to be opened in the name of such Borrower with the Account Holder and designated "[Name of Borrower] - Retention Account". "Sanctioned Country" means a country or territory that is, or whose government is, the subject of country-wide or territory-wide Sanctions. "Sanctions" means the economic sanction laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (a) the People's Republic of China; (b) the United States government; (c) the United Nations; (d) the European Union or its Member States; (e) the United Kingdom; or (f) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury ("OFAC"), the United States Department of State and Her Majesty's Treasury ("HMT") (together, the "Sanctions Authorities"). "Sanctions List" means the "Specially Designated Nationals and Blocked Persons" list maintained by the OFAC, the Consolidated List of Financial Sanctions Targets maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities. "Scheduled Delivery Date" means, in relation to a Vessel, the date on which such Vessel is scheduled for delivery pursuant to the relevant Building Contract, being: (a) in respect of Vessel A, 28 February 2020; lONUVE\30137956.24 Page 25

(b) in respect of Vessel B, 29 January 2020; (c) in respect of Vessel C, 29 November 2019; (d) in respect of Vessel D, 29 October 2019; (e) in respect of Vessel E, 29 November 2018; and (f) in respect of Vessel F, 29 January 2018. "Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or the service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers. "Secured Parties" means each Finance Party from time to time party to this Agreement and any Receiver or Delegate. "Security Documents" means the Pre-Delivery Assignments, each Guarantee, the Borrower Pledge Agreements, the Mortgages, the Charter Assignments, the General Assignments, the Account Security Deeds, the Managers' Undertakings, the Master Agreement Proceeds Charge, the Parent Pledge Agreement and any other Credit Su.pport Documents or (where the context permits) any one or more of them, and any other agreement or document which may at any time be executed by any person as security for the payment of all or any part of the Indebtedness and "Security Document" means any one of them. "Security Parties" means each Borrower, the Parent, Teekay Operating, each Vessel Sponsor Guarantor, the Approved Managers and any other person who may at any time during the Facility Period be liable for, or provide security for, all or any part of the Indebtedness (other than (a) the Charterer, (b) the Builder, (c) the Yamal Sponsor Guarantors and (d) YLNG), and "Security Party" means any one of them. "Security Perfection Requirements" means, in respect of the Security Documents: (a) registration of the Mortgage at the Bahamas Maritime Authority; (b) execution of all notices and consents as required under the relevant Security Document; and (c) any other Authorisations of the Security Documents as may be required in any legal opinion accepted under Clause 4 (Conditions of Utilisation). "Ship Registry" means the ship registry of the Approved Flag. "SMC" means a valid safety management certificate issued for a Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code. LONLlVE\30137956.24 Page 26

"Subsidiary" means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006. "Supervision Agreements" means, collectively: (a) the supervision agreement in respect of Vessel A dated 7 July 2014 entered into between Borrower A (as buyer), the Builder (as builder) and Teekay Shipping Limited (as supervisor); (b) the supervision agreement in respect of Vessel B dated 7 July 2014 entered into between Borrower B (as buyer), the Builder (as builder) and Teekay Shipping Limited (as supervisor); (c) the supervision agreement in respect of Vessel C dated 7 July 2014 entered into between Borrower C (as buyer), the Builder (as builder) and Teekay Shipping Limited (as supervisor); (d) the supervision agreement in respect of Vessel D dated 7 July 2014 entered into between Borrower D (as buyer), the Builder (as builder) and Teekay Shipping Limited (as supervisor); (e) the supervision agreement in respect of Vessel E dated 7 July 2014 entered into between Borrower E (as buyer), the Builder (as builder) and Teekay Shipping Limited (as supervisor); and (f) the supervision agreement in respect of Vessel F dated 7 July 2014 entered into between Borrower F (as buyer), the [luilder (as builder) and Teekay Shipping Limited (as supervisor), each as amended, supplemented and/or varied from time to time to the extent permitted under the Finance Documents, and "Supervision Agreement" means any one of them. "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). "Teekay Group" means Teekay Parent, TGP and each of their respective Subsidiaries from time to time. "Teekay Operating" means Teekay LNG Operating L.L.C., a limited liability company incorporated according to the law of The Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Republic of the Marshall Islands MH96960. "Teekay Parent" means Teekay Corporation, a corporation incorporated according to the law of The Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Republic of the Marshall Islands MH96960. "Termination Date" means, in respect of a Vessel Loan, subject to any prepayment or cancellation of such Vessel Loan as may be permitted under Clause 7 (Illegality, Prepayment and Cancellation), the date falling on the earlier of: LONUVE\30137956.24 Page 27

(a) 144 Months from the Delivery Date of the Vessel to which such Vessel Loan relates; and (b) 180 Months from the date of this Agreement, or such later date as the Lenders may agree. "TGP" means Teekay LNG Partners L.P., a limited partnership formed under the laws of The Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Republic of the Marshall Islands MH96960. "TGP Group" means TGP and each of its Subsidiaries from time to time. "Total Commitments" means the aggregate of the Commitments. "Total Loss" means: (a) an actual, constructive, arranged, agreed or compromised total loss of a Vessel; or (b) the requisition for title or compulsory acquisition of a Vessel by any government or other competent authority (other than by way of requisition for hire); or (c) the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture of a Vessel (not falling within (b)), unless that Vessel is released and returned to the possession of the relevant Borrower or the Charterer within thirty (30) days after the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture in question. "Total Project Cost" means, in relation to a Vessel, the aggregate of (a) the Contract Price, and (b) the Pre-Delivery Expenses, each in respect of such Vessel. "Transaction Party" means each of the Security Parties and the parties to the Relevant Documents (other than any Finance Party and the Account Holder). "Transfer Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrowers. "Transfer Date" means, in relation to an assignment or a transfer, the later of: (a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and (b) the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate. "Trust Propertyn means: (a) all benefits derived by the Security Agent from Clause 17 (Security and Application of Moneys); and LONUVE\30137956.24 Page 28

(b) all benefits arising under (including, without limitation, all proceeds of the ~nforcement of) each of the Security Documents, with the exception of any benefits arising solely for the benefit of the Security Agent. "Unpaid Sum" means any sum due and payable but unpaid by any Security Party under the Finance Documents. "US" means the United States of America. "US Tax Obligor" means: (a) a Security Party which is resident for tax purposes in the US; or (b) a Security Party some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes. "Vessel A" means the Arc 7 172,410 m3 ice breaking LNG carrier and everything now or in the future belonging to her on board and ashore, currently under construction by the Builder with the Builder's hull number 2434 on the terms of the relevant Building Contract and, on delivery to Borrower A, intended to be registered under the flag of the Commonwealth of the Bahamas. "Vessel B" means the Arc 7 172,410 m3 ice breaking LNG carrier and everything now or in the future belonging to her on board and ashore, currently under construction by the Builder with the Builder's hull number 2433 on the terms of the relevant Building Contract and, on delivery to Borrower B, intended to be registered under the flag of the Commonwealth of the Bahamas. "Vessel C" means the Arc 7 172,410 m3 ice breaking LNG carrier and everything now or in the future belonging to her on board and ashore, currently under construction by the Builder with the Builder's hull number 2431 on the terms of the relevant Building Contract and, on delivery to Borrower C, intended to be registered under the flag of the Commonwealth of the Bahamas. "Vessel D" means the Arc 7 172,410 m3 ice breaking LNG carrier and everything now or in the future belonging to her on board and ashore, currently under construction by the Builder with the Builder's hull number 2430 on the terms of the relevant Building Contract and, on delivery to Borrower D, intended to be registered under the flag of the Commonwealth of the Bahamas. "Vessel E" means the Arc 7 172,410 m3 ice breaking LNG carrier and everything now or in the future belonging to her on board and ashore, currently under construction by the Builder with the Builder's hull number 2425 on the terms of the relevant Building Contract and, on delivery to Borrower E, intended to be registered under the flag of the Commonwealth of the Bahamas. "Vessel F" means the Arc 7 172,410 m3 ice breaking LNG carrier and everything now or in the future belonging to her on board and ashore, currently under construction by the Builder with the Builder's hull number 2423 on the terms of the relevant Building Contract and, on delivery to Borrower F, intended to be registered under the flag of the Commonwealth of the Bahamas. LONLIVE\30137956.24 Page 29

"Vessel Loan" means: (a) in respect of Vessel A, an amount up to the lesser of US$275,000,000 and 80% of the Total Project Cost of Vessel A advanced or to be advanced to the Borrowers by the Lenders in respect of Vessel A; (b) in respect of Vessel B, an amount up to the lesser of US$274,000,000 and 80% of the Total Project Cost of Vessel B advanced or to be advanced to the Borrowers by the Lenders in respect of Vessel B; (c) in respect of Vessel C, an amount up to the lesser of US$275,000,000 and 80% of the Total Project Cost of Vessel C advanced or to be advanced to the Borrowers by the Lenders in respect of Vessel c; (d) in respect of Vessel D, an amount up to the lesser of US$274,000,000 and 80% of the Total Project Cost of Vessel D advanced or to be advanced to the Borrowers by the Lenders in respect of Vessel D; (e) in respect of Vessel E, an amount up to the lesser of US$269,000,000 and 80% of the Total Project Cost of Vessel E advanced or to be advanced to the Borrowers by the Lenders in respect of Vessel E; and (f) in respect of Vessel F, an amount up to the lesser of US$265,000,000 and 80% of the Total Project Cost of Vessel F advanced or to be advanced to the Borrowers by the Lenders in respect of Vessel F, or, in each case, where the context permits, the aggregate principal amount so advanced and for the time being outstanding and "Vessel Loans" means more than one of them. "Vessel Operating Budget" means, in relation to a Borrower, an annual budget of anticipated Operating Expenses of such Borrower for the ensuing year. "Vessel Sponsor Guarantee" means the several guarantee and indemnity of each Vessel Sponsor Guarantor referred to in Clause 17.1.2 (Security Documents). "Vessel Sponsor Guarantors" means, together, (a) TGP, and (b) CLNG and "Vessel Sponsor Guarantor" means either of them. "Vessels" means, collectively, Vessel A, Vessel B, Vessel C, Vessel D, Vessel E and Vessel F and "Vessel" means any one of them. "Yamal Bareboat Charter" has the meaning given to that term in Clause 21.10.2 (Charter Arrangements). "Yamal Sponsor Guarantee" means, in relation to a Vessel, any one (1) of: the deed of guarantee dated 8 July 2014 and granted by (i) JSC Novatek, a joint stock company incorporated under the laws of the Russian Federation with registered number 33556474 whose registered office is at 22a, Pobedy Street, Tarko-Sale, Purovsky Area, Yamalo-Nenets Autonomous Region, 629850, Russian Federation ("JSC Novatek"), in favour of (ii) the Borrower owning such Vessel; LONUVE\30137956.24 Page 30 the deed of guarantee dated 8 July 2014 and granted by (i) CNPC International Limited, a limited liability company incorporated and registered in the Cayman Islands with it registration number 80856, and whose registered office is at Offices of Mourant Ozannes Corporate Service (Cayman) Limited at 94 Solaris Avenue, Camana Bay, P.O. Box 1348, Grand Cayman KY1-1108, Cayman Islands ("CNPC"), in favour of (ii) the Borrower owning such Vessel; (c) the deed of guarantee dated 8 July 2014 and granted by (i) originally Total E&P Holdings SA, a company incorporated in France with registered number 652 004 565 RCS NANTERRE whose registered office is at 2, Place Jean Millier, La Defense 6, 92400 Courbevoie, France, which later merged into EA, in favour of (ii) the Borrower owning such Vessel; and (d) any Alternative Yamal Sponsor Guarantee, pursuant to which the aggregate maximum amount of liability of the guarantors shall be one hundred and sixty million dollars ($160,000,000) and "Yamal Sponsor Guarantees" means any two (2) or more of them. ""Yamal Sponsor Guarantor"" means each of: (a) JSC Novatek; (b) CNPC; (c) EA; and (d) any Alternative Yamal Sponsor Guarantor, and "Yamal Sponsor Guarantors" means any two (2) or more of them. "YLNG" means JSC Yamal LNG, a joint stock company incorporated under the laws of the Russian Federation whose registered address is at 25A, Khudi-Seroko Street, village Yar-Sale, Yamal Region, Yamalo-Nenets Autonomous District, Russia, 629700. "YLNG Guarantees" has the meaning given to such term in Schedule 7 (List of Assigned Documents). 1.2 Construction Unless a contrary indication appears, any reference in this Agreement to: 1.2.1 any "Lender", any "Borrower", any "Vessel Sponsor Guarantor", the 11 "Arranger", the "Agent", the "Swap Provider", any nsecured Party , the "Security Agent", any "Finance Party" or any "Party" shall be construed so as to include its successors in title, permitted assignees and permitted transferees; 1.2.2 "assets" includes present and future properties, revenues and rights of every description; 1.2.3 a "Finance Document", a .. Security Document", a "Relevant Document" or any other document is a reference to that Finance LONUVE\30137956.24 Page 31

Document, Security Document, Relevant Document or other document as amended, novated, supplemented, extended or restated from time to time; 1.2.4 a "group of Lenders" includes all the Lenders; 1.2.5 "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; 1.2.6 a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality); 1.2.7 a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; 1.2.8 a provision of law is a reference to that provision as amended or re-enacted from time to time; and 1.2.9 a time of day (unless otherwise specified) is a reference to Beijing time. 1.3 Headings Section, Clause and Schedule headings are for ease of reference only. 1.4 Defined terms Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. 1.5 Default A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived. 1.6 Charters The provisions of clause 11.7 of each Quiet Enjoyment Agreement shall be incorporated herein with respect to any references in this Agreement to a clause of a Charter. 1.7 Currency symbols and definitions 11 US$", nuson and "dollarsn denote the lawful currency of the United States of America. 1.8 Third party rights A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement. 1.9 Offer letter This Agreement supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Agreement exchanged between any Finance Party and the Borrowers or their representatives before the date of this Agreement. 1.10 Contractual recognition of bail-in LONUVE\30137956.24 Page 32

1.10.1 In this Clause 1.10: "Bail-In Action" means the exercise of any Write-down and Conversion Powers. "Bail-In Legislation" means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and (b) in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write down and Conversion Powers contained in that law or regulation. "EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway. "EU Member State" means any member state of the European Union. "EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time. "Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers . .. Write-down and Conversion Powers" means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and (b) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and LONLlVE\30137956.24 Page 33

(ii) any similar or analogous powers under that Bail-In Legislation. 1.10.2 Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. LONUVE\30137956.24 Page 34

Section 2 The Loan 2 The Loan 2.1 Amount Subject to the terms of this Agreement, the Lenders agree to make available to the Borrowers on a joint and several basis a term loan comprising all the Vessel Loans and not exceeding in aggregate the Maximum Loan Amount. 2.2 Finance Parties' rights and obligations 2.2.1 The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. 2.2.2 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Security Party is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with Clause 2.2.3. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by a Security Party which relates to a Finance Party's participation in the Loan or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Security Party. 2.2.3 A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. 3 Purpose 3.1 Purpose The Borrowers shall apply the Loan for the purposes referred to in Preliminary (B) and each Drawing under a Vessel Loan shall be applied only in respect of the relevant Vessel. 3.2 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed under this Agreement. 4 Conditions of Utilisation 4.1 Initial conditions precedent 4.1.1 The Lenders will only be obliged to comply with Clause 5.3 (Lenders' participation) in relation to the advance of the first Drawing in respect of each Vessel Loan if, on or before the relevant Drawdown Date, the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Initial Conditions Precedent) in form and substance satisfactory to the Agent, save that references in Section 2 of that Part I to "the Vessel" or to any person or document relating to a Vessel shall be deemed to relate LONUVE\30137956.24 Page 35 solely to the Vessel specified in the relevant Drawdown Request or to any person or document relating to that Vessel respectively. 4.1.2 Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 4.1.1, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 4.2 Further conditions precedent The Lenders will only be obliged to advance or pre-position or release a Drawing if on the date of the relevant Drawdown Request, the proposed Drawdown Date and (if applicable) the relevant Delivery Date: 4.2.1 no Default is continuing or would result from the advance of that Drawing; 4.2.2 the Repeating Representations are true and correct; 4.2.3 none of the circumstances described in Clause 7.2 (Change of control) has occurred; and 4.2.4 no event described in Clauses 7.1 (Illegality), 7.7 (Charterer's Material Adverse Effect), 7.8 (Sanctions Event under a Charter) and 7.9 (Off-hire under a Charter) has occurred in respect of the Vessel to which the Drawdown Request relates; and 4.2.5 no Mandatory Prepayment Event has occurred in respect of the Vessel to which the Drawdown Request relates. 4.3 Drawing Limit The Lenders will only be obliged to advance a Drawing if: 4.3.1 that Drawing will not increase the Loan to a sum in excess of the Maximum Loan Amount; 4.3.2 that Drawing will not cause the amount of the relevant Vessel Loan to be exceeded; 4.3.3 the proposed Drawdown Date of that part of an Instalment Drawing or the Drawing in respect of the Delivery Instalment coincides with the due date for payment or for pre-positioning in the case of the Delivery Instalment by the relevant Borrower of the relevant instalment of the Contract Price of the relevant Vessel under the relevant Building Contract and that Drawing will be applied in or prepositioned for payment of that instalment, but: (a) the proposed Drawdown Date for the first Drawing may be any Business Day during the Availability Period; and (b) the proposed Drawdown Date for any part of a Drawing relating to Pre-Delivery Expenses shall be any Business Day which coincides with the Drawdown Date of an Instalment Drawing or the Drawing in respect of the Delivery Instalment provided that two Drawings relating to Pre-Delivery Expenses shall be permitted in a minimum amount of US$5,000,000 each between launch and delivery of a LONUVE\30137956.24 Page 36

Vessel on a Business Day which does not coincide with the Drawdown Date of an Instalment Drawing or the Drawing in respect of the Delivery Instalment on condition that such additional Drawings are also in compliance with Clause 4.3.4(c); and 4.3.4 that Drawing will be applied in or towards payment: (a) in respect of the first Drawing relating to Vessel E and to Vessel F, to the relevant Borrower for the purpose of reimbursing such Borrower of any amounts paid by that Borrower as at the date of the Drawdown Request relating to such Drawing which in aggregate exceed 20% of the Total Project Costs for that Vessel and each such payment may be applied as a dividend payment without restriction and in addition to any dividend paid pursuant to Clause 17.12.4(a); (b) in respect of all Instalment Drawings and the Delivery Instalment relating to each Vessel, to the Builder in an amount such that the Drawings under that Vessel Loan do not in aggregate exceed 80% of the Total Project Costs for that Vessel; and (c) of the Pre-Delivery Expenses relating to each Vessel in an amount such that the Drawings under that Vessel Loan do not in aggregate exceed 80% of the Total Project Costs for that Vessel, with the proceeds of the relevant Drawing to be applied (i) in payment of Pre-delivery Expenses or (ii) in reimbursement of Pre-Delivery Expenses paid or incurred and free to be paid as a dividend payment without restriction and in addition to any dividend paid pursuant to Clause 17.12.4(a). 4.4 Initial Conditions subsequent The Borrowers undertake to deliver or to cause to be delivered to the Agent within five Business Days after the first Drawdown Date in respect of each Vessel Loan the additional documents and other evidence listed in Part II of Schedule 2 (Conditions Subsequent to initial Drawing), save that references in that Part II to "the Vessel" or to any person or document relating to a Vessel shall be deemed to relate solely to the Vessel specified in the relevant Drawdown Request or to any person or document relating to that Vessel respectively. 4.5 Conditions precedent to Instalment Drawings The Borrowers are not entitled to have any Instalment Drawing advanced unless the Agent has received the additional documents and other evidence listed in Part Ill of Schedule 2 (Conditions precedent to Instalment Drawing), save that references in that Part Ill to "the Vessel" or to any person or document relating to a Vessel shall be deemed to relate solely to the Vessel specified in the relevant Drawdown Request or to any person or document relating to that Vessel respectively. 4.6 Conditions precedent to Drawing for Pre-delivery Expenses The Borrowers are not entitled to have any Drawing in respect of Pre-delivery Expenses advanced unless the Agent has received the additional documents and other evidence listed in Part IV of Schedule 2 (Conditions precedent to Drawing for Pre-delivery Expenses), save that references in that Part IV to "the Vessel" or to any person or document relating to a Vessel shall be deemed to relate solely to the Vessel specified in the LONLIVE\30137956.24 Page 37 relevant Drawdown Request or to any person or document relating to that Vessel respectively. 4. 7 Conditions precedent to pre-position the Delivery Instalment The Borrowers are not entitled to request the Lenders to pre-position the Delivery Instalment unless the Agent has received the additional documents and other evidence listed in Part V of Schedule 2 (Conditions Precedent to pre-position the Delivery Instalment), or evidence satisfactory to the Agent that it shall, on the Pre-position Date, receive such documents or evidence, save that references in that Part V to "the Vessel" or to any person or document relating to a Vessel shall be deemed to relate solely to the Vessel specified in the relevant Drawdown Request or to any person or document relating to that Vessel respectively. 4.8 Delivery conditions precedent The Borrowers are not entitled to have any Drawing released to the Builder on a Delivery Date unless the Agent has received the additional documents and other evidence listed in Part VI of Schedule 2 (Delivery conditions precedent), save that references in that Part VI to "the Vessel" or to any person or document relating to a Vessel shall be deemed to relate solely to the Vessel being delivered on that Delivery Date. Whether or not a Drawing is released to the Builder on a Delivery Date, the Borrowers undertake to deliver or to cause to be delivered to the Agent on each Delivery Date the additional documents and other evidence listed in Part VI of Schedule 2 (Delivery conditions precedent), save that references in that Part VI to "the Vessel" or to any person or document relating to a Vessel shall be deemed to relate solely to the Vessel being delivered on that Delivery Date. 4.9 Delivery conditions subsequent Whether or not a Drawing is released to the Builder on a Delivery Date, the Borrowers undertake to deliver or to cause to be delivered to the Agent on, or as soon as practicable after, each Delivery Date the additional documents and other evidence listed in Part VII of Schedule 2 (Delivery conditions subsequent) other than in the case of paragraph 1, items (b) and (c) (Evidence of Borrower's title) of Part VII of Schedule 2 which shall be delivered to the Agent within two Business Days after the relevant Delivery Date, save that references in that Part VII to "the Vessel" or to any person or document relating to a Vessel shall be deemed to relate solely to the Vessel delivered on that Delivery Date. 4.10 No waiver If the Lenders in their sole discretion agree to advance a Drawing to the Borrowers before all of the documents and evidence required by Clause 4.1 (Initial conditions precedent), Clause 4.5 (Conditions precedent to Instalment Drawings), Clause 4.7 (Condition precedents to pre-position the Delivery Instalment) and/or Clause 4.8 (Delivery conditions precedent) have been delivered to or to the order of the Agent, the Borrowers undertake to deliver all outstanding documents and evidence to or to the order of the Agent no later than ten (10) days after the relevant Drawdown Date or such other date specified by the Agent (acting on the instructions of the Majority Lenders). The advance of a Drawing under this Clause 4.10 shall not be taken as a waiver of the Lenders' right to require production of all the documents and evidence required by Clause 4.1 (Initial conditions precedent), Clause 4.5 (Conditions precedent to Instalment Drawings), Clause 4. 7 (Condition precedents to pre-position the Delivery Instalment) and Clause 4.8 (Delivery conditions precedent). LONUVE\30137956.24 Page 38

4.11 Form and content All documents and evidence delivered to the Agent under this Clause shall: 4.11.1 be in form and substance reasonably acceptable to the Agent; and 4.11.2 if required by the Agent, be certified, notarised, legalised or attested in a manner reasonably acceptable to the Agent. LONUVE\30137956.24 Page 39

Section 3 Utilisation 5 Advance 5.1 Delivery of a Drawdown Request The Borrowers may request a Drawing to be advanced by delivery to the Agent of a duly completed Drawdown Request not fewer than ten Business Days before the proposed Drawdown Date. 5.2 Completion of a Drawdown Request A Drawdown Request may be amended or withdrawn after delivery to the Agent but is irrevocable and cannot be amended five Business Days before the proposed Drawdown Date and will not be regarded as having been duly completed unless: 5.2.1 it is signed by an authorised signatory of each Borrower; 5.2.2 the proposed Drawdown Date is a Business Day within the Availability Period; and 5.2.3 the proposed Interest Period complies with Clause 9 (Interest Periods). 5.3 Lenders' participation 5.3.1 Subject to Clauses 2 (The Loan), 3 (Purpose) and 4 (Conditions of Utilisation), each Lender shall make its participation in any Drawing available by the relevant Drawdown Date through its Facility Office. 5.3.2 The amount of each Lender's participation in any Drawing will be equal to the proportion borne by its Commitment to the Total Commitments. 5.4 Cancellation of Commitment The Total Commitments shall be cancelled at the end of the Availability Period to the extent that they are unutilised at that time. LONLlVE\30137956.24 Page 40

Section 4 Repayment, Prepayment and Cancellation 6 Repayment 6.1 Repayment of each Vessel Loan 6.1.1 The Borrowers agree to repay each Vessel Loan to the Agent for the account of the Lenders by consecutive half-yearly Repayment Instalments together with a balloon instalment (a "Balloon Instalment"). One such Repayment Instalment shall be made on each of the Repayment Dates and the Balloon Instalment shall be made on the Termination Date relating to that Vessel Loan, each in the amounts specified in Schedule 4 (Repayment Schedule), the first instalment falling due on the earlier to occur of 20 June or 20 December following the final Drawdown Date in respect of that Vessel Loan. For the avoidance of doubt, each Vessel Loan shall be repaid in full by the Termination Date in relation to that Vessel Loan. 6.1.2 The Borrowers shall procure that the instalments payable to the Agent pursuant to this Clause 6.1 are received by the Agent no later than one (1) Business Days prior to the date on which such instalment falls due. 6.1.3 If an Repayment Instalment falls due on a day which is not a Business Day, that Repayment Instalment will instead fall due on the next Business Day in that Month (if there is one) or the preceding Business Day (if there is not). 6.2 Reduction of Balloon Instalments If the aggregate amount advanced to the Borrowers in respect of a Vessel Loan is less than the Maximum Loan Amount, the amount of the Balloon Instalment and the Repayment Instalments in respect of that Vessel Loan shall be reduced pro rata to the amount actually advanced. 6.3 Reborrowing The Borrowers may not reborrow any part of a Vessel Loan which is repaid or prepaid. 7 Illegality, Prepayment and Cancellation 7.1 Illegality If in any applicable jurisdiction it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so: 7.1.1 that Lender shall promptly notify the Agent upon becoming aware of that event; 7.1.2 upon the Agent notifying the Borrowers, the Commitment of that Lender will be immediately cancelled; and 7.1.3 the Borrowers shall repay that Lender's participation in each Vessel Loan on the last day of its current Interest Period or, if earlier, the date specified by that Lender in the notice delivered to the Agent and notified by the Agent to the Borrowers (being no earlier than the last day of any applicable grace period permitted by law). LONLlVE\30137956.24 Page 41

7. 2 Change of control 7.2.1 The Borrowers shall procure that throughout the Facility Period: (a) in relation to TGP: (i) (where all management powers over the business and affairs of TGP are vested exclusively in its general partner), (A) Teekay GP LLC remains the general partner of TGP; and (B) Teekay Parent remains the owner, directly or indirectly, of a minimum of fifty per cent (50%) of the voting rights in Teekay GP LLC; or (ii) (where all management powers over the business and affairs of TGP become vested exclusively in a board of directors of TGP), Teekay Parent remains the holder, directly or indirectly, of (A) a minimum of fifty per cent (50%) of the voting rights to elect the members of that board of directors or (B) of the voting rights to elect a minimum of fifty per cent (50%) of that board of directors; (b) in relation to each Borrower and the Parent, there is no change in the legal or beneficial ownership of any such company from that advised to the Agent at the date of this Agreement without the Agent's prior written consent; (c) in relation to Tee kay Operating, its shareholders at the date of this Agreement retain full legal and beneficial ownership of such company or corporation directly or indirectly; and (d) in relation to CLNG, its shareholders at the date of this Agreement retain full legal and beneficial ownership of such company or corporation. 7.2.2 If there is any change of control in breach of Clause 7.2.1: (a) the Borrowers shall promptly notify the Agent upon becoming aware of that event; (b) a Lender shall not be obliged to fund a Loan; and (c) if a Lender so requires and notifies the Agent within five days of the Borrower notifying the Agent of the event, the Agent shall, by not less than five days' notice to the Borrowers, cancel the Commitment of that Lender and declare the participations of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitment of that LONLIVE\30137956.24 Page 42

Lender will be cancelled and all such outstanding amounts will become immediately due and payable. 7.3 Voluntary prepayment of a Vessel Loan The Borrowers may prepay the whole or any part of a Vessel Loan (but, if in part, being an amount that reduces that Vessel Loan by a minimum amount of five million dollars and in an integral multiple of one million dollars) at any time following the end of the Availability Period for that Vessel Loan subject as follows: 7.3.1 they give the Agent not less than 30 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice; 7 .3.2 if the prepayment is made prior to the third anniversary of this Agreement, they pay to the Agent for the account of the Lenders, in addition to the amount prepaid, a fee of an amount equal to one per cent (1%) of the amount prepaid, which fee shall be paid on the date of the prepayment; and 7.3.3 any prepayment under this Clause 7.3 shall be applied in prepayment of the relevant Balloon Instalment and remaining Repayment Instalments in respect of that Vessel Loan in inverse order of maturity. 7.4 Right of cancellation and prepayment in relation to a single Lender 7.4.1 If: (a) any sum payable to any Lender by the Borrowers is required to be increased under Clause 12.2.2 (Tax gross-up); (b) any Lender claims indemnification from the Borrowers under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs); or (c) at any time on or after the date which is three Months before the earliest FATCA Application Date for any payment by a Party to a Lender (other than a PRC Lender) (or to the Agent for the account of that Lender (other than a PRC Lender)), that Lender is not, or has ceased to be, a FATCA Exempt Party and, as a consequence, a Party will be required to make a FATCA Deduction from a payment to that Lender (or to the Agent for the account of that Lender) on or after that FATCA Application Date, the Borrowers may, whilst the circumstance giving rise to the requirement for that increase or indemnification or FATCA Deduction continues, give the Agent 15 Business Days' notice of cancellation onhe Commitment(s) of that Lender and their intention to procure the repayment of that Lender's participation in the Loan. 7.4.2 On receipt of a notice referred to in Clause 7.4.1 in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero. 7.4.3 On the last day of the Interest Period in respect of each Vessel Loan which ends after the Borrowers have given notice under Clause 7.4.1 in relation to a Lender (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender's participation in that Vessel Loan LONUVE\30137956.24 Page 43 together with all interest and other amounts accrued under the Finance Documents. 7.5 Mandatory prepayment on Total Loss If a Vessel becomes a Total Loss, the Borrowers shall: 7.5.1 make a prepayment to the relevant Debt Service Reserve Account of an amount equal to the Debt Service Reserve for that Vessel Loan (which shall be maintained on the relevant Debt Service Reserve Account in addition to the existing Debt Service Reserve) so that, for the avoidance of doubt, following such prepayment, the amount maintained in the relevant Debt Service Account is equal to (i) the net amount of interest payable in respect of the Vessel Loan relating to that Borrower's Vessel on the next two Interest Payment Dates in respect of the Vessel Loan relating to that Borrower's Vessel plus (ii) the Repayment Instalments of the Vessel Loan relating to that Borrower's Vessel due to be repaid under this Agreement on the next two Repayment Dates in respect of the Vessel Loan relating to that Borrower's Vessel; and 7.5.2 on the earlier of the date falling 180 days after the date on which such event becomes or is declared or deemed to be a Total Loss and the date on which the proceeds of any such Total Loss are realised, prepay the whole of the Vessel Loan in respect of that Vessel then outstanding, at which time all amounts held on the relevant Debt Service Reserve Account shall be released to the relevant Borrower. 7.6 Mandatory prepayment on sale of a Vessel If: 7.6.1 the Charterer exercises the purchase option in respect of a Vessel pursuant to any provision of the Charter in relation to such Vessel (other than in accordance with clause 47.1(a) of such Charter); or 7 .6.2 any Yamal Sponsor Guarantor (or a nominee of such Yamal Sponsor Guarantor) exercises its right to acquire a Vessel in accordance with the Purchase Option Side Letter in respect of that Vessel, the Borrowers shall, in each case, simultaneously with the sale of such Vessel to the Charterer or a Yamal Sponsor Guarantor (as the case may be), prepay the whole of the Vessel Loan in respect of that Vessel then outstanding. In the event that the proceeds from such sale exceed the amount of the Vessel Loan then outstanding, the Borrowers shall, if (i) there is an Event of Default continuing or a continuing breach of Clause 17.19 (Additional Security) or (ii) the Agent has not (in its discretion) approved the retention by the Borrowers of such excess proceeds, pay the surplus proceeds to the Agent for application pro rata against the relevant Balloon Instalments and the remaining Repayment Instalments for each Vessel Loan. lONUVE\30137956.24 Page 44

7. 7 Charterer's Material Adverse Effect If an event or circumstance occurs which has or is reasonably likely to have a material adverse effect on the financial condition or business of the Charterer and YLNG and the Charterer's ability to perform and comply with its obligations under a Charter then: 7.7.1 the Borrowers shall promptly notify the Agent upon becoming aware of that event; 7.7.2 the Borrower's insurers shall confirm to the Agent that the Security Agent is named as loss payee under the loss of hire insurances and that claims are payable and will be paid to the Debt Service Reserve Account; and 7.7.3 each Borrower shall make payment to the relevant Debt Service Reserve Account of an amount equal to the Debt Service Reserve and which shall be maintained in the Debt Service Reserve Account in addition to the existing Debt Service Reserve for so long as the Agent, in its reasonable opinion, believes the event or circumstance notified to it is continuing. 7.8 Sanctions Event under a Charter If a Sanctions Event (as such term is' defined in clause 70 of each Charter) occurs, then: 7 .8.1 the Borrowers shall promptly notify the Agent upon becoming aware of that event; 7.8.2 the Security Agent shall participate in the charter restructuring process set out in clause 70 of each Charter, unless to do so would mean it is in breach of any applicable law; 7.8.3 if the relevant Charter is then suspended pursuant to clause 70.9 of the Charter, the relevant Borrower shall procure that the payment due from the Charterer in the amount of US$160,000,000 (the "Suspension Payment") is paid to the relevant Debt Service Reserve Account for application either (at the discretion of the Agent): (i) on receipt thereof, in one application against all amounts (in chronological order of maturity and up to the amount of the Suspension Payment) which shall become due in respect of the relevant Vessel Loan during the following five years of the Facility Period (which application shall proportionately discharge the Borrowers' principal repayment and interest payment obligations in respect of that Vessel Loan for that period), with any balance being retained in the Debt Service Reserve Account; or (ii) semi-annually over the following five years of the Facility Period, as such amounts become due in respect of the relevant Vessel Loan; 7.8.4 if the relevant Charter has been suspended for a continuous period of five years: (a) a Lender shall not be obliged to fund a Loan; and (b) if a Lender so requires and notifies the Agent within five days of the Borrowers notifying the Agent of the event or circumstance, the Agent shall, by not less than five days' notice to the Borrowers, cancel the Commitment of that Lender and declare the LONUVE\30137956.24 Page 45 participations of that Lender in in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable. 7.9 Off-hire under a Charter 7.9.1 If a Vessel is off-hire under its Charter the relevant Borrower shall promptly notify the Agent of that event and, if it continues, shall, 10 Business Days before the date upon which the Charterer's right to terminate the Charter for off-hire shall arise, make payment to the relevant Debt Service Reserve Account of an amount equal to the Debt Service Reserve (which shall be maintained on the Debt Service Reserve Account in addition to the existing Debt Service Reserve) so that, for the avoidance of doubt, following such payment, the amount maintained in the relevant Debt Service Account is equal to (i) the net amount of interest payable in respect of the Vessel Loan relating to that Borrower's Vessel on the next two Interest Payment Dates in respect of the Vessel Loan relating to that Borrower's Vessel plus (ii) the Repayment Instalments of the Vessel Loan relating to that Borrower's Vessel due to be repaid under this Agreement on the next two Repayment Dates in respect of the Vessel Loan relating to that Borrower's Vessel. 7.9.2 If, on or after the date upon which the Charterer's right to terminate the Charter arises, the Charterer: (a) terminates the Charter in accordance with its rights: the provisions of Clause 22.1.14 (Repudiation, rescission or breach of agreements) shall apply; or (b) does not terminate the Charter but continues to have the right to terminate the Charter for off-hire: the additional Debt Service Reserve shall be maintained on the relevant Debt Service Reserve Account, and after a period of 270 days following the date upon which the Charterer's right to terminate the Charter arose the Borrowers shall prepay the whole of the Vessel Loan in respect of that Vessel then outstanding, at which time all amounts held on the relevant Debt Service Reserve Account shall be released to the relevant Borrower. 7.10 Mandatory Prepayment Event The Borrowers shall, on the date of the occurrence of a Mandatory Prepayment Event, prepay the whole of the Vessel Loan in respect of the Vessel to which such Mandatory Prepayment Event relates then outstanding. 7.11 Restrictions 7.11.1 Any notice of prepayment or cancellation given under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant prepayment or cancellation is to be made and the amount of that prepayment or cancellation. LONUVE\30137956.24 Page 46

7.11.2 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs and subject to Clause 7.3.2 (Voluntary prepayment of a Vessel Loan), without premium or penalty. 7.11.3 The Borrowers shall not repay, prepay or cancel all or any part of a Vessel Loan except at the times and in the manner expressly provided for in this Agreement. 7.11.4 No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. 7.11.5 If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to the Borrowers or the affected Lender, as appropriate. LONUVE\30137956.24 Page 47

Section 5 Costs of Utilisation 8 Interest 8.1 Calculation of interest The rate of interest on each Vessel Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable: 8.1.1 Margin; and 8.1.2 LIBOR. 8.2 Payment of interest 8.2.1 The Borrowers shall pay accrued interest on each Vessel Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period). 8.2.2 The Borrowers shall procure that interest payments payable pursuant to this Clause 8.2 are transferred to the Agent no later than two (2) Business Days prior to the date on which such payment falls due. 8.3 Default interest If the Borrowers fail to pay any amount payable by them under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Vessel Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrowers on demand by the Agent. Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable. 8.4 Notification of rates of interest The Agent shall promptly notify the Borrowers of the determination of a rate of interest under this Agreement. 9 Interest Periods 9.1 Duration of Interest Periods 9.1.1 Subject to Clauses 9.2 (Second and subsequent Drawings), 9.3 (Interest Periods to meet Repayment Dates) and 9.4 (Non-Business Days), each Interest Period for a Vessel Loan shall have a duration of six Months or any other period agreed in writing between the Borrowers and the Agent (acting on the instructions of all the Lenders). 9.1.2 No Interest Period shall extend beyond the Termination Date. 9.1.3 Each Interest Period shall start on the Drawdown Date in respect of the first Drawing in respect of the Vessel Loan or (if the first Drawing is already made) on the last day of the preceding Interest Period and end on the date LONUVE\30137956.24 Page 48 which numerically corresponds to the Drawdown Date in respect of the first Drawing or the last day of the preceding Interest Period in the relevant Month except that, if there is no numerically corresponding date in that Month, the Interest Period shall end on the last Business Day in that Month. 9.2 Second and subsequent Drawings If the second or any subsequent Drawing of a Vessel Loan is made otherwise than on the first day of an Interest Period for the balance of that Vessel Loan, there shall be a separate initial Interest Period for that Drawing commencing on its Drawdown Date and expiring on the final date of the then current Interest Period for the balance of that Vessel Loan. 9.3 Interest Periods to meet Repayment Dates If an Interest Period will expire after the next Repayment Date in respect of the relevant Vessel Loan, there shall be a separate Interest Period for a part of that Vessel Loan equal to the Repayment Instalment due on that next Repayment Date and that separate Interest Period shall expire on that next Repayment Date. 9.4 Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that Month (if there is one) or the preceding Business Day (if there is not). 10 Changes to the Calculation of Interest 10.1 Absence of quotations Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11.00 am (London time) on the Quotation Day, the applicable LIBUR shall be determined on the basis of the quotations of the remaining Reference Banks. 10.2 Market disruption If a Market Disruption Event occurs for any Interest Period, then the rate of interest on each Lender's share of the relevant Vessel Loan for that Interest Period shall be the percentage rate per annum which is the sum of: 10.2.1 the Margin; and 10.2.2 the rate notified to the Agent by that Lender as soon as practicable, and in any event by close of business on the date falling three Business Days after the Quotation Day (or, if earlier, on the date falling five Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the relevant Vessel Loan from whatever source it may reasonably select. In this Agreement "Market Disruption Event" means: (a) at or about noon on the Quotation Day for the relevant Interest Period LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for dollars and the relevant Interest Period; or (b) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a LONLIVE\30137956.24 Page 49

Lender or Lenders (whose participations in the relevant Vessel Loan exceed 60 per cent of that Vessel Loan) that the cost to it of funding its participation in that Vessel Loan from the Relevant Interbank Market or, if cheaper, from whatever source it may reasonably select would be in excess of L!BOR. 10.3 Alternative basis of interest or funding 10.3.1 If a Market Disruption Event occurs and the Agent or the Borrowers so require, the Agent and the Borrowers shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. 10.3.2 Any alternative basis agreed pursuant to Clause 10.3.1 shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties. 10.3.3 If an alternative basis is not agreed pursuant to Clause 10.3.1, the Borrowers will immediately prepay the relevant Commitment together with Break Costs and the remaining Repayment Instalments in respect of the relevant Vessel Loan shall be reduced pro rata. 10.4 Break Costs 10.4.1 The Borrowers shall, promptly following written demand from the Agent on behalf of a Finance Party, pay to the Agent (for the account of that Finance Party) its Break Costs attributable to all or any part of a Vessel Loan or Unpaid Sum being paid by the Borrowers on a day other than the last day of an Interest Period for that Vessel Loan or Unpaid Sum. 10.4.2 Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue. 11 Fees 11.1 Commitment Fee 11.1.1 The Borrowers shall pay to the Agent (for the account of the Lenders in proportion to their Commitments) a fee computed at the rate of zero point five per cent (0.5%) per annum on the undrawn and uncancelled amount of the Loan for the Availability Period. 11.1.2 The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period, on the Drawdown Date in respect of the final Drawing and (on the cancelled amount of the relevant Lender's Commitment) at the time the cancellation is effective. 11.2 Arrangement fee The Borrowers shall pay to the Arranger an arrangement fee in the amount and at the times agreed in the Fee Letter. 11.3 Agency fee The Borrowers shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in the Fee Letter. LONLIVE\30137956.24 Page SO

Section 6 Additional Payment Obligations 12 Tax Gross Up and Indemnities 12.1 Definitions In this Agreement: "FATCA Payment" means either: (a) the increase in a payment made by a Borrower to a Finance Party that is not originally a party to this Agreement under Clause 12.8 (FATCA deduction and gross-up by Borrower) or Clause 12.9.2 (FATCA Deduction by Finance Party); or (b) a payment under Clause 12.9.4 (FATCA Deduction by Finance Party). "PRC Lender" means the Original Lenders, and any Lender that: (a) is resident in or organised under the laws of the PRC; or (b) is acting through its Facility Office located in the PRC. "Protected Party" means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax. "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. "Tax Payment" means either the increase in a payment made by a Security Party to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity) or a FATCA Payment. Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination. 12.2 Tax gross-up Each Borrower shall (and shall procure that each other Security Party shall) make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law, subject as follows: 12.2.1 a Borrower shall promptly upon becoming aware that it or any other Security Party must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrowers and any such other Security Party; 12.2.2 if a Tax Deduction is required by law to be made by a Borrower or any other Security Party, the amount of the payment due from that Borrower or that LONLlVE\30137956.24 Page 51 other Security Party shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required; 12.2.3 if a Borrower or any other Security Party is required to make a Tax Deduction, that Borrower shall (and shall procure that such other Security Party shall) make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law; 12.2.4 within thirty (30) days, or by the statutory deadline specified in the relevant tax legislation (if later), of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall (and shall procure that such other Security Party shall) deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority; 12.2.5 The Finance Parties and the Security Parties shall cooperate in completing any procedural formalities necessary for a Security Party to make a payment to a Lender without a Tax Deduction. 12.3 Tax indemnity 12.3.1 Each Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. 12.3.2 Clause 12.3.1 shall not apply: (a) with respect to any Tax assessed on a Finance Party: (i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (ii) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (b) to the extent a loss, liability or cost: (i) is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or LONLIVE\30137956.24 Page 52

(ii) relates to a FATCA Deduction required to be made by a Party. 12.3.3 A Protected Party making, or intending to make a claim under Clause 12.3.1 shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers. 12.3.4 A Protected Party shall, on receiving a payment from a Borrower under this Clause 12.3, notify the Agent. 12.4 Tax Credit If a Borrower or any other Security Party makes a Tax Payment and the relevant Finance Party determines that: 12.4.1 a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and 12.4.2 that Finance Party has obtained and utilised that Tax Credit, that Finance Party shall pay an amount to that Borrower or to that other Security Party which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by that Borrower or that other Security Party. 12.5 Stamp taxes The Borrowers shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in. respect of any Finance Document, except for: 12.5.1 any stamp duty, registration or other similar Taxes which are payable in respect of an assignment, transfer or other alienation of any kind by a Finance Party of any rights or obligations under a Finance Document; and 12.5.2 any stamp duty, registration or other similar Taxes which are payable by a Finance Party in PRC in respect of the negotiation, preparation, printing, execution, syndication and perfection of this Agreement and any other Finance Documents. 12.6 Indirect Tax 12.6.1 Subject only to clause 12.6.3 below, (a) all amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax and any PRC Surcharges; (b) if any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax; and (c) if any PRC Surcharges are chargeable in respect of any Indirect Tax referred to in paragraph (b) above, the relevant Party shall pay to LONLIVE\30137956.24 Page 53 the Finance Party (in addition to and at the same time as paying such Indirect Tax) an amount equal to the amount of such PRC Surcharges. For the purposes of this Clause 12.6.1, consideration for a supply may include, without limitation, an obligation to pay fees or interest in consideration for such supply. 12.6.2 Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses and any PRC Surcharges in respect of such Indirect Tax, in each case to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax or PRC Surcharges. 12.6.3 If any provision of the Finance Documents is specifically expressed to be subject to this Clause 12.6.3 and: (a) requires or deems a payment under a Finance Document to be made to a Finance Party exclusive of Indirect Tax or PRC Surcharges; (b) requires a person to indemnify or reimburse a Finance Party for Indirect Tax chargeable on any supply made by any Finance Party in connection with a Finance Document; or (c) requires a person to indemnify or reimburse a Finance Party for PRC Surcharges chargeable in respect of any Indirect Tax chargeable on any supply made by any Finance Party in connection with a Finance Document, such provision shall not apply to any PRC VAT which is or would be chargeable by such Finance Party in respect of: (i) any interest payable under Clause 8.2 (Payment of interest) of this Agreement; or (ii) any fees payable under Clause 11 (Fees) of this Agreement, or any PRC Surcharges in respect of such PRC VAT, to the extent that (i) the aggregate blended rate of PRC VAT and PRC Surcharges chargeable by reference to any amount referred to in paragraphs (i) and (ii) above at such time (taking into account any PRC VAT chargeable on the applicable supply and any PRC Surcharges in respect of such PRC VAT) is the same as or lower than (ii) the aggregate blended rate of PRC VAT and PRC Surcharges chargeable by reference to such amount pursuant to the laws and regulations referred to in the definitions of PRC Surcharges and PRC VAT in their forms in effect as at the date of this Agreement. 12.7 FATCA information 12.7.1 Subject to Clause 12.7.3, each Party shall, within ten Business Days of a reasonable request by another Party: LONUVE\30137956.24 Page 54

(a) confirm to that other Party whether it is: (i) a FATCA Exempt Party; or (ii) not a FATCA Exempt Party; (b) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (c) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. 12.7.2 If a Party confirms to another Party pursuant to Clause 12.7.1(a)(i) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. 12.7.3 Clause 12.7.1 shall not oblige any Party to do anything, which would or might in its reasonable opinion constitute a breach of: (a) any Jaw or regulation; (b) any fiduciary duty; or (c) any duty of confidentiality. 12.7.4 If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 12.7.1(a) or 12.7.1(b) (including, for the avoidance of doubt, where Clause 12.7.3 applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 12.7.5 If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of: (a) where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement; (b) where a Borrower is a US Tax Obligor on a date on which any other. Lender becomes a Party as a Lender, that date; or (c) where a Borrower is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent: LONUVE\30137956.24 Page 55

(i) a withholding certificate on Form W-8 or Form W-9 or any other relevant form; or (ii) any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation. 12.7.6 The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 12.7 .5 to the Borrowers. 12.7.7 If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to Clause 12.7.5 is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrowers. 12.7.8 The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 12.7.5 or 12.7.7 without further verification. The Agent shall not be liable for any action taken by it under or in connection with Clause 12.7.5, 12.7.6 or 12.7.7. 12.7.9 If a Lender fails to supply any withholding certificate, withholding statement, document, authorisation, waiver or information in accordance with Clause 12.7 .5 above, or any withholding certificate, withholding statement, document, authorisation, waiver or information provided by a Lender to the Agent is or becomes materially inaccurate or incomplete, then such Lender shall indemnify the Agent, within three Business Days of demand, against any cost, loss, Tax or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (including any related interest and penalties) in acting as Agent under the Finance Documents as a result of such failure. 12.8 FATCA Deduction and gross-up by the Borrower 12.8.1 If a Borrower is required to make a FATCA Deduction, such Borrower shall make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA. 12.8.2 If a FATCA Deduction is required to be made by a Borrower (other than a FATCA Deduction in respect of a payment to a Lender that is not a PRC Lender), the amount of the payment due from that Borrower shall be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA LONUVE\30137956.24 Page 56

Deduction had been required. No additional payment shall be required in respect of a FATCA Deduction relating to a Lender that is not a PRC Lender. 12.8.3 Each Borrower shall promptly upon becoming aware that a Borrower must make a FATCA Deduction (or that there is any change in the rate or the basis of a FATCA Deduction) notify the Agent accordingly. Similarly, a Finance Party shall notify the Agent on becoming so aware in respect of a payment payable to that Finance Party. If the Agent receives such notification from a Finance Party it shall notify the Borrower. 12.8.4 Within 30 days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, each Borrower shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the FATCA Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant governmental or taxation authority. 12.9 FATCA Deduction by a Finance Party 12.9.1 Each Finance Party may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and no Finance Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. A Finance Party which becomes aware that it must make a FATCA Deduction in respect of a paym_ent to another Party (or that there is any change in the rate or the basis of such FATCA Deduction) shall notify that Party and the Agent. 12.9.2 If the Agent is required to make a FATCA Deduction in respect of a payment to a Finance Party (other than a Lender that is not a PRC Lender) under Clause 28.2 (Distributions by the Agent) which relates to a payment by a Borrower, the amount of the payment due from that Borrower shall be increased to an amount which (after the Agent has made such FATCA Deduction), leaves the Agent with an amount equal to the payment which would have been made by the Agent if no FATCA Deduction had been required. 12.9.3 The Agent shall promptly upon becoming aware that it must make a FATCA Deduction in respect of a payment to a Finance Party under Clause 28.2 (Distributions by the Agent) which relates to a payment by a Borrower (or that there is any change in the rate or the basis of such a FATCA Deduction) notify that Borrower and the relevant Finance Party. 12.9.4 Each Borrower shall (within three Business Days of demand by the Agent) pay to a Finance Party (other than a Lender that is not a PRC Lender) an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered by that Finance Party as a result of another Finance Party making a FATCA Deduction in respect of a payment due to it under a Finance Document. This paragraph shall not apply to the extent a loss, liability or cost is compensated for by an increased payment under Clause 12.9.2 above. LONUVE\30137956.24 Page 57

12.9.5 A Finance Party making, or intending to make, a claim under Clause 12.9.4 above shall promptly notify the Agent of the FATCA Deduction which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower. 12.9.6 A Finance Party must, on rece1vmg a payment from the Borrowers under this Clause, notify the Agent. 13 Increased Costs 13.1 Increased costs Subject to Clause 13.3 (Exceptions) the Borrowers shall, within three Business Days of a demand by the Agent, pay to the Agent for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement or (iii) the implementation or application of or compliance with Basel III, CRR or CRD IV or any other law or regulation which implements Basel III, CRR or CRD IV (whether such implementation, application or compliance is by a government, regulator, that Finance Party or any of that Finance Party's Affiliates). In this Agreement: (a) "Basel III" means: (i) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (ii) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (iii) any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III". (b) "CRD IV" means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended, supplemented or restated. (c) "CRR" means Regulation EU No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit LONLIVE\30137956.24 Page SB institutions and investment firms and amending Regulation EU No 648/2012, as amended, supplemented or restated. (d) "Increased Costs" means: (i) a reduction in the rate of return from the Loan or on a Finance Party's (or its Affiliate's) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document. 13.2 Increased cost claims 13.2.1 A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers. 13.2.2 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs. 13.3 Exceptions Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is: 13.3.1 attributable to a Tax Deduction required by law to be made by a Borrower; 13.3.2 attributable to a FATCA Deduction required to be made by a Party; 13.3.3 compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 but was not so compensated solely because any of the exclusions in Clause 12.3 applied); 13.3.4 attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or 13.3.5 attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates). In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 12.1 (Definitions). LONUVE\30137956.24 Page 59

14 Other Indemnities 14.1 Currency indemnity If any sum due from a Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of: 14.1.1 making or filing a claim or proof against that Borrower, or 14.1.2 obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (a) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to that Finance Party at the time of its receipt of that Sum. Each Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 14.2 Other indemnities 14.2.1 The Borrowers shall, promptly following written demand from the Agent, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of: (a) the occurrence of any Event of Default; (b) any other information produced by or on behalf of a Security Party in connection with the Loan being knowingly misleading and/or deceptive in any material respect or omitting information relevant to the Loan where that omission is attributable to the gross negligence of those producing other information referred to above; (c) any enquiry, investigation, subpoena (or similar order) or litigation with respect to a Security Party or with respect to the transactions contemplated or financed under the Finance Documents; (d) a failure by a Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties); (e) funding, or making arrangements to fund, a Drawing following delivery by the Borrowers of a Drawdown Request but that Drawing not being advanced by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by a Finance Party alone); or LONUVE\30137956.24 Page 60

(f) a Vessel Loan (or part of a Vessel Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers. 14.2.2 The Borrowers shall promptly on demand from the Agent indemnify each Finance Party, each Affiliate of a Finance Party and each officer of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 an "Indemnified Person") against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or .administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Encumbrance constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, a Vessel, unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person. 14.2.3 Subject to any limitations set out in Clause 14.2.2, the indemnity in that Clause shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction: (a) arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or (b) in connection with any Environmental Claim. 14.3 Indemnity to the Agent The Borrowers shall promptly on written demand from the Agent indemnify the Agent against: 14.3.1 any cost, loss or liability incurred by the Agent (acting reasonably) as a result of: (a) investigating any event which it reasonably believes is a Default; or (b) acting or relying on any notice, request or instruction from any Security Party which it reasonably believes to be genuine, correct and appropriately authorised; or (c) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and 14.3.2 any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) and not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents. 14.4 Indemnity to the Security Agent The Borrowers shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a resu It of: LONUVE\30137956.24 Page 61

14.4.1 any failure by the Borrowers to comply with their obligations under Clause 16 (Costs and Expenses); 14.4.2 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; 14.4.3 the taking, holding, protection or enforcement of the Security Documents; 14.4.4 any acts or omissions of the Account Holder in the operation of the Accounts; 14.4.5 the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law; 14.4.6 any default by any Security Party in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or 14.4. 7 acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct). 14.5 Indemnity survival The indemnities contained in this Agreement shall survive repayment of the Loan. 15 Mitigation by the Lenders 15.1 Mitigation Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in all or any part of a Vessel Loan ceasing to be available or any amount becoming payable under or pursuant to any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. The above does not in any way limit the obligations of any Security Party under the Finance Documents. 15.2 Limitation of liability The Borrowers shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation). A Finance Party is not obliged to take any steps under Clause 15.1 if, in its opinion (acting reasonably), to do so might be prejudicial to it. 16 Costs and Expenses 16.1 Transaction expenses The Borrowers shall promptly on demand pay the Agent, the Security Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with: 16.1.1 the negotiation, preparation, printing, execution, syndication and perfection of this Agreement and any other documents referred to in this Agreement; LONLIVE\30137956.24 Page 62

16.1.2 the negotiation, preparation, printing, execution and perfection of any other Finance Documents executed after the date of this Agreement; 16.1.3 any other document which may at any time be required by a Finance Party to give effect to any Finance Document or which a Finance Party is entitled to call for or obtain under any Finance Document (including, without limitation, any valuation of a Vessel); and 16.1.4 any discharge, release or reassignment of any of the Security Documents. 16.2 Amendment costs If (a) a Security Party requests an amendment, waiver or consent or (b) an amendment is required under Clause 28.11 (Change of currency), the Borrowers shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement. 16.3 Enforcement and preservation costs The Borrowers shall, within three Business Days of demand from the Agent, pay to each Finance Party and each other Secured Party) the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Security Documents or enforcing those rights including (without limitation) any losses, costs and expenses which that Finance Party or other Secured Party may from time to time sustain, incur or become liable for by reason of that Finance Party or other Secured Party being mortgagee of a Vessel and/or a lender to a Borrower, or by reason of that Finance Party or other Secured Party being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of a Vessel. 16.4 Security Agent expenses The Borrowers shall, promptly upon written demand from the Security Agent, pay to the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by the Security Agent in connection with the administration or release of any Encumbrance created pursuant to any Security Document. 16.5 Advisers' costs and expenses The Borrowers shall, promptly upon written demand from the Agent, pay to the Agent the amount of all costs incurred by the Lenders in engaging legal advisers as required pursuant to the Finance Documents. 16.6 Other costs The Borrowers shall, within three Business Days of demand, pay to the each Finance Party and each other Secured Party) the amount of all sums which that Finance Party or other Secured Party may pay or become actually or contingently liable for on account of a Borrower in connection with a Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which that Finance Party or other Secured Party may pay or guarantees which it may give in respect of the Insurances, any expenses incurred by that Finance Party or other Secured Party in connection with the maintenance or repair of a Vessel or in discharging any lien, bond or other claim relating in any way to a Vessel, and any sums which that Finance Party or other Secured Party may pay LONUVE\30137956.24 Page 63

--------------------------- -------------------------------- or guarantees which it may give to procure the release of a Vessel from arrest or detention. LONUVE\30137956.24 Page 64

Section 7 Security, Accounts and Application of Moneys 17 Security Documents, Accounts and Application of Moneys 17.1 Security Documents As security for the payment of the Indebtedness, the Borrowers shal_l execute and deliver to the Security Agent or cause to be executed and delivered to the Security Agent the following documents in such forms and containing such terms and conditions as the Security Agent shall require: 17.1.1 first priority deeds of assignment of the Building Contracts, the Refund Guarantees and the Supervision Agreements; 17.1.2 a several guarantee and indemnity from each Vessel Sponsor Guarantor limited to its share of the ownership interest of the relevant Borrowers; 17.1.3 first priority pledges of all the shares or membership interest (as applicable) of the Borrowers; 17 .1.4 first priority statutory mortgages over the Vessels together with collateral deeds of covenants; 17.1.5 first priority deeds of assignment of the Insurances, Earnings and Requisition Compensation of the Vessels from the Borrowers; and the first priority assignments of Insurances from the Approved Managers contained in the Managers' Undertakings; 17.1.6 first priority deeds of assignment of the Charters and other Assigned Documents in respect of the Vessels from the-Borrowers; 17.1.7 first priority account security deeds in respect of all amounts from time to time standing to the credit of the Accounts of the Borrowers; 17.1.8 a first priority deed of charge aver the Master Agreement Proceeds; 17.1.9 first priority pledge of all the shares or membership interest (as applicable) of the Parent; and 17.1.10 Managers' Undertakings from the Approved Manager in relation to the Vessels. 17.2 Accounts Each Borrower shall maintain its Accounts with the Account Holder for the duration of the Facility Period free of Encumbrances and rights of set off other than those created by or under the Finance Documents or a Permitted Encumbrance. If at any time the Account Holder gives notice of the termination of its agreement to act as Account Holder, the Borrowers shall appoint a replacement Account Holder before such termination becomes effective. 17.3 Earnings Each Borrower shall procure that all Earnings and any Requisition Compensation received by it are credited to that Borrower's Proceeds Account and, if any such amounts are in euro, the Borrower shall instruct the Account Holder to convert (at the Account Holder's spot rate of exchange) such amounts to dollars for transfer from the relevant Proceeds Account (euro) to the relevant Proceeds Account (dollar). LONUVE\30137956.24 Page 65

17.4 Application of Proceeds Account Each Borrower shall, on the date falling ten (10) Business Days after the Delivery Date of the Vessel owned by such Borrower and thereafter on the day in each Month during the Facility Period which numerically corresponds to the 7'" Business Day following the relevant Delivery Date (or, if there is no such day, on the last Business Day of that Month), apply, and for this purpose, each Borrower undertakes, subject to Clause 17.12 (Restriction on transfers and withdrawals), to instruct the Account Holder to apply the amounts standing to the credit of its Proceeds Account (dollar) in the following order: 17.4.1 first, in and towards payment of an amount equal to: (a) the Operating Expenses of the relevant Vessel; and (b) any Taxes, in each case, due and payable by such Borrower as at such date of application; 17.4.2 secondly, in transfer to the relevant Retention Account of such sum so as to enable such Borrower to comply with Clause 17.5 (Transfers to Retention Account); 17.4.3 thirdly, in transfer to the relevant Debt Service Reserve Account of such sum so as to enable such Borrower to comply with Clause 17.9 (Debt Service Reserve Account); 17.4.4 fourthly, in transfer to the relevant Operating Reserve Account of such sum so as to enable such Borrower to comply with Clause 17.10 (Operating Reserve Account); 17 .4.5 fifthly, in transfer to the relevant Dry-docking Reserve Account of such sum so as to comply with Clause 17.11 (Dry-docking Reserve Account); and 17.4.6 sixthly, any moneys remaining in such Proceeds Account (dollar) shall: (a) in the absence of a Dividend Restriction Event that is continuing, be transferred to the relevant Distribution Account without the Agent's prior consent; and (b) upon the occurrence of a Dividend Restriction Event which is continuing, be transferred to the relevant Dividend Lock-Up Account until such time as the relevant Dividend Restriction Event has either been remedied to the satisfaction of, or waived by, the Lenders, following from which such moneys shall, subject to Clause 17.17 (Application of moneys by Security Agent), be transferred to the relevant Distribution Account for applicable by the relevant Borrower in accordance with paragraph (a) above. 17.5 Transfers to Retention Account 17.5.1 Each Borrower shall, on the date falling ten (10) Business Days after the Delivery Date of the Vessel owned by such Borrower and thereafter on the day in each Month during the Facility Period which numerically corresponds LONUVE\30137956.24 Page 66 to the 7'" Business Day following the relevant Delivery Date (or, if there is no such day, on the last Business Day of that Month), such Borrower shall, subject to Clause 17.12 (Restriction on transfers and withdrawals), procure that there is transferred from such Borrower's Proceeds Account (dollar) to its Retention Account: (a) one-sixth of the amount of the Repayment Instalment in respect of the relevant Vessel Loan due on the next Repayment Date (which shall be deemed to be the day for that transfer if that day is a Repayment Date); and (b) the amount of interest in respect of the relevant Vessel Loan due on the next Interest Payment Date (which shall be deemed to be the day for that transfer if that day is an Interest Payment Date) divided by the number of months between the last Interest Payment Date (or, if none, the first Drawdown Date in respect of that Vessel Loan) and that next Interest Payment Date. 17.6 Additional payments to Retention Account If for any reason the amount standing to the credit of the Proceeds Account (dollar) is insufficient to make any transfer to the Retention Account required by Clause 17.5 (Transfers to Retention Account), the Borrowers shall, without demand, procure that there is credited to the Retention Account, on the date on which the relevant amount would have been transferred from the Proceeds Account (dollar), an amount equal to the amount of the shortfall. 17.7 Application of Retention Account The Borrowers shall procure that there is transferred from the Retention Account to the Agent for the account of the Lenders: 17.7.1 on each Repayment Date in respect of the relevant Vessel Loan, the amount of the Repayment Instalment then due; and 17.7.2 on each Interest Payment Date in respect of the relevant Vessel Loan, the amount of interest then due, and the Borrowers undertakes to instruct the Account Holder to make those transfers. 17.8 Borrowers' obligations not affected If for any reason the amount standing to the credit of the Retention Account is insufficient to pay any Repayment Instalment or to make any payment of interest when due, the Borrowers' obligation to pay that Repayment Instalment or to make that payment of interest shall not be affected. 17.9 Debt Service Reserve Account 17.9.1 Each Borrower shall at all times maintain in its Debt Service Reserve Account such amount which is at least: (a) before the Delivery Date in respect of that Borrower's Vessel, the net amount of interest payable in respect of the Vessel Loan relating to that Borrower's Vessel on the next Interest Payment Date in respect of the Vessel Loan relating to that Borrower's Vessel; or LONUVE\30137956.24 Page 67

-------------------------------------------------------------------------------------------------------- (b) from and including the Delivery Date in respect of that Borrower's Vessel, (i) the net amount of interest payable in respect of the Vessel Loan relating to that Borrower's Vessel on the next Interest Payment Date in respect of the Vessel Loan relating to that Borrower's Vessel plus (ii) the Repayment Instalment of the Vessel Loan relating to that Borrower's Vessel due to be repaid under this Agreement on the next Repayment Date in respect of the Vessel Loan relating to that Borrower's Vessel. 17.9.2 Each Borrower shall, on the date falling ten (10) Business Days after the Delivery Date of the Vessel owned by such Borrower and thereafter on the day in each Month during the Facility Period which numerically corresponds to the 7th Business Day following the relevant Delivery Date (or, if there is no such day, on the last Business Day of that Month), subject to Clause 17.12 (Restriction on transfers and withdrawals), transfer from the Proceeds Account (dollar) into its Debt Service Reserve Account any remaining amounts standing to the credit of its Proceeds Account (dollar) following application in accordance with Clauses 17.4.1 and 17.4.2 until the amount standing to the credit of its Debt Service Reserve Account is in compliance with Clause 17.9.1. 17.10 Operating Reserve Account Each Borrower shall, on the date falling ten (10) Business Days after the Delivery Date of the Vessel owned by such Borrower and thereafter on the day in each Month during the Facility Period which numerically corresponds to the 7th Business Day following the relevant Delivery Date (or, if there is no such day, on the last Business Day of that Month), subject to Clause 17.12 (Restriction on transfers and withdrawals), pay into its Operating Reserve Account following application in accordance with Clauses 17.4.1 to 17.4.3 until the amount standing to the credit of such Operating Reserve Account is equal to the relevant Operating Expenses Reserve. Each Borrower shall thereafter unless otherwise permitted by the Security Agent ensure that there is always standing to the credit of its Operating Reserve Account an amount not less than the relevant Operating Expenses Reserve. 17.11 Dry-docking Reserve Account Each Borrower shall procure that the Charterer pays to its Proceeds Account (euro) each amount it is obliged to pay under the terms of the Charter; in relation to such payments, each Borrower undertakes: (i) to provide to the Agent, at the same time as any dry docking expenses payments are made by the Charterer, a copy of the budget (the "Dry-docking Expenses Budget") in relation to which the payments have been made as evidence of the amount of such expenses; and (ii) to instruct the Account Holder to transfer the relevant amount from its Proceeds Account (dollar) to its Dry docking Reserve Account. 17.12 Restriction on withdrawal 17.12.1 The Borrowers may transfer sums (i) between the Accounts or (ii) to the Agent without the prior written consent of the Agent. 17.12.2 Unless an Event of Default has occurred and is continuing, each Borrower may make any withdrawal or transfer of any sum to any person from its LONUVE\30137956.24 Page 68

Proceeds Account which will not result in an aggregate amount of more than US$2,000,000 being withdrawn or transferred from such Account in any one calendar Month without the prior written consent of the Agent; any withdrawal or transfer of any sum to any person from the relevant Proceeds Account which will result in an aggregate amount of more than US$2,000,000 being withdrawn or transferred from such Account in any one calendar Month will be subject to the prior written consent of the Agent which consent shall not be unreasonably withheld or delayed. 17.12.3 Unless an Event of Default has occurred and is continuing, each Borrower may make any withdrawal or transfer of any sum from its Dry-docking Reserve Account with the prior written consent of the Agent. The consent of the Agent required in accordance with this Clause 17.12.3 shall be granted by the Agent provided that the relevant Borrower has delivered to the Agent: (a) a copy of the relevant Dry-docking Expenses Budget for the relevant dry-docking payments as approved by the Charterer; and (b) a copy of the invoice issued to the Charterer for such dry-docking expenses together with evidence that the relevant funds have been received from the Charterer into the relevant Proceeds Account 17.12.4 Unless an Event of Default has occurred and is continuing, each Borrower may make any withdrawal or transfer of any sum from its Distribution Account for dividend distribution payments or payments for Capital Expenditure (as defined in Clause 20.1) with the prior written consent of the Agent. The consent of the Agent required in accordance with this Clause 17.12.4 shall be granted by the Agent provided that: (a) in the case of any dividend distribution requests, no Borrower shall declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital), or repay or distribute any dividend or share premium reserve more than once every 12 Months; and (b) in the case of any payment for the Capital Expenditure (as defined in Clause 20.1) the Agent's consent for such payment shall not be unreasonably withheld if the relevant Borrower has delivered to the Agent a copy of the invoice relating to the proposed payment together with such other evidence as the Agent may reasonably require. For the avoidance of doubt, no payment for the Operating Expenses or Taxes of the relevant Vessel shall be made from the Distribution Account. LONUVE\30137956.24 Page 69

17.12.5 Unless otherwise permitted under Clauses 17.12.1, 17.12.2, 17.12.3 and 17.12.4 above, no Borrower shall make any withdrawal or transfer of any sum from any one or more of the Accounts without the prior written consent of the Agent. 17.12.6 No Account shall be overdrawn. 17.13 Relocation of Accounts On and at any time after the occurrence of an Event of Default which is continuing, the Security Agent may without the consent of the Borrowers instruct the Account Holder to relocate any of the Accounts to any other branch of the Account Holder, without prejudice to the continued application of this Clause 17 and the rights of the Finance Parties under the Finance Documents. 17.14 Access to information The Borrowers agree that the Security Agent (and its nominees) may from time to time during the Facility Period on prior written notice review the records held by the Account Holder (whether in written or electronic form) in relation to the Accounts, and irrevocably waive any right of confidentiality which may exist in relation to those records. 17.15 Statements Without prejudice to the rights of the Security Agent under Clause 17.14 (Access to information), the Borrowers shall procure that the Account Holder provides to the Security Agent, no less frequently than each calendar month during the Facility Period, written statements of account showing all entries made to the credit and debit of each of the Accounts during the immediately preceding calendar month. 17.16 Application after acceleration From and after the g1vmg of notice to the Borrowers by the Agent under Clause 22.2.1 (Acceleration), the Borrowers shall procure that all sums from time to time standing to the credit of any of the Accounts are immediately transferred to the Security Agent or any Receiver or Delegate for application in accordance with Clause 17.17 (Application of moneys by Security Agent) and the Borrowers undertake to instruct the Account Holder to make those transfers. 17.17 Application of moneys by Security Agent The Borrowers and the Finance Parties irrevocably authorise the Security Agent or any Receiver or Delegate to apply all moneys which it receives and is entitled to receive: 17.17.1 pursuant to a sale or other disposition of a Vessel or any right, title or interest in a Vessel; or 17.17.2 by way of payment of any sum in respect of the Insurances, Earnings or Requisition Compensation; or 17.17.3 by way of transfer of any sum from any of the Accounts; or 17.17.4 pursuant to clause 7.4(f) of a Quiet Enjoyment Agreement; or 17.17.5 otherwise under or in connection with any Security Document, in or towards satisfaction of the Indebtedness in the following order: LONLlVE\30137956.24 Page 70

(a) first, any unpaid fees, costs, expenses and default interest due to the Agent and the Security Agent (and, in the case of the Security Agent, to any Receiver or Delegate) under all or any of the Finance Documents, such application to be apportioned between the Agent and the Security Agent pro rata to the aggregate amount of such items due to each of them; (b) second, any unpaid fees, costs, expenses (including any sums paid by the Lenders under Clause 25.11 (Lenders' indemnity to the Agent) due under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such items due to each of them; (c) third, any accrued but unpaid default interest due to the Lenders under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such default interest due to each of them; (d) fourth, any other accrued but unpaid interest due to the Lenders under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such interest due to each of them; (e) fifth, any principal of the Loan due and payable but unpaid under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such principal due to each of them; and (f) sixth, any other sum due and payable to any Finance Party but unpaid under any of the Finance Documents, such application to be apportioned between the Finance Parties pro rata to the aggregate amount of any such sum due to each of them, Provided that any part of the Indebtedness arising out of the Master Agreement shall be satisfied on a pari passu basis with any repayment of the principal of the Loan; and Provided that the balance (if any) of the moneys received shall be paid to the Security Parties from whom or from whose assets those sums were received or recovered or to any other person entitled to them. 17.18 Retention on account Moneys to be applied by the Security Agent or any Receiver or Delegate under Clause 17.17 (Application of moneys by Security Agent) shall be applied as soon as practicable after the relevant moneys are received by it, or otherwise become available to it, save that (without prejudice to any other provisions contained in any of the Security Documents) the Security Agent or any Receiver or Delegate may retain any such moneys by crediting them to a suspense account for so long and in such manner as the Security Agent or such Receiver or Delegate may from time to time determine following the occurrence of an Insolvency Event with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of the Indebtedness (or any relevant part) against the Borrowers or any of them or any other person liable. LONLlVE\30137956.24 Page 71

17.19 Additional security 17.19.1 If the aggregate amount of (i) the relevant Vessel Loan then outstanding and (ii) the amount of interest on the relevant Vessel Loan payable on the last day of the next two Interest Periods is more than: (a) during the first two years after the relevant Delivery Date, 95%, or (b) during the following four years, 90%, or (c) during the period thereafter, 80%, of the Market Value of a Vessel and the value of any additional security for the time being provided to the Security Agent under this Clause 17.19, the Borrowers shall, within 30 days of the Agent's request, either: (a) pay to the Security Agent or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Security Agent as additional security for the payment of the Indebtedness; or (b) give to the Security Agent other additional security in amount and form acceptable to the Security Agent in its absolute discretion; or (c) prepay the relevant Vessel Loan in the amount of the shortfall. 17.19.2 The Market Value of a Vessel shall be determined semi-annually or at any other time required by the Security Agent following the occurrence of an Event of Default which is continuing. 17.19.3 Clauses 6.3 (Reborrowing), 7.3 (Voluntary prepayment of a Vessel Loan) and 7.11 (RestrictioQs) shall apply, mutatis mutandis, to any prepayment made under this Clause 17 .19. 17.19.4 Any additional security provided pursuant to clause 17.19.1(a) or (b) shall be released following compliance with Clause 17.19.1, provided at that time there is no Event of Default continuing. LONLlVE\30137955.24 Page 72

Section 8 Representations, Undertakings and Events of Default 18 Representations 18.1 Representations Each Borrower makes the representations and warranties set out in this Clause 18 to each Finance Party, except that the representations and warranties set out in Clauses 18.1.1(c) and 18.1.25 are not made to any Lender that is not a PRC Lender. 18.1.1 Status Each of the Security Parties: (a) is a corporation, limited partnership or limited liability company, duly incorporated or formed and validly existing under the law of its jurisdiction of incorporation or formation (as the case may be); (b) has the power to own its assets and carry on its business as it is being conducted; and (c) is not a FATCA FFI. 18.1.2 Binding obligations (a) The obligations expressed to be assumed by each of the Security Parties in each of the Relevant Documents to which it is a party are legal, valid, binding and enforceable obligations. (b) Without limiting the generality of Clause 18.1.2(a), each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective. 18.1.3 Non-conflict with other obligations and no obligation to create security The entry into and performance by each of the Security Parties of, and the transactions contemplated by, the Relevant Documents do not: (a) conflict with any law or regulation applicable to such Security Party; or (b) conflict with the constitutional documents of such Security Party; or (c) conflict with any agreement or instrument binding upon such Security Party or any of such Security Party's assets or constitute a default or termination event (however described) under any such agreement or instrument and having a Material Adverse Effect; or (d) (except as provided in the Security Documents) result in the existence of, or oblige such Security Party to create, any Encumbrance over its assets. 18.1.4 Power and authority (a) Each of the Security Parties has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Relevant Documents to LONUVE\30137956.24 Page 73

which it is or will be a party and the transactions contemplated by those Relevant Documents. (b) No limit on the powers of any Security Party will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Relevant Documents to which it is a party. 18.1.5 Validity and admissibility in evidence All Authorisations required or desirable: (a) to enable each of the Security Parties lawfully to enter into, exercise its rights and comply with its obligations in the Relevant Documents to which it is a party or to enable each Finance Party to enforce and exercise all its rights under the Relevant Documents; (b) to ensure that the obligations expressed to be assumed by each of the Security Parties in the Relevant Documents to which it is a party are legal, valid and binding; and (c) to make the Relevant Documents to which any Security Party is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect, with the exception only of the registrations referred to in Schedule 2 (Conditions Precedent and Subsequent). 18.1.6 Governing law and enforcement (a) The choice of governing law of any Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Security Party. (b) Any judgment obtained in relation to any Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Security Party. 18.1.7 Insolvency No corporate action, legal proceeding or other procedure or step described in Clause 22.1.8 (Insolvency proceedings) or creditors' process described in Clause 22.1.9 (Creditors' process) has been taken or, to the best knowledge and belief of any Borrower, threatened in relation to a Security Party or the Borrowers Group taken as a whole; and none of the circumstances described in Clause 22.1.7 (Insolvency) applies to a Security Party which might have a material adverse effect on the business or financial condition of the Borrowers Group taken as a whole. 18.1.8 No filing or stamp taxes Under the laws of the Relevant Jurisdictions of each relevant Security Party, it is not necessary (subject to the Security Perfection Requirements) that the Finance Documents be filed, recorded or enrolled with any court or other authority in any of those jurisdictions or that any stamp, registration, notarial or similar tax or fees be paid on or in lONUVE\30137956.24 Page 74 relation to the Finance Documents or the transactions contemplated by the Finance Documents. 18.1.9 Deduction of Tax None of the Security Parties is required under the law of its jurisdiction of incorporation to make any Tax Deduction. 18.1.10 No material default (a) No Event of Default, Mandatory Prepayment Event or any event set out in Clause 7 (Illegality, Prepayment and Cancellation) and, on the date of this Agreement and each Drawdown Date, no Default has occurred is continuing or is reasonably likely to result from the advance of any Drawing or the entry into, the performance of, or any transaction contemplated by, any of the Relevant Documents. (b) No event or circumstance is outstanding under any of the Relevant Documents which constitutes a material default thereunder which has not been waived (excluding a default by any Finance Party). (c) Without prejudice to paragraph (a) above, no other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on any of the Security Parties or to which its assets are subject which has or is reasonably likely to have a Material Adverse Effect. 18.1.11 No misleading information Save as disclosed in writing to the Agent and the Arranger prior to the date of this Agreement, to the best of each Borrower's knowledge: (a) any factual information provided by any Security Party to any Finance Party was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given; (b) any financial projection or forecast provided by any Security Party to any Finance Party has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration; (c) all material information provided to a Finance Party by or on behalf of any of the Security Parties on or before the date of this Agreement and not superseded before that date was accurate and not misleading in any material respect and all projections provided to any Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which LONUVE\30137956.24 Page 75 were reasonable at the time at which they were prepared and supplied; and (d) all other written information provided by any of the Security Parties (including its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect. 18.1.12 Financial statements The Original Financial Statements and all financial statements relating to the Borrowers and the Vessel Sponsor Guarantors required to be delivered under Clause 19.1 (Financial statements): (a) were each prepared in accordance with the applicable GAAP or !FRS (as applicable) consistently applied; and (b) give (in conjunction with the notes thereto) a true and fair view of (in the case of the Original Financial Statements and any other annual financial statements) or fairly represent (in the case of semi-annual and quarterly financial statements) the financial condition of each Borrower or Vessel Sponsor Guarantor (as the case may be) and its Subsidiaries at the date as of which they were prepared and the results of their operations during the financial period then ended. 18.1.13 No material proceedings (a) No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against any of the Security Parties. (b) No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against any of the Security Parties. 18.1.14 No breach of laws (a) None of the Security Parties has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect. (b) No labour disputes are current or (to the best of each Borrower's knowledge and belief) threatened against any member of the Borrowers Group which have or are reasonably likely to have a Material Adverse Effect. LONUVE\30137956.24 Page 76

18.1.15 Environmental laws (a) Each member of the Borrowers Group is in compliance with Clause 21.3 (Environmental compliance) and to the best of its knowledge and belief no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect. (b) No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any of the Security Parties where that claim has or is reasonably likely, if determined against that Security Party, to have a Material Adverse Effect. (c) All records, reports, returns, registrations and information necessary for compliance with any Environmental Law applicable to the Charters or any Environmental Approvals have been made or given to the relevant competent authority in accordance with the requirements thereof. 18.1.16 Taxation (a) None of the Security Parties is materially overdue in the filing of any Tax returns or is overdue in the payment of any amount in respect of Tax of US$5,000,000 (or its equivalent in any other currency) or more. (b). No claims or investigations are being, or are reasonably likely to be, made or conducted against any of the Security Parties with respect to Taxes such that a liability of, or claim against, such Security Party of US$5,000,000 (or its equivalent in any other currency) or more is reasonably likely to arise. (c) No Security Party is resident for Tax purposes in any jurisdiction outside of its Original Jurisdiction. 18.1.17 Anti-corruption law Each of the Security Parties and each Affiliate of any of them has conducted its businesses in compliance with applicable anti corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 18.1.18 Good title to assets and Encumbrance (a) Each Security Party and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted. (b) Each of the Security Parties is the legal and beneficial owner of all assets and other property which it purports to charge, mortgage, pledge, assign or otherwise secure pursuant to each Security Document and those Security Documents to which it is a party create and give rise to valid and effective security having the ranking expressed in those Security Documents. LONLlVE\30137956.24 Page 77

18.1.19 Pari passu ranking (a) The payment obligations of each of the Security Parties under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations preferred solely by any bankruptcy, insolvency or other similar laws of general applicable. (b) The obligations of each Security Party under the Finance Documents to which it is a party are direct, general and unconditional obligations of that Security Party. 18.1.20 No adverse consequences (a) It is not necessary under the laws of the Relevant Jurisdictions of any of the Security Parties: (i) in order to enable any Finance Party to enforce its rights under any Finance Document; or (ii) by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document, that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of the Relevant Jurisdictions of any of the Security Parties. (b) No Finance Party is or will be deemed to be resident, domiciled or carrying on business in any of the Relevant Jurisdictions of any of the Security Parties by reason only of the execution, performance and/or enforcement of any Finance Document. 18.1.21 Disclosure of material facts No Borrower is aware of any material facts or circumstances which have not been disclosed to the Agent and which might, if disclosed, have adversely affected the decision of a person considering whether or not to make loan facilities of the nature contemplated by this Agreement available to the Borrowers. 18.1.22 Relevant Documents (a) The copies of the Relevant Documents provided or to be provided by the Borrowers to the Agent in accordance with Clause 4 (Conditions of Utilisation) are, or will be, true and accurate copies of the originals and represent, or will represent, the full agreement between the parties to those Relevant Documents in relation to the subject matter of those Relevant Documents and there are no commissions, rebates, premiums or other payments due or to become due in connection with the subject matter of those Relevant Documents other than in the ordinary course of business or as disclosed to, and approved in writing by, the Agent. LONUVE\30137956.24 Page 78

(b) Other than the Relevant Documents to which it is a party, no Borrower has entered into any charterparty, contract of affreightment, management agreement or other contract relating to the purchase, operation or use of its Vessel except as contemplated by or permitted under the Finance Documents. (c) No Borrower has previously charged, encumbered or assigned any of its rights, titles, interests or benefit in and to any Relevant Document (or support, guarantee, assurance or the like given to that Borrower in connection with any Relevant Document). 18.1.23 No Immunity No Security Party or any of its assets is immune to any legal action or proceeding in their respective jurisdictions of incorporation or formation (as applicable). 18.1.24 Money laundering Any borrowing by a Borrower under this Agreement, and the performance of its obligations under this Agreement and under the other Finance Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to "money laundering" as defined in Article 1 of the Directive (2005/EC/60) of the European Parliament and of the Council of the European Communities. 18.1.25 US Tax Obligor No Security Party is a US Tax Obligor. 18.1.26 Sanctions As regards Sanctions: (a) no Security Parties, nor any Affiliate of any Security Party, nor any of their respective directors, officers or employees is a Restricted Party; (b) no Security Parties, nor any of their respective directors, officers or employees or any person 50% or more owned or controlled by, or acting directly or indirectly on their behalf received notice or are aware of any claim, action, suit, proceeding or investigation against any of them with respect to Sanctions by a Sanctions Authority; (c) no proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Restricted Party (other than the Charterer, JSC Novatek and YLNG) if to do so would be prohibited by Sanctions applicable to any Security Party, the Borrowers or any Finance Party or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions applicable to any Security Party; and (d) each Security Party is in compliance with all Sanctions. 18.1.27 Assets Save for the relevant Vessel and any other assets and properties arising out of each Borrower's purchase, ownership and chartering "of the relevant Vessel and entering into the Relevant Documents to which it is a party, no Borrower has other vessels or significant assets or property. 18.1.28 Private and commercial acts Each Borrower irrevocably acknowledges and accepts that the Finance Documents and all agreements entered into by LONLIVE\30137956.24 Page 79 each Security Party in connection the Finance Documents (including all appendices, schedules and exhibits thereto) and the performance or non performance of its obligations under the Finance Documents are commercial rather than sovereign or governmental acts. 18.1.29 Encumbrances and Financial Indebtedness (a) No Encumbrance or Quasi-Security exists over all or any of the present or future assets of any Borrower other than as permitted by this Agreement. (b) No Borrower has any Financial Indebtedness outstanding other than as permitted by this Agreement. 18.2 Repetition Each Repeating Representation is deemed to be repeated by each Borrower by reference to the facts and circumstances then existing on the date of each Drawdown Request, on each Drawdown Date, on the first day of each Interest Period. 18.3 Repetition of Clause 18.1.26 (Sanctions) 18.3.1 Notwithstanding Clause 18.2 (Repetition), the repetition of Clause 18.1.26(a) of this Agreement or clause 7.1.23 of the Guarantee shall not give rise to an Event of Default under Clause 22.1.5 (Misrepresentation) if: (a) in relation to any applicable director, officer or employee, within thirty (30) days from the date on which such representation was deemed repeated, it ceases to be a Restricted Party or ceases to be a director, officer or employee of a Security Party or an Affiliate of any Security Party; or (b) the relevant Security Party, Affiliate of any Security Party or any of their respective directors, officers or employees: (i) becomes a Restricted Party solely as a result of Sanctions administered, enacted or enforced by an EU Member State other than: (A) the United Kingdom, France, Germany; or (B) an EU Member State where any Finance Party or any Yamal Sponsor Guarantor is incorporated, and it would not otherwise be a Restricted Party; and (ii) the circumstances set out above in this Clause 18.3.1(b)(i) do not have a Material Adverse Effect or, in relation to any applicable director, officer or employee, within thirty (30) days from the date on which such representation was deemed repeated, it ceases to be a Restricted Party or ceases to be a director, officer or employee of a Security Party or an Affiliate of any Security Party. LONLIVE\30137956.24 Page so

18.3.2 Notwithstanding Clause 18.2 (Repetition), the repetition of Clause 18.1.26(b) of this Agreement or clause 7.1.23 of the Guarantee shall only give rise to an Event of Default under Clause 22.1.5 (Misrepresentation) in relation to any applicable director, officer or employee if thirty days (30) days after the date of notice of awareness of any applicable claim, action, suit, proceeding or investigation with respect to Sanctions by a Sanctions Authority it is still under such claim, action, suit, proceeding or investigation and it is still a director, officer or employee. 18.3.3 Notwithstanding Clause 18.2 (Repetition), the repetition of Clause 18.1.26(c) shall be made with reference to Sanctions in force as at the Drawdown Date on which the applicable proceeds of the Loan are made available. 18.3.4 This Clause 18.3 (Repetition of Clause 18.1.26 (Sanctions)) is without prejudice to any of the other provisions of this Agreement (except Clause 18.2) including, without limitation, Clause 7.1 (Illegality), Clause 7.8 (Sanctions Event under a Charter), Clause 21.2.2 (Compliance with Jaws) or Clause 22.1.28 (Sanctions). 19 Information Undertakings The undertakings in this Clause 19 remain in force for the duration of the Facility Period. 19.1 Financial statements Each Borrower shall supply to the Agent in sufficient copies for all of the Lenders as soon as the same become available, but in any event within: 19.1.1 120 days after the end of each of its financial years, its audited financial statements for that financial year; 19.1.2 90 days after the end of each of its financial half-year, its unaudited financial statements for that financial half-year; 19.1.3 90 days after the end of each of its financial quarters, its unaudited financial statements for that financial quarter; 19.1.4 120 days after the end of each of the Vessel Sponsor Guarantors and the Parent's financial years, the audited consolidated financial statements of such Vessel Sponsor Guarantor or the Parent for that financial year; 19.1.5 90 days after the end of each of the Vessel Sponsor Guarantors' and the Parent's financial half-year, the unaudited consolidated financial statements of such Vessel Sponsor Guarantor or the Parent for that financial half-year; and 19.1.6 90 days after the end of each of the Vessel Sponsor Guarantors' and the Parent's financial quarters, the unaudited consolidated financial statements of such Vessel Sponsor Guarantor or the Parent for that financial quarter. Notwithstanding the latest times specified in Clauses 19.1.2, 19.1.3, 19.1.5 and 19.1.6, the Borrowers shall use their reasonable endeavours to supply the unaudited LONUVE\30137956.24 Page 81 financial statements referred to in those clauses within forty five (45) days of the end of each half year or quarter as the case may be of the relevant financial years. 19.2 Compliance Certificate The Borrowers shall supply to the Agent, with each set of financial statements delivered pursuant to Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial covenants) as at the date as at which those financial statements were drawn up. 19.3 Requirements as to financial statements Each set of financial statements delivered by a Borrower under Clause 19.1 (Financial statements): 19.3.1 shall be certified by an authorised officer of the relevant entity as fairly presenting its financial condition as at the date as at which those financial statements were drawn up; and 19.3.2 shall be prepared using GAAP or !FRS (as applicable), accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP or !FRS (as applicable), the accounting practices or reference periods and its auditors deliver to the Agent: (a) a description of any change necessary for those financial stattJments to reflect the GAAP or !FRS (as applicable), accounting practices and reference periods upon which the Original Financial Statements were prepared; and (b) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Agent to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements. Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. 19.4 Information: miscellaneous Each Borrower shall, and shall procure that each of the other Security Parties shall, supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): 19.4.1 promptly upon becoming aware of them, the details of any material litigation, arbitration or administrative proceedings which are current, threatened or pending against any Security Party and which, if adversely determined, are reasonably likely to have a Material Adverse Effect; 19.4.2 promptly upon becoming aware of them, details of (i) any casualty or other accident or damage to any of the Vessels the cost of repair of which is likely to exceed ten million dollars (US$10,000,000) and (ii) a Total Loss of any of the Vessels; LONUVE\30137956.24 Page 82

19.4.3 promptly, details of any material Environmental Claim or any other material incident, event or circumstance which may give rise to any such material Environmental Claim which is reasonably likely to have a Material Adverse Effect; 19.4.4 promptly, details of any capture, seizure, arrest, confiscation or detention of any Vessel which remains in existence five Business Days after the initial capture, seizure, arrest, confiscation or detention (as the case may be); 19.4.5 promptly on written request, such further information regarding the financial condition, business and operations of any Security Party as any Finance Party through the Agent may reasonably request including, without limitation, cash flow analyses and details of the operating costs of any Vessel; 19.4.6 promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal of any order or sanction of any governmental or other regulatory body which is made against any Security Party and which is reasonably likely to have a Material Adverse Effect; 19.4.7 promptly upon becoming aware of them, details of the exercise or any purported exercise of any lien on the Insurances or the Earnings which is not discharged within ten Business Days and which is reasonably likely to have a Material Adverse Effect; 19.4.8 as soon as they become available, but in any event prior to the end of each of the financial years of each Borrower and each Vessel Sponsor Guarantor, the budget and cash flow projections for such Borrower and each Vessel Sponsor Guarantor; 19.4.9 promptly, upon becoming aware of the same, notification in writing should (i) the Charterer of a Vessel declare an intention to terminate the relevant Charter (otherwise than by effiuxion of time), (ii) two (2) consecutive payments of charter hire not be paid as scheduled under a Charter (other than as previously advised to the Agent in writing prior to the date of this Agreement), (iii) any charter hire under a Charter be paid in a materially reduced amount on three consecutive occasions or (iv) a Vessel subject to a Charter be off-hire for forty five (45), consecutive or cumulative, days in any six-Month period; 19.4.10 promptly, such information regarding the material milestones on the progress of construction of each Vessel and other information regarding incidents occurring which affect the material progress of the construction of each Vessel or which are otherwise material to the construction of that Vessel or such other related information as the Agent may reasonably request; 19.4.11 promptly, upon becoming aware of that, the occurrence of a force majeure event (howsoever defined) under a Charter or a Building Contract; lONUVE\30137956.24 Page 83

19.4.12 promptly, any notice being received from any competent authority amending, terminating or ·suspending or threatening to amend, terminate or suspend any Authorisation where such action (or implementing the result thereof) would be reasonably likely to have a Material Adverse Effect; 19.4.13 promptly, upon becoming aware of them, the details of any circumstances which may lead to: (a) any Authorisation not being obtained or effected or not remaining in full force and effect (other than in accordance with its terms); or (b) any Authorisation not being obtained, renewed or effected when required; where failure to obtain and/or maintain the same would have a Material Adverse Effect; and 19.4.14 any other information connected with the Charters or the Building Contracts reasonably requested by the Agent. 19.5 Notification of Event of Default etc. Each Borrower shall: 19.5.1 promptly, upon becoming aware of the same, notify the Agent in writing of the occurrence of any Event of Default, Mandatory Prepayment Event or any event set out in Clause 7.5 (Mandatory prepayment on Total Loss) and 7.6 (Mandatory prepayment on sale of a Vessel) and steps, if any, and if applicable, being taken to remedy it; and 19.5.2 promptly upon a request by the Agent, each Borrower shall confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default, Mandatory Prepayment Event or any event set out in Clause 7.5 (Mandatory prepayment on Total Loss) and 7.6 (Mandatory prepayment on sale of a Vessel) is continuing, or if an Event of Default, Mandatory Prepayment Event or event set out in Clause 7.5 (Mandatory prepayment on Total Loss) and 7.6 (Mandatory prepayment on sale of a Vessel) is continuing, specifying the steps, if any, and if applicable, taken to remedy it. 19.6 "Know your customer" checks 19.6.1 If: (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (b) any change in the status of a Security Party (or of a Holding Company of a Security Party) or the composition of the shareholders of a Security Party (or of a Holding Company of a Security Party) after the date of this Agreement; or LONUVE\30137956.24 Page 84

(c) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of Clause 19.6.1(c), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in Clause 19.6.1(c), on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in Clause 19.6.1(c), any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 19.6.2 Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 19.7 Winding-up The Borrowers shall promptly notify the Agent of any petition or notice of meeting to consider any resolution to wind-up any Security Party (or any event analogous thereto under the laws of the place of its incorporation), unless that Security Party in its reasonable opinion has deemed such petition or notice to be vexatious or frivolous in nature. 19.8 Project Budget The Borrowers shall notify the Agent of any change to the allocation of the funds within the items of the Total Project Costs where the re-allocation is in the amount of US$2,000,000 per Vessel or above. 19.9 Updating information If a Borrower becomes aware of the occurrence of any event or circumstance as a result of which the information which has been provided by it or another Security Party to the Agent under the Finance Documents (including an event or circumstance which would have resulted in a breach of a representation under Clause 18.1.9 (Deduction of Tax) or Clause 18.1.25 (US Tax Obligor) had that representation been a Repeating Representation) includes an untrue statement of a material fact or omitted to state any material fact, it will (without prejudice to any rights which may have arisen in relation to the relevant untrue statements or omission) inform the Agent and, if appropriate, will promptly furnish to the Agent updated or revised information. LONUVE\30137956.24 Page 85

20 Financial Covenants 20.1 Financial definitions "Available Credit Lines" means any undrawn committed revolving credit lines, other than undrawn committed revolving credit lines with less than six (6) months to maturity, available to be drawn by any member of the TGP Group or CLNG Group (as applicable), as reflected in TGP's or CLNG's (as applicable) most recent financial statements forming part of TGP's Accounts or CLNG's Accounts (as applicable). "Borrowings" means, in respect of any Borrower, any Financial Indebtedness owed by it falling within paragraph (g) of the definition of Financial Indebtedness alone. "Business Acquisition" means the acquisition of a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company. "Capital Expenditure" means any expenditure or obligation in respect of expenditure which, in accordance with GAAP or !FRS (as applicable), is treated as capital expenditure (and (except for the purposes of paragraph (g) of the definition of "Cashflow" where it shall not be included) including the capital element of any expenditure or obligation incurred in connection with a Finance Lease). "Cash" means, at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of a Borrower with an Acceptable Bank and to which a Borrower is alone beneficially entitled and for so long as: (a) that cash is repayable 10 days after the relevant date of calculation; (b) repayment of that cash is not contingent on the prior discharge of any other indebtedness or of any other person whatsoever or on the satisfaction of any other condition; (c) there is no Security over that cash except for Encumbrances permitted under the Finance Documents and constituted by a netting or set-off arrangement entered into by the Borrower in the ordinary course of their banking arrangements; and (d) the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Facility. "Cashflow" means, in respect of any Relevant Period, EBITDA for that Relevant Period after: (a) adding the amount of any decrease (and deducting the amount of any increase) in Working Capital for that Relevant Period; (b) adding the amount of any cash receipts (and deducting the amount of any cash payments) during that Relevant Period in respect of any Exceptional Items not already taken account of in calculating EBITDA for any Relevant Period (other than, in the case of cash receipts, Relevant Proceeds); LONUVE\30137956.24 Page 86

(c) adding the amount of any cash receipts during that Relevant Period in respect of any Tax rebates or credits and deducting the amount actually paid or due and payable in respect of Taxes during that Relevant Period by the Borrower; (d) adding the amount of any increase in provisions, other non-cash debits and other non-cash charges (which are not Current Assets or Current Liabilities) and deducting the amount of any non-cash credits (which are not Current Assets or Current Liabilities) in each case to the extent taken into account in establishing EBITDA; (e) deducting the amount of any Capital Expenditure actually made in cash during that Relevant Period by the Borrower unless funded by (i) withdrawals from the Dry-docking Reserve Account or Distribution Account or (ii) equity injections provided by the Vessel Sponsor Guarantors to the Borrower; (f) deducting the amount of any cash costs of Pension Items during that Relevant Period to the extent not taken into account in establishing EBITDA, and so that no amount shall be added (or deducted) more than once. "CLNG's Accounts" means the consolidated financial statements of CLNG to be provided to the Lenders. "Current Assets" means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of each Borrower including prepayments in relation to operating items and sundry debtors (but excluding Cash) expected to be realised within twelve Months from the date of computation but excluding amounts in respect of: (a) receivables in relation to Tax; (b) Exceptional Items and other non-operating items; (c) insurance claims; and (d) any interest owing to any Borrower. "Current Liabilities" means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of each Borrower expected to be settled within twelve Months from the date of computation but excluding amounts in respect of: (a) liabilities for Borrowings and Finance Charges; (b) liabilities for Tax; (c) Exceptional Items and other non-operating items; (d) insurance claims; and (e) liabilities in relation to dividends declared .but not paid by a Borrower. LONLIVE\30137956.24 Page 87

"Debt Service" means, in respect of any Relevant Period, the aggregate of: (a) Finance Charges for that Relevant Period; (b) all scheduled and mandatory repayments of Borrowings falling due during that Relevant Period but excluding: (i) any amounts falling due under any overdraft or revolving facility and which were available for simultaneous redrawing according to the terms of that facility; and (ii) any such obligations owed to any member of the Borrower's Group; (c) the amount of the capital element of any payments in respect of that Relevant Period payable under any Finance Lease entered into by the Borrower, and so that no amount shall be included more than once. "Debt Service Cover Ratio" means the ratio of Cashflow to Debt Service in respect of any Relevant Period. "EBITDA" means, in respect of any Relevant Period, the consolidated operating profit of the Borrower before taxation (excluding the results from discontinued operations): (a) before deducting any interest, comm1ss1on, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by the Borrower in respect of that Relevant Period; (b) not including any accrued interest owing to any member of the Borrower's Group; (c) after adding back any amount attributable to the amortisation, depreciation or impairment of assets of members of the Borrower Group (and taking no account of the reversal of any previous impairment charge made in that Relevant Period); (d) before taking into account any Exceptional Items; (e) (after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Borrower's Group which is attributable to minority interests); (f) after deducting the amount of any profit of any Non-Group Entity to the extent that the amount of the profit included in the financial statements of the Borrower's Group exceeds the amount actually received in cash by members of the Borrower's Group through distributions by the Non-Group Entity; (g) before taking into account any unrealised gains or losses on any financial instrument; LONUVE\30137956.24 Page 88

(h) before taking into account any gain or loss ansmg from an upward or downward revaluation of any other asset at any time after 31 December 2016; (i) before taking into account any Pension Items; (j) excluding the charge to profit represented by the expensing of stock options; (k) before taking into account any gain arising from any transaction where a member of the Borrower's Group: (i) purchases by way of assignment or transfer; (ii) enters into any sub-participation in respect of; or (iii) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement, in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Borrower before taxation. "Equity" means the aggregate of the amount paid up on the issued share capital of TGP or CLNG (as applicable) and the amount standing to the credit of its capital and revenue reserves (including any share premium account or capital redemption reserve but excluding any revaluation reserve), plus or minus the amount standing to the credit or debit (as the case may be) of its profit and loss account. "Exceptional Items" means any material items of an unusual or non-recurring nature which represent gains or losses including those arising on: (a) the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring; (b) disposals, revaluations, write downs or impairment of non-current assets or any reversal of any write down or impairment; and (c) disposals of assets associated with discontinued operations. "Finance Charges" means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings paid or payable by the Borrower in cash or capitalised in respect of that Relevant Period: (a) including any costs which are included as part of the effective interest rate adjustments; (b) including the interest (but not the capital) element of payments in respect of Finance Leases; LONLIVE\30137956.24 Page 89

(c) including any comm1ss1on, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) the Borrower under any interest rate hedging arrangement; and (d) if a Joint Venture is accounted for on a proportionate consolidation basis, after adding the TGP Group's, or CLNG' (as applicable), share of the finance costs or interest receivable of the Joint Venture; and (e) taking no account of any unrealised gains or losses on any financial instruments other than any derivative instruments which are accounted for on a hedge accounting basis; and (f) excluding interest (capitalised or otherwise) in respect of any debt which is fully subordinated to the Loan, and so that no amount shall be added (or deducted) more than once. "Finance Lease" means any lease or hire purchase contract which would, in accordance with GAAP or !FRS (as applicable), be treated as a finance or capital lease. "Free Liquidity" means cash, cash equivalents and marketable securities of maturities less than one (1) year to which the members of the TGP Group or CLNG Group (as applicable) shall have free, immediate and direct access each as reflected in TGP's or CLNG's (as applicable) most recent financial statements forming part of the TGP Accounts or CLNG Accounts (as applicable). "Net Debt" means TGP's or CLNG's (as applicable) Total Debt less its Free Liquidity. "Net Debt to Net Debt plus Equity Ratio" means the ratio of Net Debt to Net Debt plus Equity. "Non-Group Entity" means any investment or entity (which is not itself a member of the Borrower's Group (including associates and Joint Ventures)) in which any member of the Borrower's Group or has an ownership interest. "Quarter Date" means each of 31 March, 30 June, 30 September and 31 December. "Pension Items" means any income or charge attributable to a post-employment benefit scheme other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme. "Relevant Period" means the 12 month period which immediately precedes the each date on which the financial covenants set out in Clause 20.2 ,(Financial condition) are tested pursuant to Clause 20.3 (Financial testing). "Relevant Proceeds" means the proceeds of an insurance claim subject to a mandatory prepayment under Clause 7.5 (Mandatory prepayment on Total Loss) or a sale of a Vessel subject to a mandatory prepayment under Clause 7.6 (Mandatory Prepayment on sale of a Vessel). "Tangible Net Worth" means the issued and paid up share capital (including share premium or items of a similar nature (but excluding shares which are expressed to lONLIVE\30137956.24 Page 90 be redeemable)), loans from shareholders, and amounts standing to the credit of the consolidated capital reserves of the TGP Group or the CLNG Group (as applicable), (a) plus any credit balance carried forward on TGP's or CLNG's (as applicable) consolidated profit and loss account, (b) less: (i) any debit balance carried forward on TGP's or CLNG's (as applicable) consolidated profit and loss account; (ii) any amount shown for goodwill, including on consolidation, or any other intangible property (other than intangible property relating to contracts as shown in the balance sheet of TGP or CLNG (as applicable)); and (iii) any amount attributable to minority interests in Subsidiaries. "TGP's Accounts" means the consolidated financial statements of TGP to be provided to the Lenders. "Total Debt" means the aggregate of: (a) the amount calculated in accordance with US GAAP or !FRS (as applicable) shown as each of "long term debt", "short term debt" and "current portion of long term debt" on the latest consolidated balance sheet of TGP or CLNG (as applicable); and (b) the amount of any liability in respect of any lease or hire purchase contract entered into by TGP or CLNG (as applicable) or any of its Subsidiaries which would, in accordance with US GAAP or !FRS (as applicable), be treated as a finance or capital lease (excluding any amounts applicable to leases to the extent that the lease obligations are secured by a security deposit which is held on the balance sheet under "Restricted Cash"). "Working Capital" means, on any date, Current Assets less Current Liabilities. 20.2 Financial condition The Borrower shall ensure that: 20.2.1 Debt Service Cover Ratios: (a) Debt Service Cover Ratio of each Borrower in respect of any Relevant Period shall not be less than 1.05:1, unless one or more Vessels is off-hire at any time during the Relevant Period in which case Debt Service Cover Ratio of the Borrowers on a consolidated basis in respect of any Relevant Period shall not be less than 1.05:1. (b) For the purpose only of determining a Dividend Restriction Event, Debt Service Cover Ratio of each Borrower in respect of any Relevant Period shall not be less than 1.2: 1, unless one or more LONLIVE\30137956.24 Page 91

Vessels is off-hire at any time during the Relevant Period in which case Debt Service Cover Ratio of the Borrowers on a consolidated basis in respect of any Relevant Period shall not be less than 1.2: 1. 20.2.2 CLNG's Free Liquidity and Available Credit Lines: CLNG maintains Free Liquidity and Available Credit Lines of (in aggregate) not less than thirty two million dollars (US$32,000,000); and 20.2.3 CLNG 's Net Debt to Net Debt plus Equity Ratio: CLNG maintains a Net Debt to Net Debt plus Equity Ratio of not more than seventy five per cent. (75%). 20.2.4 CLNG's Total Net Worth: CLNG maintains a Tangible Net Worth of at least three hundred million dollars (US$300,000,000). 20.2.5 TGP's Free Liquidity and Available Credit Lines TGP maintains Free Liquidity and Available Credit Lines of (in aggregate) not less than thirty five million dollars ($35,000,000); 20.2.6 TGP's Net Debt to Net Debt plus Equity Ratio TGP maintains a Net Debt to Net Debt plus Equity Ratio of not more than eighty per cent (80%); and 20.2. 7 TGP's Total Net Worth TGP maintains a Tangible Net Worth of at least four hundred million dollars ($400,000,000). 20.3 Financial testing 20.3.1 The financial covenants set out in Clause 20.2.1 (Financial condition) shall be calculated in accordance with GAAP and tested by reference to each of the Borrowers' financial statements delivered pursuant to Clauses 19.1.1 and 19.1.2. 20.3.2 The financial covenants set out in Clauses 20.2.2, 20.2.3 and 20.2.4 (Financial condition) shall be calculated in accordance with IFRS and tested by reference to each of CLNG's financial statements delivered pursuant to Clauses 19.1.4 and 19.1.5. 20.3.3 The financial covenants set out in Clauses 20.2.5, 20.2.6 and 20.2.7 (Financial condition) shall be calculated in accordance with GAAP and tested by reference to each of TGP's financial statements delivered pursuant to Clauses 19.1.4 and 19.1.5. 20.4 No less favourable financial covenants 20.4.1 The financial covenants in 20.2.2, 20.2.3 and 20.2.4 (Financial covenants) are as favourable as, or more favourable than, those given by CLNG lONUVE\30137956.24 Page 92 currently to other lenders or finance lessors. If during the Facility Period CLNG provides to another lender or finance lessor financial covenants which are more favourable than those in Clauses 20.2.2, 20.2.3 and 20.2.4 (Financial covenants) the Borrowers will promptly notify the Agent and hereby agrees to amend Clauses 20.2.2, 20.2.3 and 20.2.4 so as to be consistent with those more favourable financial covenants. 20.4.2 The financial covenants in 20.2.5, 20.2.6 and 20.2.7 (Financial covenants) are as favourable as, or more favourable than, those given by TGP currently to other lenders or finance lessors. If during the Facility Period TGP provides to another lender or finance lessor financial covenants which are more favourable than those in Clauses 20.2.5, 20.2.6 and 20.2.7 (Financial covenants) the Borrowers will promptly notify the Agent and hereby agree to amend Clauses 20.2.5, 20.2.6 and 20.2.7 so as to be consistent with those more favourable financial covenants. 21 General Undertakings The undertakings in this Clause 21 remain in force for the duration of the Facility Period. 21.1 Authorisations Each Borrower shall, and shall procure that each of the other Security Parties shall: 21.1.1 obtain, comply with and do all that is necessary to maintain in full force and. effect all Authorisations and promptly supply certified copies to the Agent of any Authorisation required under any law or regulation of a Relevant Jurisdiction, in each case to: (a) enable any Security Party to perform its obligations under the Finance Documents to which it is a party; (b) ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and (c) enable any Security Party to carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect; and 21.1.2 ensure that no failure to obtain, comply with or maintain any Authorisation may cause a Material Adverse Effect. 21.2 Compliance with laws 21.2.1 Each Borrower shall, and shall procure that each of the other Security Parties shall, comply in all respects with all laws to which it may be subject, if (except as regards Sanctions, to which Clause 21.2.2 applies, and anti corruption laws, to which Clause 21.5 applies) failure so to comply has or is reasonably likely to have a Material Adverse Effect. 21.2.2 No Borrower shall, and shall not permit or authorise any other person to, directly utilise or employ the Vessel, or to use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of LONLIVE\30137956.24 Page 93 any transaction(s) contemplated by the Finance Documents to fund any trade, business or other activities: (a) involving or for the direct or indirect benefit of any Restricted Party (other than the Charterer, JSC Novatek and YLNG) or in any country or territory that at the time of such funding is a Sanctioned Country (other than Russia) if to do so would be prohibited by Sanctions applicable to any Security Party or any Finance Party; (b) in any manner that would reasonably be expected to result in any Security Party, any Approved Manager or any Finance Party or any Affiliate of such party or any other person (including any person participating in the Loan hereunder, whether as lender, facility agent or security agent or otherwise) being party to or which benefits from any Finance Document being in breach of any Sanctions by which it is bound or (other than the Charterer, JSC Novatek and YLNG) becoming a Restricted Party provided that: (i) it shall not be a breach of this Clause 21.2.2(b) if the relevant Security Party, Approved Manager, Finance Party, Affiliate of such parties or other person is in breach of any Sanctions by which it is bound or becomes a Restricted Party solely as a result of Sanctions administered, enacted or enforced by a EU Member State other than: (A) the United Kingdom, France, Germany; or (B) an EU Member State where any Finance Party or any Yamal Sponsor Guarantor is incorporated, and it would not otherwise be in breach of any Sanctions which it is bound or be a Restricted Party and the circumstances set out in this Clause 21.2.2(b)(i) do not have a Material Adverse Effect; (c) which is prohibited under applicable Sanctions or which ·could expose any Security Party, its assets, any asset subject to Security Documents, the Vessels, any Finance Party, any other person being party to or which benefits from any Finance Document (other than the Charterer, JSC Novatek and YLNG) or any Approved Manager to enforcement proceedings or any other consequences whatsoever arising from Sanctions by which it is bound. 21.3 Environmental compliance Each Borrower shall, and shall procure that each of the Security Parties will: 21.3.1 comply with all Environmental Laws; 21.3.2 obtain, maintain and ensure compliance with all requisite Environmental Approvals; and LONUVE\30137956.24 Page 94

21.3.3 implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect. 21.4 Environmental Claims Each Borrower shall promptly upon becoming aware of the same, inform the Agent in writing of: 21.4.1 any Environmental Claim against any Security Party which is current, pending or threatened; and 21.4.2 any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Security Party, where the claim, if determined against that Security Party, has or is reasonably likely to have a Material Adverse Effect. 21.5 Anti-corruption law Each Borrower warrants, represents and agrees that it and its Affiliates and its respective officers, directors, employees, consultants, agents and/or intermediaries have complied with, and shall comply with, all applicable Business Ethics Laws in connection with this Agreement. 21.6 Taxation Each Borrower shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that: 21.6.1 such payment is being contested in good faith; 21.6.2 adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 19.1 (Financial statements); and 21.6.3 such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect. 21.7 Evidence of good standing Each Borrower will from time to time if requested, upon reasonable notice by the Agent provide the Agent with evidence in form and substance satisfactory to the Agent that the Security Parties and all corporate shareholders of any of the Security Parties remains in good standing. 21.8 Pari passu ranking Each Borrower shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are preferred by any bankruptcy, insolvency, liquidation, winding-up or other similar laws of general application. 21.9 Negative pledge No Borrower shall: LONLlVE\30137956.24 Page 95

21.9.1 create, or permit to subsist, any Encumbrance (other than pursuant to the Security Documents) over all or any part of the Vessel owned by it, its other assets or undertakings (other than Permitted Encumbrances); or 21.9.2 sell, lease, assign, transfer or otherwise dispose of a Vessel or any of those assets or all or any part of those undertakings other than, in the case of a sale of the Vessel, where such sale complies with the requirements of this Agreement or any other Finance Documents. 21.10 Charter Arrangements In the event that: 21.10.1 a Charter is novated, amended or otherwise supplemented in accordance with the terms of such Charter (the "Restructured Time Charter"); or 21.10.2 a Borrower and the Charterer (or the Charterer's nominee) enter into a bareboat charter in accordance with clause 46 (Bareboat Charter Option) of the relevant Charter (the "Yamal Bareboat Charter"), the relevant Borrower shall, to the extent that it is a party to the Restructured Time Charter (in respect of the Restructured Time Charter): (a) assign its rights and interest under such Restructured Time Charter or the Yamal Bareboat Charter (as the case may be) by a legal assignment duly notified to the Charterer in favour of the Security Agent; (b) subject to Clause 21.10.2(c) below, if the Yamal Bareboat Charter is entered into, each Borrower shall procure that the Charterer complies with the requirements of clause 6.6 of the relevant Quiet Enjoyment Agreement which, inter alia, provides that the relevant Borrower (as owner) (and not the Charterer (as bareboat charterer)) shall provide the Insurances in accordance with the terms set out at clause 13 of the relevant Yamal Bareboat Charter; and (c) if, pursuant to the Charterer's request for the prior written consent of its financiers to an assignment by Charterer to the relevant Borrower of Charterer's rights and interests (or the Charterer's nominee's rights and interests) to the relevant Vessel's Insurances (the "Charterer's Insurance Assignment"), such consent is received, Clause 21.10.2(b) above shall not apply. In such circumstances, the relevant Borrower shall procure that Charterer enters into a Charterer's Insurance Assignment and such Borrower shall on-assign such rights and interests in the Vessel's Insurances in favour of the Security Agent. The Borrowers shall give the Agent no less than twenty (20) days' prior written notice of any such novation, amendment or restructure referred to in this Clause 21.10. 21.11 Arm's length basis No Borrower shall (and the Borrowers shall procure that no other Security Party (other than TGP and Teekay Operating) will), sell or transfer any of its material assets other than (and provided not otherwise prohibited by any other term of this Agreement): LONUVE\30137956.24 Page 96

21.11.1 on arm's length terms to third parties where the net proceeds of sale are used as a prepayment hereunder; 21.11.2 on arm's length terms to its Affiliates, which are and remain members of the Borrowers Group; or 21.11.3 on arm's length terms and for full market value. 21.12 Merger No Borrower shall, and the Borrowers shall procure that the Parent shall not, enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction without the prior written consent of the Agent. 21.13 Change of business No Borrower shall, and the Borrowers shall procure that the Parent shall not, make any substantial change to the general nature of its business from that carried on at the date of this Agreement without the prior written consent of all Lenders. 21.14 .No other business No Borrower shall engage in any business other than the ownership, operation, chartering and management of the relevant Vessel. 21.15 No acquisitions No Borrower shall make any acquisition or investment without the prior written consent of the Agent save for the acquisition of the relevant Vessel under the relevant Building Contract (such consent not to be unreasonably withheld or delayed). 21.16 No borrowings No Borrower shall (a) incur or allow to remain outstanding any bank loan, bond issuance or any other Financial Indebtedness or (b) incur any other liability or obligation except, in either case: 21.16.1 liabilities and obligations under the Finance Documents to which they are parties; 21.16.2 liabilities or obligations (other than a bank loan) reasonably incurred in the ordinary course of operating, chartering, repairing and maintaining the Vessel; 21.16.3 with the prior written consent of the Agent, Financial Indebtedness (other than a bank loan) owing to their Affiliates provided that: (a) such Financial Indebtedness is unsecured and subordinated to the Loan on terms acceptable to the Majority Lenders; and (b) no Borrower shall be permitted to repay any Financial Indebtedness owing to its Affiliates at any time during the Facility Period; 21.16.4 any other Financial Indebtedness (other than a bank loan) the principal amount of which (when aggregated with the principal amount of any other Financial Indebtedness incurred by any Borrower (except any permitted under Clauses 21.16.1 or 21.16.2 or 21.16.3 above) does not exceed US$5,000,000 (or its equivalent in another currency or currencies), plus an amount equal to amounts credited to the Drydocking Reserve Account and the Operating Reserve Account. LONLIVE\30137956.24 Page 97

21.17 No loans or credit or other financial commitments No Borrower shall be a creditor in respect of any Financial Indebtedness or enter into any guarantee and indemnity or otherwise voluntarily assume any actual or contingent liability in respect of any obligation of any other person unless pursuant to the Finance Documents and loans made in the ordinary course of business in connection with the chartering, operation or repair of the relevant Vessel. 21.18 No guarantee or indemnities 21.18.1 No Borrower shall incur or allow to remain outstanding any guarantee in respect of any obligation of any person. 21.18.2 No Borrower shall incur or allow to remain outstanding any indemnity in respect of any obligation of any person other than indemnities incurred in the ordinary course of trading and/or operating a Vessel. 21.19 Disposals 21.19.1 No Borrower shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset. 21.19.2 Clause 21.19.1 does not apply to any sale, lease, transfer or other disposal which is a Permitted Transaction. 21.20 Inspection of records Each Borrower will permit the inspection of its financial records and accounts from time to time on reasonable notice during business hours by the Agent or its nominee. 21.21 Relevant Documents In relation to the Relevant Documents, each Borrower undertakes that: 21.21.1 there shall be no: (a) termination by such Borrower of any Relevant Document; or (b) alteration to or waiver of any material term of any Relevant Document where doing so would have a Material Adverse Effect, in each case, unless the prior written consent of the Agent is obtained (it being understood, and for the avoidance of doubt, that any (x) replacement of a Yamal Sponsor Guarantee, or (y) execution of an Alternative Yamal Sponsor Guarantee (in each case) pursuant to clause 67.3 of the Charter shall, subject to each Borrower's compliance of Clause 21.26 (Proposed Alternative Yama/ Sponsor Guarantor), not have a Material Adverse Effect); 21.21.2 without: (a) limiting the generality of Clause 21.21.1 above; and (b) prejudice to the provisions of the Relevant Documents which expressly contemplate or permit a sale of a Vessel to the Charterer, any Yamal Sponsor Guarantor or any nominee of the Charterer or of any Yamal Sponsor Guarantor, LONUVE\30137956.24 Page 98

no Borrower will, without the prior written consent of the Agent, effect any sale of the Vessel to the Charterer, any Yamal Sponsor Guarantor or any nominee of the Charterer or of any Yamal Sponsor Guarantor; and 21.21.3 without prejudice to the foregoing, each Borrower shall, where applicable, use reasonable endeavours and forthwith execute and deliver any and all such other agreements, instruments and documents (including any novation agreement) as may be required by law or deemed necessary to ensure that the Relevant Documents which are in effect on the date of this Agreement shall remain in effect, so that all obligations previously owed by the applicable Transaction Party to such Borrower under such Relevant Documents shall continue to be owed to such Borrower throughout the Facility Period (provided that this shall not be applicable to expiration of such Relevant Document through effluxion of time). 21.22 Constitutional Documents No Borrower shall agree to any material amendment to or variation of its constitutional documents, except as required by the Finance Documents or pursuant to a reduction of capital (while the Borrower is solvent) by (A) a share or common unit buy-back, or (B) redemption of redeemable shares or units, without the approval of the Agent or as required by applicable law, including share capital reductions to set off accumulated losses. 21.23 Further assurance 21.23.1 Each Borrower shall, and shall procure each other Security Party shall, promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)): (a) to perfect any Encumbrance created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Encumbrance aver all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; (b) to confer on the Security Agent or confer on the Finance Parties an Encumbrance aver any property and assets of that Borrower (or that other Security Party as the case may be) located in any jurisdiction equivalent or similar to the Encumbrance intended to be conferred by or pursuant to the Security Documents; and/or (c) to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents. LONLIVE\30137956.24 Page 99

21.23.2 Each Borrower shall, and shall procure each other Security Party shall, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Encumbrance conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents. 21.24 Access 21.24.1 If a Default is continuing, each Borrower shall and shall ensure that each member of the Borrowers Group will, permit the Agent or the Security Agent and/or accountants or other professional advisers of the Agent or Security Agent reasonable access upon prior written notice at the cost of the Borrowers to (a) the premises, assets, books, accounts and records of each member of the Borrowers Group and (b) meet and discuss matters with the senior management of each member of the Borrowers Group. 21.24.2 On the request of the Agent or the Security Agent or accountants or other professional advisers of the Agent or Security Agent (a "relevant person"), each Borrower shall take (and shall procure that each member of the Borrowers Group takes) all steps necessary to enable such relevant person at the cost of the Borrowers to perform the activities or obtain the information, to the extent it is available, referred to in the column entitled "Relevant Access" at a frequency of not less than the period specified in the column entitled "Frequency" in the following table: Relevant Access Frequency (i) Conducting on-site monitoring of members of the Once a year Borrowers Group, and have access at reasonable times and on reasonable notice to (a) the premises, assets, books, accounts and records of each member of the Borrowers Group and (b) meeting and discussing matters with the senior management of each member of the Borrowers Group. (ii) Conducting off-site monitoring of members of Once a half-year the Borrowers Group and have access to books, accounts and records of each member of the Borrowers Group. (iii) Obtaining general information about members of Once a half-year the Borrowers Group, including (without limitation) corporate financial statements and project management reports. (iv) Collecting other information relevant to members Once a half-year of the Borrower's Group in connection with the Relevant Documents and any credit ratings which shall including any governmental ratings. LONUVE\30137956.24 Page 100

21.25 No dealings with Master Agreement No Borrower shall assign, novate or encumber or in any other way transfer any of its rights or obligations under the Master Agreement (other than Permitted Encumbrances), nor enter into any interest rate exchange or hedging agreement with anyone other than the Swap Provider. 21.26 Proposed Alternative Yamal Sponsor Guarantor 21.26.1 Each Borrower undertakes that, unless its consent has been deemed to have been given in accordance with clause 67.3 of the Charter, it may only agree to any: (a) replacement of a Yamal Sponsor Guarantee; or (b) execution of an Alternative Yamal Sponsor Guarantee (in each case) pursuant to clause 67.3 of the Charter if the Agent has, after conducting relevant due diligence, given its written confirmation of its acceptance of the relevant Alternative Yamal Sponsor Guarantor (such confirmation not to be unreasonably withheld or delayed). 21.26.2 For the purpose of this Clause 21.26, the Agent's due diligence shall be deemed to include (but not be limited to) the Agent's procurement of a legal opinion issued (at the cost of the Borrowers) by a firm of lawyers qualified to practise in the jurisdiction of incorporation of the relevant Alternative Yamal Sponsor Guarantor and a legal opinion issued (at the cost of the Borrowers) by a firm of lawyers qualified to practise in the jurisdiction of the governing law of the relevant Alternative Yamal Sponsor Guarantee. 21.27 Application of FATCA The Borrowers shall procure that, unless agreed by all the Finance Parties, no Security Party shall become a US Tax Obligor. 21.28 Insurances Each,Borrower covenants to ensure at their own expense throughout the Facility Period each Vessel remains insured in accordance with: 21.28.1 clause 5 (Insurance) of the relevant Deed of Covenants; and 21.28.2 the terms of the respective Charter. 21.29 Registration of Vessels and Mortgages The Borrowers shall: 21.29.1 maintain the registration of each Vessel under its current flag or another Approved Flag; 21.29.2 effect and maintain the registration of each Mortgage at the relevant Vessel's Ship Registry; and 21.29.3 not cause nor permit to be done any act or omission as a result of which any of those registrations might be defeated or imperilled. 22 Events of Default 22.1 Events of Default Each of the events or circumstances set out in this Clause 22.1 is an Event of Default. LONLlVE\30137956.24 Page 101

22.1.1 Non-payment A Security Party does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless: (a) its failure to pay is caused by: (i) administrative or technical error; or (ii) a Disruption Event; and (b) payment is made within three Business Days of its due date. 22.1.2 Financial covenants and financial information Any requirement of Clause 19.1 (Financial statements), Clause 19.2 (Compliance Certificate) or Clause 20 (Financial covenants) (other than Clause 20.2.1(b)) is not satisfied. 22.1.3 Other specific obligations A Security Party does not comply with its obligations in Clause 21.29 (Insurances). 22.1.4 Other obligations (a) A Security Party does not comply with any provision of a Finance Document or any obligation expressed to be assumed by or procured by the Borrowers under this Agreement (other than those referred to in Clause 22.1.1 (Non-payment) and Clause 22.1.3 (Other specific obligations)). (b) No Event of Default under this Clause 22.1.4 will occur if the failure to comply is capable of remedy and is remedied within thirty (30) days of the Agent giving notice to the Borrowers provided that such remedy period shall not apply in addition to any other remedy period provided for under any other provision in this Agreement. 22.1.5 Misrepresentation Any representation or statement made or deemed to be repeated by a Security Party in any Finance Document or any other document delivered by or on behalf of a Security Party under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made where the circumstances causing the same give rise to a Material Adverse Effect. 22.1.6 Cross default Any Financial Indebtedness of any Security Party: (a) is not paid when due nor within any originally applicable grace period; or (b) is declared to be, or otherwise becomes, due and payable prior to its specified maturity as a result of an event of default (however described); or (c) is capable of being declared by a creditor to be due and payable prior to its specified maturity as a result of such an event of default. LONUVE\30137956.24 Page 102

No Event of Default will occur under this Clause 22.1.6 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within (a) to (c) is, (i) in respect of a Vessel Sponsor Guarantor, equal to or less than thirty million dollars (US$30,000,000) or its equivalent in any other currency or currencies, or (ii) in respect of each of a Borrower and the Parent, equal to or less than three million dollars (US$3,000,000) or its equivalent in any other currency or currencies. 22.1.7 Insolvency A Security Party is unable to pay its debts as they fall due, commences negotiations with any one or mo;e of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of its creditors or a composition with its creditors. 22.1.8 Insolvency proceedings A Security Party: (a) files for initiation of formal restructuring proceedings; or (b) is wound up or declared bankrupt; or (c) takes any steps or legal proceedings are started for its winding up, dissolution, administration or re-organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues or assets; or (d) declares any moratorium or any moratorium is declared or sought, in each case, in respect of any of its indebtedness; or (e) any analogous procedure or step is taken in any relevant jurisdiction. 22.1.9 Creditors' process (a) A Security Party fails to comply with or pay any sum due from it (within thirty (30) days of such amount falling due) under any final judgment or any final order made or given by any court or other official body of a competent jurisdiction in an aggregate in respect of: (i) each Vessel Sponsor Guarantor, equals to or is greater than thirty million dollars (US$30,000,000) or its equivalent in any other currency or currencies; or (ii) each of the Borrowers, the Parent and Teekay Operating, equals to or is greater than three million dollars (US$3,000,000) or its equivalent in any other currency, in each case being a judgment or order against which there is no right of appeal or if a right of appeal exists, where the time limit for making such appeal has expired. LONLIVE\30137956.24 Page 103

(b) Any execution or distress is levied against, expropriation, attachment or sequestration affects, or an encumbrance takes possession of, the whole or any part of, the property, undertaking or assets of a Security Party in an aggregate amount in respect of: (i) each Vessel Sponsor Guarantor, equals to or is greater than thirty hundred million dollars (US$30,000,000) or its equivalent in any other currency or currencies; or (ii) each of the Borrowers, the Parent and Teekay Operating, equals to or is greater than three million dollars (US$3,000,000) or its equivalent in any other currency or currencies, in each case other than any execution, distress, expropriation, attachment or sequestration which is being contested in good faith and which is either discharged within thirty (30) days or in respect of which adequate security has been provided within thirty (30) days to the relevant court or other authority to enable the relevant execution, distress, expropriation, attachment or sequestration to be lifted or released. 22.1.10 Unlawfulness and invalidity (a) It is or becomes unlawful for a Security Party to perform any of its obligations under the Finance Documents (except for the Replacement Novation Side Letters) or any Encumbrance created or expressed to be created or evidenced by the Security Documents ceases to be effective. (b) Any obligation or obligations of any Security Party under any Finance Documents (except for the Replacement Novation Side Letters) are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents. (c) Any Finance Document (except for a Replacement Novation Side Letter) ceases to be in full force and effect or any Encumbrance created or expressed to be created or evidenced by the Security Documents ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective. (d) Provided that it shall only be an Event of Default under this Clause 22.1.10 if such illegality is not remedied or mitigated to the satisfaction of the Agent within thirty (30) days after notice has been given to the relevant Security Party. 22.1.11 Cessation of business A Security Party ceases to carry on all or any material part of its business and which would have a Material Adverse Effect. LONUVE\30137956.24 Page 104

22.1.12 Curtailment of business The business of any of the Security Parties is wholly or materially curtailed by any intervention by or under authority of any government, or if all or a substantial part of the undertaking, property or assets of any of the Security Parties is seized, nationalised, expropriated or compulsorily acquired by or under authority of any government or any Security Party disposes or threatens to dispose of a substantial part of its business or assets which would have a Material Adverse Effect. 22.1.13 Loss of property All or a substantial part of the business or assets of any Security Party is destroyed, abandoned, seized, appropriated or forfeited for any reason, and such occurrence in the reasonable opinion of the Agent has or could reasonably be expected to have a Material Adverse Effect. 22.1.14 Repudiation, rescission or breach of agreements (a) A Security Party rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document. (b) Subject to Clause 22.1.14(c), any party to any of the Relevant Documents that is not a Finance Document (other than the Purchase Option Side Letter or the Currency Conversion Letter (each as defined in Schedule 7 (List of Assigned Documents) (the "Excluded Documents")) repudiates that Relevant Document, provided that it shall not be an Event of Default if: (i) such repudiation is in respect of a Charter and the relevant Borrower is able 'to enter into a substitute charter on terms and conditions acceptable to the Majority Lenders within forty five (45) days of such repudiation; or (ii) the Borrowers prepay the relevant Vessel Loan within forty five (45) days of such repudiation. (c) Any Relevant Document (other than the Excluded Documents) is terminated, cancelled or otherwise ceases to remain in full force and effect at any time prior to its contractual expiry date, provided that it shall not be an Event of Default if: (i) such termination or cancellation is in respect of a Charter and either the Charter is converted into a bareboat charterparty under the terms of the Charter or the relevant Borrower is able to enter into a substitute charter on terms and conditions acceptable to the Majority Lenders within forty five (45) days of such termination or cancellation; or (ii) the Borrowers prepay the relevant Vessel Loan in full with in forty five (45) days of such termination or cancellation. (d) Any default by a Borrower or any other breach by a Borrower or any other Security Party occurs under any of the Relevant Documents (other than the Excluded Documents) where any such default or breach gives rise to a right of termination under the Relevant Document, provided that it shall not be an Event of default if the Borrowers either cure such default or breach or LONUVE\30137956.24 Page 105 prepay the relevant Vessel Loan within ninety (90) days of such default or breach. Any prepayment made by the Borrowers pursuant to this Clause 21.14 (Repudiation, rescission or breach of agreements) shall not be subject to the conditions set out in Clause 7.3 (Voluntary prepayment of a Vessel Loan). 22.1.15 Conditions subsequent Any of the conditions referred to in Clause 4.4 (Initial Conditions subsequent) and Clause 4.9 (Delivery conditions subsequent) is not satisfied within the time reasonably required by the Agent. 22.1.16 Revocation or modification of Authorisation Any Authorisation of any governmental, judicial or other public body or authority which is now, or which at any time during the Facility Period becomes, necessary to enable any of the Security Parties or any other person (except a Finance Party) to comply with any of their obligations under any Relevant Document is not obtained, is revoked, suspended, withdrawn or withheld, or is modified in a manner which the Agent considers is, or may be, prejudicial to the interests of any Finance Party, or ceases to remain in full force and effect. 22.1.17 Reduction of capital Any Security Party (other than Teekay Operating) reduces its committed or subscribed capital other than any reduction effected by any Security Party pursuant to (in each case while such Security Party is solvent) (A) a share or common unit buy-back, or (B) redemption of redeemable shares or units. 22.1.18 Loss of Vessel A Vessel suffers a Total Loss or a Total Loss occurs in relation to any other vessel which may from time to time be mortgaged to the Security Agent as security for the payment of all or any part of the Indebtedness, except that a Total Loss (which term shall for the purposes of the remainder of this Clause 22.1.18 include an event similar to a Total Loss in relation to any other vessel) shall not be an Event of Default if: (a) that Vessel or other vessel is insured in accordance with the Security Documents and a claim for Total Loss is available under the terms of the relevant insurances; and (b) no insurer has refused to meet or has disputed the claim for Total Loss and it is not apparent to the Agent in its discretion that any such refusal or dispute is likely to occur; and (c) payment of all insurance proceeds in respect of the Total Loss is made in full to the Security Agent within 180 days of the occurrence of date of the Total Loss in question or such longer period as the Agent may in its discretion agree, or the Borrowers prepay the relevant Vessel Loan in full immediately upon the expiry of a one hundred and eighty (180) day period after the occurrence of the Total Loss in question. LONUVE\30137956.24 Page 106

Any prepayment made by the Borrowers pursuant to this Clause 22.1.18 (Loss of Vessel) shall not be subject to the conditions set out in Clause 7.3 (Voluntary prepayment of a Vessel Loan). 22.1.19 Challenge to registration The registration of a Vessel or a Mortgage is contested or becomes void or voidable or liable to cancellation or termination, or the validity or priority of a Mortgage is contested. 22.1.20 War The country of registration of a Vessel becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Agent in its discretion considers that, as a result, the security conferred by any of the Security Documents is materially prejudiced provided that there shall be no Event of Default under this clause if the Vessel can be moved to another acceptable flag within thirty (30) days. 22.1.21 Master Agreement termination A notice is given by the Swap Provider under section 6(a) of the Master Agreement, or by any person under section 6(b )(iv) of the Master Agreement, in either case designating an Early Termination Date for the purpose of the Master Agreement, or the Master Agreement is for any other reason terminated, cancelled, suspended, rescinded, revoked or otherwise ceases to remain in full force and effect due to a default by the Borrowers. 22.1.22 Notice of Determination If either Vessel Sponsor Guarantor gives notice to the Agent to determine its obligations under the Guarantee. 22.1.23 Environmental matters (a) Any Environmental Claim is made against any Borrower or in connection with any Vessel, where such Environmental Claim has a Material Adverse Effect. (b) Any actual Environmental Incident occurs in connection with the Vessel, where such Environmental Incident has a Material Adverse Effect. 22.1.24 Non-Security Party Transaction Parties any event which, under the laws of any jurisdiction, has a similar or analogous effect to any of those events mentioned in Clauses 22.1.7 (Insolvency), 22.1.8 (Insolvency proceedings) and 22.1.9 (Creditors' process) occurs (mutatis mutandis) in relation to a Transaction Party that is not a Security Party (but in relation to a Yamal Sponsor Guarantor, only until such time as the Yamal Sponsor Guarantee issued by that Yamal Sponsor Guarantor is terminated or ceases to have effect in accordance with its terms) except where: (a) in the case of the Charterer, the Charterer (or a third party acting on its behalf) continues to pay hire in accordance with the Charters and provided further that: (i) in the case of hire paid by the Charterer, the Agent (acting in their sole discretion) is satisfied that such payment is irrevocable and not subject to any claw-back; or (ii) in the case of hire paid by a third party acting on behalf of the Charterer, the Agent (acting in their sole discretion) is satisfied that LONLIVE\30137956.24 Page 107 all applicable know your customer requirements required by the Agent are fulfilled and that such payment is irrevocable and not subject to any claw-back; and (b) in the case of the Charterer, YLNG and each Yamal Sponsor Guarantor, any event which, under the laws of any jurisdiction, has a similar or analogous effect to the events mentioned in 22.1.9 (Creditors' process) occurs in relation to the Charterer, YLNG or a Yamal Sponsor Guarantor and the amount of the applicable judgment, final order, execution, distress, expropriation, attachment, sequestration or encumbrance which takes possession (each as referred to in 22.1.9 (Creditors' process)) is for an aggregate amount of: (i) in respect of YLNG and each Yamal Sponsor Guarantor, less than fifty million dollars (US$50,000,000) or its equivalent in any other currency or currencies; and (ii) in respect of the Charterer, less than thirty million dollars (US$30,000,000) or its equivalent in any other currency or currencies; and (c) in the case of the Builder and Refund Guarantor, such event occurs after the final Delivery Date. 22.1.25 Non-delivery of Vessel A Vessel is not delivered to the relevant Borrower by the Builder under the relevant Building Contract by the relevant Long Stop Date and any Drawings of the relevant Vessel Loan relating to that Vessel have not been prepaid within thirty (30) days. 22.1.26 Litigation Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, or any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made, in relation to the Relevant Documents or the transactions contemplated in the Relevant Documents or against a Security Party or its assets which have, or has, or are, or is, reasonably likely to have a Material Adverse Effect. 22.1.27 Material adverse change Any event or change occurs which has a Material Adverse Effect and such change if capable of remedy is not so remedied within thirty (30) days of such event or change. 22.1.28 Sanctions Any Security Party, any Affiliate of any Security Party or any of their respective directors, officers or employees becomes a Restricted Party, provided that: (a) it shall not be an Event of Default in relation to any applicable director, officer or employee, if thirty (30) days after it became a Restricted Party it ceases to be a Restricted Party or ceases to be a director, officer or employee; and LONUVE\30137956.24 Page 108

(b) it shall not be an Event of Default if: (i) the relevant Security Party, Affiliate of any Security Party or any of their respective directors, officers or employees becomes a Restricted Party solely as a result of Sanctions administered, enacted or enforced by a EU Member State other than: (A) the United Kingdom, France, Germany; or (B) an EU Member State where any Finance Party or any Yamal Sponsor Guarantor is incorporated, and it would not otherwise be a Restricted Party; and (ii) the circumstances set out in Clause 22.1.28(b)(i) above, do not have a Material Adverse Effect or, in relation to any applicable director, officer or employee, within thirty (30) days from the date on which it became a Restricted Party, it ceases to be a Restricted Party or ceases to be a director, officer or employee of a Security Party or an Affiliate of any Security Party. 22.1.29 Arrest Any Vessel is arrested or seized for any reason whatsoever unless (i) such Vessel is released and returned to the possession of the relevant Borrower within thirty (30) days of such arrest or seizure or (ii) within thirty (30) days the Borrowers prepay the relevant Vessel Loan. Any prepayment made by the Borrowers pursuant to this Clause 22.1.29 (Arrest) shall not be subject to the conditions set out in Clause 7.3 (Voluntary prepayment of a Vessel Loan). 22.1.30 Exercise of step-in or other related rights There occurs any of the following event or circumstance: (a) the Charterer exercises: (i) its purchase option in accordance with clause 47.l{a) of any Charter; or (ii) its termination rights under clause 44.2(a) (Owner's default) of any Charter; or (b) any Yamal Sponsor Guarantor (or a nominee of any such Yamal Sponsor Guarantor) exercises its right to: (i) require a novation of any Building Contract in accordance with the relevant Replacement Novation Side Letter; or (ii) acquire any Vessel in accordance with any Purchase Option Side Letter in circumstances where the purchase option under clause 47.l{a) of the Charter to which such Purchase option Side Letter relates has become exercisable; or LONUVE\30137956.24 Page 109

(c) the Charterer and/or any Borrower exercise their right to terminate any Charter in accordance with clause 70.10 of such Charter, provided that it shall not be an Event of Default if the Borrowers prepay the relevant Vessel Loan within thirty (30) days of such event or circumstance. Any prepayment made by the Borrowers pursuant to this Clause 22.1.30 (Exercise of step-in or other related rights) shall not be subject to the conditions set out in Clause 7.3 (Voluntary prepayment of a Vessel Loan). 22.1.31 Validity and admissibility At any time any act, condition or thing reasonably required to be done, fulfilled or performed in order: (a) to enable any Security Party lawfully to enter into, exercise its rights under and perform the respective obligations expressed to be assumed by it in the Finance Documents; (b) to ensure that the obligations expressed to be assumed by each of the Security Parties in the Relevant Documents are legal, valid and binding; or (c) to make the Relevant Documents admissible in evidence in any applicable jurisdiction is not done, fulfilled or performed within thirty (30) days after notification from the Agent to the relevant Security Party requiring the same to be done, fulfilled or performed. 22.1.32 Money laundering and financing of terrorism (a) Any Security Party, any Affiliate of any Security Party involves any breach by it of any law or regulatory measure relating to "money laundering" as defined in Article 1 of the Directive (2005/EC/60) of the European Parliament and of the Council of the European Communities. (b) Any Security Party, any Affiliate of any Security Party engages in any act of providing or collecting funds with the intention that they be used, or in the knowledge that they are to be used, in order to carry out terrorist acts. 22.1.33 Expropriation The authority or ability of any member of the Borrowers Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Borrowers Group or any of its assets. 22.2 Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders: LONUVE\30137956.24 Page 110

22.2.1 by notice to the Borrowers: (a) cancel the Total Commitments, at which time they shall immediately be cancelled; (b) declare that the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents are immediately due and payable, at which time they shall become immediately due and payable; and/or (c) declare that the Loan is payable on demand, at which time it shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or 22.2.2 exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents. LONLlVE\30137956.24 Page 111

Section 9 Changes to Parties 23 Changes to the Lenders 23.1 Assignments and transfers by the Lenders Subject to this Clause 23, a Lender (the "Existing Lender") may: 23.1.1 assign any of its rights; or 23.1.2 transfer by novation any of its rights and obligations, under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender") without the consent of the Borrowers provided that: (a) it is one of: (i) Industrial and Commercial Bank of China Limited; (ii) China Construction Bank Corporation; (iii) Agricultural Bank of China Limited; (iv) Bank of China Limited; (v) Bank of Communications Co., Ltd.; (vi) The Export-Import Bank of China; (vii) China Merchants Bank Co., Ltd.; or (b) it has, on the date it becomes a New Lender, a credit rating with Standard & Poor's of at least A- and is not an Excluded Transferee, otherwise the consent of the Borrowers shall be required, such consent not to be unreasonably withheld or delayed. 23.2 Conditions of assignment or transfer 23.2.1 An assignment will only be effective on: (a) receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and (b) performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender. LONLIVE\30137956.24 Page 112

23.2.2 A transfer will only be effective if the procedure set out in Clause 23.5 (Procedure for transfer) is complied with. 23.2.3 If: (a) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and (b) as a result of circumstances existing at the date the assignment, transfer or change occurs, a Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. 23.2.4 Each New Lender confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. 23.3 Assignment or transfer fee 23.3.1 Subject to Clause 23.3.2, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $10,000. 23.3.2 No fee is payable pursuant to Clause 23.3.1 if: (a) the Agent agrees that no fee is payable; or (b) the assignment or transfer is made by an Existing Lender: (i) to an Affiliate of that Existing Lender; (ii) to a fund which is a Related Fund of that Existing Lender; or (iii) in connection with the primary syndication of the Loan. 23.4 Limitation of responsibility of Existing Lenders 23.4.1 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (a) the legality, validity, effectiveness, adequacy or enforceability of the Relevant Documents or any other documents; LONUVE\30137956.24 Page 113

(b) the financial condition of any Security Party; (c) the performance and observance by any Security Party of its obligations under the Relevant Documents or any other documents; or (d) the accuracy of any statements (whether written or oral) made in or in connection with any of the Relevant Documents or any other document, and any representations or warranties implied by law are excluded. 23.4.2 Each New Lender confirms to the Existing Lender and the other Finance Parties that it: (a) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Security Party and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any of the Relevant Documents; and (b) will continue to make its own independent appraisal of the creditworthiness of each Security Party and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. 23.4.3 Nothing in any Finance Document obliges an Existing Lender to: (a) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or (b) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Security Party of its obligations under the Relevant Documents or otherwise. 23.5 Procedure for transfer 23.5.1 Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with Clause 23.5.3 when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 23.2.1(b), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. 23.5.2 The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. LONUVE\30137956.24 Page 114

23.5.3 Subject to Clause 23.8 (Pro rata interest settlement), on the Transfer Date: (a) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations"); (b) each Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Borrower and the New Lender have assumed and/or acquired the same in place of that Borrower and the Existing Lender; (c) the Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and (d) the New Lender shall become a Party as a "Lender". 23.6 Procedure for assignment 23.6.1 Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with Clause 23.6.3 when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 23.6.2, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement. 23.6.2 The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender. 23.6.3 Subject to Clause 23.8 (Pro rata interest settlement), on the Transfer Date: (a) the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of any Encumbrance created or expressed to be created or evidenced by LONLIVE\30137956.24 Page 115 the Security Documents and expressed to be the subject of the assignment in the Assignment Agreement; (b) the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents); and (c) the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations. 23.6.4 Lenders may utilise procedures other than those set out in this Clause 23.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Security Party or unless in accordance with Clause 23.5 (Procedure for transfer), to obtain a release by that Security Party from the obligations owed to that Security Party by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 23.2 (Conditions of assignment or transfer). 23.7 Copy of Transfer Certificate or Assignment Agreement to Borrowers The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement. 23.8 Pro rata interest settlement 23.8.1 If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 23.5 (Procedure for transfer) or any assignment pursuant to Clause 23.6 (Procedure for assignment) the Transfer Date of which is after the date of such notification and is not on the last day of an Interest Period): (a) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six monthly intervals after the first day of that Interest Period); and (b) the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt: LONUVE\30137956.24 Page 116

(i) when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and (ii) the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 23.8, have been payable to it on that date, but after deduction of the Accrued Amounts. 23.8.2 In this Clause 23.8 references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees. 23.8.3 An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 23.8 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents. 24 Changes to the Security Parties 24.1 No assignment or transfer by Security Parties No Security Party may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. LONLIVE\30137956.24 Page 117

Section 10 The Finance Parties 2S Role of the Agent, the Security Agent and the Arranger 25.1 Appointment of the Agent 25.1.1 Each of the Arranger and the Lenders appoints the Agent to act as .its agent under and in connection with the Finance Documents and each of the Arranger, the Lenders and the Agent appoints the Security Agent to act as its security agent for the purpose of the Security Documents. 25.1.2 Each of the Arranger and the Lenders authorises the Agent and each of the Arranger, the Lenders and the Agent authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent or the Security Agent (as the case may be) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. 25.1.3 The Swap Provider appoints the Security Agent to act as its security agent for the purpose of the Security Documents and authorises the Security Agent to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Security Documents together with any other incidental rights, powers, authorities and discretions. 25.1.4 Except in Clause 25.14 (Replacement of the Agent) or where the context otherwise requires, references in this Clause 25 to the "Agent" shall mean the Agent and the Security Agent individually and collectively and references in this Clause 25 to the "Finance Documents" or to any "Finance Document" shall not include the Master Agreement. 25.2 Instructions 25.2.1 The Agent shall: (a) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: (i) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (ii) in all other cases, the Majority Lenders; and (b) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with Clause 25.2.1(a). 25.2.2 The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it LONUVE\30137956.24 ,Page 118 should exercise or refrain from exerc1smg any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. 25.2.3 Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. 25.2.4 The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in. complying with those instructions. 25.2.5 In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. 25.2.6 The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This Clause 25.2.6 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Finance Documents or the enforcement of the Finance Documents. 25.3 Duties of the Agent 25.3.1 The Agent's duties under the Rnance Documents are solely mechanical and administrative in nature. 25.3.2 Subject to Clause 25.3.3, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. 25.3.3 Without prejudice to Clause 23.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), Clause 25.3.1 shall not apply to any Transfer Certificate or any Assignment Agreement. 25.3.4 Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. 25.3.5 If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties. 25.3.6 If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties. LONLlVE\30137956.24 Page 119

25.3.7 The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 25.4 Role of the Arranger Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document. 25.5 No fiduciary duties 25.5.1 Subject to Clause 25.12 (Trust) which relates to the Security Agent only, nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person. 25.5.2 Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 25.6 Business with Security Parties The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Borrower and any other Security Party or its Affiliate. 25.7 Rights and discretions of the Agent 25.7.1 The Agent may: (a) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (b) assume that: (i) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (ii) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of (A), may assume the truth and accuracy of that certificate. LONUVE\30137956.24 Page 120

25.7.2 The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders or security agent for the Finance Parties (as the case may be)) that: (a) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Events of Default)); (b) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and (c) any notice or request made by the Borrowers (other than a Drawdown Request) is made on behalf of and with the consent and knowledge of all the Security Parties. 25.7.3 The Agent may engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts. 25.7.4 Without prejudice to the generality of Clause 25.7.3 or Clause 25.7.5, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable. 25.7 .5 The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. 25.7.6 The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not: (a) be liable for any error of judgment made by any such person; or (b) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by the Agent's gross negligence or wilful misconduct. 25.7.7 Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. 25.7.8 Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. LONLIVE\30137956.24 Page 121

25.7.9 The Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of Clause 10.2.2 (Market Disruption). 25.7.10 Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 25.8 Responsibility for documentation Neither the Agent nor the Arranger is responsible or liable for: 25.8.1 the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, a Security Party or any other person given in or in connection with any Relevant Document; or 25.8.2 the legality, validity, effectiveness, adequacy or enforceability of any Relevant Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Relevant Document; or 25.8.3 any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 25.9 No duty to monitor The Agent shall not be bound to enquire: 25.9.1 whether or not any Default has occurred; 25.9.2 as to the performance, default or any breach by any Party of its obligations under any Finance Document; or 25.9.3 whether any other event specified in any Finance Document has occurred. 25.10 Exclusion of liability 25.10.1 Without limiting Clause 25.10.2 (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent) the Agent shall not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for: (a) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents, unless directly caused by its gross negligence or wilful misconduct; LONUVE\30137956.24 Page 122

(b) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, any Encumbrance created or expressed to be created or evidenced by the Security Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents; (c) any shortfall which arises on the enforcement or realisation of the Trust Property; or (d) without prejudice to the generality of Clauses 25.10.1(a), 25.10.1(b) and 25.10.1(c), any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of: (i) any act, event or circumstance not reasonably within its control; or (ii) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. 25.10.2 No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Relevant Document and any officer, employee or agent of the Agent may rely on this Clause. 25.10.3 The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. 25.10.4 Nothing in this Agreement shall oblige the Agent or the Arranger to carry out: (a) any "know your customer" or other checks in relation to any person; or LONUVE\30137956.24 Page 123

(b) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender, on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger. 25.10.5 Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages. 25.11 Lenders' indemnity to the Agent 25.11.1 Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to lts share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent and every Receiver and Delegate, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the relevant Agent's, Receiver's or Delegate's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 28.12 (Disruption to payment systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent, Receiver or Delegate under, or exercising any authority conferred under, the Finance Documents (unless the relevant Agent, Receiver or Delegate has been reimbursed by a Security Party pursuant to a Finance Document). 25.11.2 Subject to Clause 25.11.3, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to Clause 25.11.1 25.11.3 Clause 25.11.2 shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to a Security Party. 25.12 Trust The Security Agent agrees and declares, and each of the other Finance Parties acknowledges, that, subject to the terms and conditions of this Clause 25.12, the Security Agent holds the Trust Property on trust for the Finance Parties LONLIVE\30137956.24 Page 124 absolutely. Each of the other Finance Parties agrees that the obligations, rights and benefits vested in the Security Agent shall be performed and exercised in accordance with this Clause 25.12. The Security Agent shall have the benefit of all of the provisions of this Agreement benefiting it in its capacity as security agent for the Finance Parties, and all the powers and discretions conferred on trustees by the Trustee Act 1925 (to the extent not inconsistent with this Agreement). In addition: 25.12.1 the Security Agent and any Delegate may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Security Agent or any Delegate by or pursuant to the Security Documents or in respect of anything else done or omitted to be done in any way relating to the Security Documents; 25.12.2 the other Finance Parties acknowledge that the Security Agent shall be under no obligation to insure any property nor to require any other person to insure any property and shall not be responsible for any loss which may be suffered by any person as a result of the lack or insufficiency of any insurance; 25.12.3 the Finance Parties agree that the perpetuity period applicable to the trusts declared by this Agreement shall be the period of 125 years from the date of this Agreement; 25.12.4 the Security Agent shall not be liable for any failure, omission, or defect in perfecting the security constituted or created by any Finance Document including, without limitation, any failure to register the same in accordance with the provisions of any of the documents of title of any Security Party to any of the assets thereby charged or effect or procure registration of or otherwise protect the security created by any Security Document under any registration laws in any jurisdiction and may accept without enquiry such title as any Security Party may have to any asset; 25.12.5 the Security Agent shall not be under any obligation to hold any title deed, Finance Document or any other documents in connection with the Finance Documents or any other documents in connection with the property charged by any Finance Document or any other such security in its own possession or to take any steps to protect or preserve the same, and may permit any Security Party to retain all such title deeds, Finance Documents and other documents in its possession; and 25.12.6 save as otherwise provided in the Finance Documents, all moneys which under the trusts therein contained are received by the Security Agent may be placed on deposit in the name of or under the control of the Security Agent at such bank or institution (including the Security Agent) and upon such terms as the Security Agent may think fit pending application of those moneys in accordance with Clause 17.17 (Application of moneys by Security Agent). LONLIVE\30137956.24 Page 125

The provisions of Part I of the Trustee Act 2000 shall not apply to the Security Agent or the Trust Property. 25.13 Resignation of the Agent 25.13.1 The Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Borrowers. 25.13.2 Alternatively the Agent may resign by giving thirty (30) days' notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders (after consultation with the Borrowers) may appoint a successor Agent. 25.13.3 If the Majority Lenders have not appointed a successor Agent in accordance with Clause 25.13.2 within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrowers) may appoint a successor Agent. 25.13.4 If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under Clause 25.13.3, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 25 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the ilppointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties. 25.13.5 The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance. 25.13.6 The Agent's resignation notice shall only take effect upon the appointment of a successor and (in the case of the Security Agent) the transfer of all the Trust Property to that successor. 25.13.7 Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 25.13.5) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 25 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. LONUVE\30137956.24 Page 126

25.13.8 The Agent shall resign in accordance with Clause 25.13.2 (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to Clause 25.13.3) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (a) the Agent fails to respond to a request under Clause 12.7 (FATCA information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (b) the information supplied by the Agent pursuant to Clause 12.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (c) the Agent notifies the Borrowers and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; and (In each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign. 25.14 Replacement of the Agent 25.14.1 After consultation with the Borrowers, the Majority Lenders may, by giving thirty (30) days' notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent. 25.14.2 The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its function as Agent under the Finance Documents. 25.14.3 The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 25.14.2 but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 25 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). 25.14.4 Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. 25.15 Confidentiality LONUVE\30137956.24 Page 127

25.15.1 In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. 25.15.2 If information is received by another division or department of the Agent, It may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. 25.16 Relationship with the Lenders 25.16.1 Subject to Clause 23.8 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: (a) entitled to or liable for any payment due under any Finance Document on that day; and (b) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement. 25.16.2 Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or dispatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 30.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 30.2 (Addresses) and Clause 30.6.1(b) (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 25.17 Credit appraisal by the Lenders Without affecting the responsibility of any Security Party for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: 25.17.1 the financial condition, status and nature of each Security Party; 25.17.2 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document lONUVE\30137956.24 Page 128 entered into, made or executed in anticipation of, under or in connection with any Finance Document; 25.17.3 whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of under or in connection with any Finance Document; and 25.17.4 the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any Encumbrance created or expressed to be created or evidenced by the Security Documents or the existence of any Encumbrance affecting the Charged Property. 25.18 Reference Banks If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrowers) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank. 25.19 Agent's management time Any amount payable to the Agent under Clause 14.3 (Indemnity to the Agent), Clause 14.4 (Indemnity to the Security Agent), Clause 16 (Costs and expenses) and Clause 25.11 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrowers and the Lenders, ~nd is in addition to any fee paid or payable to the Agent under Clause 11 (Fees). 25.20 Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 26 Conduct of Business by the Finance Parties No provision of this Agreement will: 26.1 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; 26.2 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or 26.3 oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 27 Sharing among the Finance Parties 27.1 Payments to Finance Parties If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from a Security Party other than in LONUVE\30137956.24 Page 129 accordance with Clause 28 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then: 27.1.1 the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent; 27.1.2 the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed · in accordance with Clause 28 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and 27.1.3 the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.6 (Partial payments). 27.2 Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Security Party and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 28.6 (Partial payments) towards the obligations of that Security Party to the Sharing Finance Parties. 27.3 Recovering Finance Party's rights On a distribution by the Agent under Clause 27.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Security Party, as between the relevant Security Party and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Security Party. 27.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: 27.4.1 each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and 27.4.2 as between the relevant Security Party and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Security Party. 27.5 Exceptions 27.5.1 This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Security Party. LONLIVE\30137956.24 Page 130

27.5.2 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (a) it notified that other Finance Party of the legal or arbitration proceedings; and (b) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. LONLIVE\30137956.24 Page 131

Section 11 Administration 28 Payment Mechanics 28.1 Payments to the Agent On each date on which a Security Party or a Lender is required to make a payment under a Finance Document (other than the Master Agreement), that Security Party or that Lender shall make the same available to the Agent for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settiement of transactions in the relevant currency in the place of payment. Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies. 28.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to a Security Party) and Clause 28.4 (C/awback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency. 28.3 Distributions to a Security Party The Agent may (with the consent of a Security Party or in accordance with Clause 29 (Set-Off)) apply any amount received by it for that Security Party in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Security Party under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 28.4 Clawback and pre-funding 28.4.1 Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. 28.4.2 Unless Clause 28.4.3 applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. 28.4.3 If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower: (a) the Borrower to whom that sum was made available shall on demand refund it to the Agent; and LONUVE\30137956.24 Page 132

(b) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. 28.5 Impaired Agent 28.5.1 If, at any time, the Agent becomes an Impaired Agent, a Security Party or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 28.1 (Payments to the Agent) may instead either: (a) pay that amount direct to the required recipient(s); or (b) if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest bearing account held with an Acceptable Bank in relation to which no Insolvency Event has occurred and Is continuing, In the name of the Security Party or the Lender making the payment (the "Paying Party") and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the "Recipient Party" or "Recipient Parties"). In each case such payments must be made on the due date for payment under the Finance Documents. 28.5.2 All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements. 28.5.3 A Party which has made a payment in accordance with this Clause 28.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account. 28.5.4 Promptly upon the appointment of a successor Agent in accordance with Clause 25.14 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to Clause 28.5.5) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 28.2 (Distributions by the Agent). 28.5.5 A Paying Party shall, promptly upon request by a Recipient Party and to the extent: (a) that it has not given an instruction pursuant to Clause 28.5.4; and LONUVE\30137956.24 Page 133

(b) that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party. 28.6 Partial payments 28.6.1 If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Security Party under the Finance Documents (other than the Master Agreement), the Agent shall apply that payment towards the obligations of that Security Party under the Finance Documents (other than the Master Agreement) in the following order: (a) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent or the Security Agent under the Finance Documents; (b) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement; (c) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and (d) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. 28.6.2 The Agent shall, if so directed by the Majority Lenders, vary the order set out in Clauses 28.6.1(b) to 28.6.1(d). 28.6.3 Clauses 28.6.1 and 28.6.2 will override any appropriation made by a Security Party. 28.7 No set-off by Security Parties All payments to be made by a Security Party under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 28.8 Business Days Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 28.9 Currency of account 28.9.1 Subject to Clauses 28.9.2 to 28.9.5, dollars is the currency of account and payment for any sum due from a Security Party under any Finance Document. LONLlVE\30137956.24 Page 134

28.9.2 A repayment or payment of all or part of a Vessel Loan or an Unpaid Sum shall be made in the currency in which that Vessel Loan or Unpaid Sum is denominated on its due date. 28.9.3 Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued. 28.9.4 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. 28.9.5 Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency. 28.10 Control account The Agent shall open and maintain on its books a control account in the names of the Borrowers showing the advance of the Loan and the computation and payment of interest and all other sums due under this Agreement. The Borrowers' obligations to repay the Loan and to pay interest and all other sums due under this Agreement shall be evidenced by the entries from time to time made in the control account opened and maintained under this Clause 28.10 and those entries will, in the absence of manifest error, be conclusive and binding. 28.11 Change of currency 28.11.1 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (a) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrowers); and (b) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). 28.11.2 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency. 28.12 Disruption to payment systems etc. If either the Agent determines in its discretion that a Disruption Event has occurred or the Agent is notified by the Borrowers that a Disruption Event has occurred: 28.12.1 the Agent may, and shall if requested to do so by the Borrowers, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Loan as the Agent may deem necessary in the circumstances; LONUVE\30137956.24 Page 135

28.12.2 the Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in Clause 28.12.1 if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to any such changes; 28.12.3 the Agent may consult with the Finance Parties in relation to any changes mentioned in ·clause 28.12.1 but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; 28.12.4 any such changes agreed upon by the Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 34 (Amendments and Waivers); 28.12.5 the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation, for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.12; and 28.12.6 the Agent shall notify the Finance Parties of all changes agreed pursuant to Clause 28.12.4. 29 Set-Off 29.1 Set-off A Finaoce Party may set off any matured obligation due from a Security Party under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Security Party, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 29.2 Master Agreement rights The rights conferred on the Swap Provider by this Clause 29 shall be in addition to, and without prejudice to or limitation of, the rights of netting and set off conferred on the Swap Provider by the Master Agreement. 30 Notices 30.1 Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter or (subject to Clause 30.6) electronic mail. 30.2 Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: 30.2.1 in the case of each Borrower, that identified with its name below; LONUVE\30137956.24 Page 136

30.2.2 in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; 30.2.3 in the case of the Swap Provider, that identified with its name below; and 30.2.4 in the case of the Agent or the Security Agent, that identified with its name below, or any substitute address, fax number, or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice. 30.3 Delivery Any communication or document made or delivered by one Party to another under or in connection with the Finance Documents will only be effective: 30.3.1 if by way of fax, when received in legible form; or 30.3.2 if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or 30.3.3 if by way of electronic mail, in accordance with Clause 30.6, and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer. Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Security Agent's signature below (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose). All notices from or to a Security Party (save in respect of the Master Agreement) shall be sent through the Agent. Any communication or document which becomes effective, in accordance with this Clause 30.3, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day. 30.4 Notification of address and fax number Promptly upon changing its address or fax number, the Agent shall notify the other Parties. 30.5 Communication when Agent is Impaired Agent If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed. 30.6 Electronic communication LONUVE\30137956.24 Page 137

30.6.1 Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties: (a) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and (b) notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice. 30.6.2 Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose. 30.6.3 Any electronic communication which becomes effective, in accordance with Clause 30.6.2, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day. 30.7 English language Any notice given under or in connection with any Finance Document must be in English. All other documents provided under or in connection with any Finance Document must be: 30.7.1 in English; or 30.7.2 if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 31 Calculations and Certificates 31.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Agent pursuant to Clause 28.10 (Control account) are prima facie evidence of the matters to which they relate. 31.2 Certificates and determinations Any certification or determination by the Agent of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 31.3 Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice. lONUVE\30137956.24 Page 138

32 Partial Invalidity If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired, 33 Remedies and Waivers No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. 34 Amendments and Waivers 34.1 Required consents 34.1.1 Subject to Clause 34.2 (Exceptions) any term of the Finance Documents (other than the Master Agreement) may be amended or waived only with the consent of the Majority Lenders and the Borrowers and any such amendment or waiver will be binding on all Parties. 34.1.2 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 34. 34.1.3 Without prejudice to the generality of Clauses 25.7.3, 25.7.4 and 25.7.5 (Rights and discretions of the Agent), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement. 34.1.4 Clause 23.8.3 (Pro rata interest settlement) shall apply to this Clause 34. 34.2 Exceptions 34.2.1 An amendment, waiver or (in the case of a Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to: (a) the definition of "Majority Lenders" in Clause 1.1 (Definitions); (b) an extension to the date of payment of any amount under the Finance Documents; (c) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; LONUVE\30137956.24 Page 139

(d) a change in currency of payment of any amount under the Finance Documents; (e) an increase in any Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably; (f) a change to a Borrower other than in accordance with Clause 24 (Changes to the Security Parties); (g) any provision which expressly requires the consent of all the Lenders; (h) Clause 2.2 (Finance Parties' rights and obligations), Clause 5.1 (Delivery of a Drawdown Request), Clause 7.1 (Illegality), Clause 7.5 (Mandatory prepayment on sale or Total Loss), Clause 23 (Changes to the Lenders), Clause 24 (Changes to the Security Parties), this Clause 34, Clause 39 (Governing Law) or Clause 40.1 (Jurisdiction of English courts); (i) (other than as expressly permitted by the provisions of any Finance Document) the nature or scope of: (i) any Guarantee; (ii) the Charged Property; or (iii) the manner in which the proceeds of enforcement of the Security Documents are distributed; or (j) the release of any Guarantee or of any Encumbrance created or expressed to be created or evidenced by the Security Documents unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of any Encumbrance created or expressed to be created or evidenced by the Security Documents where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders. 34.2.2 An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arranger (each in their capacity as such) may not be effected without the consent· of the Agent, the Security Agent or, as the case may be, the Arranger. 34.3 Replacement of Lender 34.3.1 If: (a) any Lender becomes a Non-Consenting Lender (as defined in Clause 34.3.4); or LONLIVE\30137956.24 Page 140

(b) a Borrower or any other Security Party becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 12.2 (Tax gross-up), Clause 12.3 (Tax Indemnity) or Clause 13.1 (Increased costs) to any Lender, then the Borrowers may, on ten Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Borrowers, which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loan and all accrued interest (to the extent that the Agent has not given a notification under Clause 23.8 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents. 34.3.2 The replacement of a Lender pursuant to this Clause 34.3 shall be subject to the following conditions: (a) the Borrowers shall have no right to replace the Agent or Security Agent; (b) neither the Agent nor the Lender shall have any obligation to the Borrowers to find a Replacement Lender; (c) in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than fifteen (15) days after the date on which that Lender is deemed a Non-Consenting Lender; (d) in no event shall the Lender replaced under this Clause 34.3 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and (e) the Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 34.3.1 once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer. 34.3.3 A Lender shall perform the checks described in Clause 34.3.2(e) as soon as reasonably practicable following delivery of a notice referred to in Clause 34.3.1 and shall notify the Agent and the Borrowers when it is satisfied that it has complied with those checks. LONUVE\30137956.24 Page 141

34.3.4 In the event that: (a) the Borrowers or the Agent (at the request of the Borrowers) have requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents; (b) the consent, waiver or amendment in question requires the approval of all the Lenders; and 2 (c) Lenders whose Commitments aggregate more than 66 /, per cent of the Total Commitments (or, if the Total Commitments have been 2 reduced to zero, aggregated more than 66 /, per cent of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a "Non-Consenting Lender". 35 Confidentiality 35.1 Confidential Information Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 35.2 (Disclosure of Confidential Information) and Clause 35.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 35.2 Disclosure of Confidential Information Any Finance Party may disclose: 35.2.1 to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 35.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; 35.2.2 to any person: (a) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (b) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in LONUVE\30137956.24 Page 142 relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Security Parties and to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (c) appointed by any Finance Party or by a person to whom Clause 35.2.2(a) or 35.2.2(b) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 25.16.2 (Relationship with the Lenders)); (d) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 35.2.2(a) or 35.2.2(b); (e) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (f) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (g) who is a Party; or (h) with the consent of the Borrowers; in each case, such Confidential Information as that Finance Party shall consider appropriate if: (i) in relation to Clauses 35.2.2(a), 35.2.2(b) and 35.2.2(c), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (ii) in relation to Clause 35.2.2(d), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price sensitive information; (iii) in relation to Clauses 35.2.2(e) and 35.2.2(f) the person to whom the Confidential Information is to be given is LONUVE\30137956.24 Page 143 informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; 35.2.3 to any person appointed by that Finance Party or by a person to whom Clause 35.2.2(a) or 35.2.2(b) applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 35.2.3 if the service provider to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking; and 35.2.4 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Security Parties if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information. 35.3 Disclosure to numbering service providers 35.3.1 Any Finance Party may disclose t6 any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Loan and/or one or more Security Parties the following information: (a) names of Security Parties; (b) country of domicile of Security Parties; (c) place of incorporation of Security Parties; (d) date of this Agreement; (e) Clause 39 (Governing law); (f) the names of the Agent and the Arranger; (g) date of each amendment and restatement of this Agreement; (h) amount of Total Commitments; (i) currencies of the Loan; (j) type of Loan; (k) ranking of the Loan; (I) Termination Date; lONUVE\30137956.24 Page 144

(m) changes to any of the information previously supplied pursuant to 35.3.1(a) to 35.3.1(1); and (n) such other information agreed between such Finance Party and that Security Party, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. 35.3.2 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Loan and/or one or more Security Parties by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. 35.3.3 Each Borrower represents that none of the information set out in Clauses 35.3.1(a) to 35.3.1(n) is, nor will at any time be, unpublished price sensitive information. 35.4 Entire agreement This Clause 35 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 35.5 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 35.6 Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers: 35.6.1 of the circumstances of any disclosure of Confidential Information made pursuant to Clause 35.2.2(e) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and 35.6.2 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 35. 35.7 Continuing obligations The obligations in this Clause 35 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of: 35.7.1 the date on which all amounts payable by the Security Parties under or in connection with the Finance Documents have been paid in full and the Loan has been cancelled or otherwise ceases to be available; and 35.7.2 the date on which such Finance Party otherwise ceases to be a Finance Party. LONUVE\30137956.24 Page 145

36 Disclosure of Lender Details by Agent 36.1 Supply of Lender details to Borrowers The Agent shall provide to the Borrowers within seven Business Days of the last Business Day of each calendar month a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents. 36.2 Supply of Lender details at Borrowers' direction 36.2.1 The Agent shall, at the request of the Borrowers, disclose the identity of the Lenders and the details of the Lenders' Commitments to any: (a) other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Financial Indebtedness arising under the Finance Documents or a material waiver or amendment of any term of any Finance Document; and (b) Security Party. 36.2.2 Subject to Clause 36.2.3, the Borrowers shall procure that the recipient of information disclosed pursuant to Clause 36.2.1 shall keep such information confidential and shall not disclose it to anyone and shall ensure that all such information is protected with security measures and a degree of care that would apply to the recipient's own confidential information. 36.2.3 The recipient may disclose such information to any of its officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate if any such person is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information. 36.3 Supply of Lender details to other Lenders 36.3.1 If a Lender (a "Disclosing Lender") indicates to the Agent that the Agent may do so, the Agent shall disclose that Lender's name and Commitment to any other Lender that is, or becomes, a Disclosing Lender. 36.3.2 The Agent shall, if so directed by the Requisite Lenders, request each Lender to indicate to it whether it is a Disclosing Lender. 36.4 Lender enquiry If any Lender believes that any entity is, or may be, a Lender and: 36.4.1 that entity ceases to have an Investment Grade Rating; or LONLlVE\30137956.24 Page 146

36.4.2 an Insolvency Event occurs in relation to that entity, the Agent shall, at the request of that Lender, indicate to that Lender the extent to which that entity has a Commitment. 36.5 Lender details definitions In this Clause 36: "Investment Grade Rating" means, in relation to an entity, a rating for its long term unsecured and non-credit-enhanced debt obligations of BBB- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency. "Requisite Lenders" means a Lender or Lenders whose Commitments aggregate 15 per cent (or more) of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 15 per cent (or more) of the Total Commitments immediately prior to that reduction). 37 Counterparts Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. 38 Joint and Several Liability 38.1 Nature of liability The representations, warranties, covenants, obligations and undertakings of the Borrowers contained in this Agreement shall be joint and several so that each Borrower shall be jointly and severally liable with all the Borrowers for all of the same and such liability shall not in any way be discharged, impaired or otherwise affected by: 38.1.1 any forbearance (whether as to payment or otherwise) or any time or other indulgence granted to any other Borrower or any other Security Party under or in connection with any Finance Document; 38.1.2 any amendment, variation, novation or replacement of any other Finance Document; 38.1.3 any failure of any Finance Document to be legal valid binding and enforceable in relation to any other Borrower or any other Security Party for any reason; 38.1.4 the winding-up or dissolution of any other Borrower or any other Security Party; 38.1.5 the release (whether in whole or in part) of, or the entering into of any compromise or composition with, any other Borrower or any other Security Party; or 38.1.6 any other act, omission, thing or circumstance which would or might, but for this provision, operate to discharge, impair or otherwise affect such liability. LONLIVE\30137956.24 Page 147

38.2 No rights as surety Until the Indebtedness has been unconditionally and irrevocably paid and discharged in full, each Borrower agrees that it shall not, by virtue of any payment made under this Agreement on account of the Indebtedness or by virtue of any enforcement by a Finance Party of its rights under this Agreement or by virtue of any relationship between, or transaction involving, the relevant Borrower and any other Borrower or any other Security Party: 38. 2.1 exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by a Finance Party or any other person; or 38.2.2 exercise any right of contribution from any other Borrower or any other Security Party under any Finance Document; or 38.2.3 exercise any right of set-off or counterclaim against any other Borrower or any other Security Party; or 38.2.4 receive, claim or have the benefit of any payment, distribution, security or indemnity from any other Borrower or any other Security Party; or 38.2.5 unless so directed by the Agent (when the relevant Borrower will prove in accordance with such directions), claim as a creditor of any other Borrower or any other Security Party in competition with any Finance Party and each Borrower shall hold in trust for the Finance Parties and forthwith pay or transfer (as appropriate) to the Agent any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it. LONUVE\30137956.24 Page 148

Section 12 Governing Law and Enforcement 39 Governing Law This Agreement and any non-contractual obligations arising out of or in connection with it are in all respects governed by and shall be interpreted in accordance with English Jaw. 40 Enforcement 40.1 Jurisdiction of English courts 40.1.1 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute"). Each Party agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. 40.1.2 Notwithstanding Clause 40.1.1, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any Finance Party may take concurrent proceedings in any number of jurisdictions. 40.2 Service of process 40.2.1 Without prejudice to any other mode of service allowed under any relevant law, each Borrower: (a) irrevocably appoints Teekay Shipping (UK) Ltd of 2"d Floor, 86 Jermyn Street, London SW1 Y 6JD, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and (b) agrees that failure by a process agent to notify that Borrower of the process will not invalidate the proceedings concerned. 40.2.2 If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process or terminates its appointment as agent for service of process, the relevant Borrower must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose. This Agreement has been entered into on the date stated at the beginning of this Agreement. LONLIVE\30137956.24 Page 149

Schedule 1 The Original Lenders Name of Original Lender Commitment (US$) China Development Bank 1,632,000,000 LONLlVE\30137956.24 Page 150

Schedule 2 Conditions Precedent and Subsequent Part I Initial Conditions Precedent 1 Security Parties 1.1 Constitutional documents Copies of the constitutional documents of each Security Party together with such other evidence as the Agent may reasonably require that each Security Party is duly incorporated or formed in its country of incorporation or formation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party. 1.2 Certificates of good standing A certificate of good standing in respect of each Security Party (if such a certificate can be obtained). 1.3 Board resolutions A copy of a resolution of the board of directors of each Security Party or its general partner: 1.3.1 approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and resolving that it execute those Relevant Documents; and 1.3.2 authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or dispatched under those documents) on its behalf. 1.4 Shareholder resolutions If required by any legal advisor to the Agent, a copy of a resolution signed by all the holders of the issued shares (or sole member or general partners, as the case may be) in each Security Party (other than TGP), approving the terms of, and the transactions contemplated by, the Relevant Documents to which that Security Party is a party. 1.5 Other approvals If applicable, copies of all governmental and other consents, licences, approvals and authorisations as may be necessary to authorise the performance by each of the Security Parties of its obligations under the Relevant Documents to which it is or (as the case may be) will be a party, and the execution, validity and enforceability of such Relevant Documents. 1.6 Officer's certificates An original certificate of a duly authorised officer of each Security Party: 1.6.1 certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect; 1.6.2 setting out the names of the directors, officers and shareholders (or members or general partners, as the case may be) of that Security LONUVE\30137956.24 Page 151

Party (other than the shareholders for TGP) and the proportion of shares held by each shareholder; and 1.6.3 confirming that borrowing or guaranteeing or securing, as appropriate, the Loan would not cause any borrowing, guarantee, security or similar limit binding on that Security Party to be exceeded. 1.7 Powers of attorney The original (and if required for the purpose of registering any of the Finance Documents under the laws of the relevant jurisdiction, notarially attested and (if required) legalised) power of attorney of each of the Security Parties under which the Relevant Documents to which it is or is to become a party are to be executed or transactions undertaken by that Security Party. 1.8 General partner approval The written approval of Teekay GP L.L.C. (being the general partner of TGP) approving the terms of the Guarantee to be granted by TGP. 2 Direct Agreement Parties and YLNG 2.1 Constitutional documents Copies of the constitutional documents of each Direct Agreement Party (other than the Builder) and YLNG. 2.2 Certificates of good standing A certificate of good standing in respect of each Direct Agreement Party (other than the Builder) and YLNG (if such a certificate can be obtained). 2.3 Board resolutions A copy of a resolution of the board of directors of each Direct Agreement Party (other than the Builder and Yamal Sponsor Guarantors) and YLNG: 2.3.1 approving the terms of, and the transactions contemplated by, (a) in the case of the Charterer, the Charters and the Direct Agreements to which it is a party and resolving that it execute the Charters and those Direct Agreements; and (b) in the case of YLNG, the YLNG Guarantees and resolving that it execute the YLNG Guarantees; 2.3.2 authorising a specified person or persons to execute those Direct Agreements, Charters and YLNG Guarantees (as applicable) (and all documents and notices to be signed and/or dispatched under those documents) on its behalf. 2.4 Builder's authority in respect of the Builder's authority to execute the Replacement Step-In Agreements and the Replacement Novation Side Letters, the relevant power or powers of attorney of the Builder. 2.5 Other approvals If applicable, copies of all governmental and other consents, licences, approvals and authorisations as may be necessary to authorise the performance by each of the Direct Agreement Parties and LONUVE\30137956.24 Page 152

YLNG of its obligations under the Direct Agreements, Charters and YLNG Guarantees to which it is or (as the case may be) will be a party, and the execution, validity and enforceability of such Direct Agreements, Charters and YLNG Guarantees. 2.6 Original counterparts An original counterpart of each Direct Agreement. 3 Security and related documents 3.1 Vessel documents Photocopies, certified as true, accurate and complete by an authorised representative of each Borrower, of: 3.1.1 the relevant Building Contract; 3.1.2 the relevant Refund Guarantee; 3.1.3 the relevant Charter; 3.1.4 the other Relevant Documents (other than the Finance Documents); and 3.1.5 evidence that each relevant counterparty to the Assigned Documents has given its written approval to the assignment by such Borrower of the relevant Assigned Documents pursuant to the Charter Assignment to which such Borrower is a party, to the extent that the prior consent of such counterparty has not been granted under the relevant Assigned Documents or otherwise provided. 3.2 Security Documents The Pre-Delivery Assignments, each Guarantee, the Borrower Pledge Agreements, the Charter Assignments, the Account Security Deeds, the Parent Pledge Agreement, the Manager's Undertakings and any other Credit Support Documents, together with all other documents required by any of them, including, without limitation, (i) all notices of assignment and/or charge and evidence that upon service those notices will be duly acknowledged by the recipients (other than those notices in respect of the Vessels' Insurances) and (ii) (pursuant to the Borrower Pledge Agreements and the Parent Pledge Agreement) all certificates of limited liability interest, proxy forms, letters of resignation and letters of undertaking. 3.3 No disputes The written confirmation of the Borrowers that there is no dispute under any of the Relevant Documents as between the parties to any such document. 3.4 Equity contribution 3.4.1 Evidence of full payment to the Builder of any part of the Contract Price of the Vessel under the Building Contract which is payable on or before the relevant Drawdown Date and which is not being financed by the Loan. LONLIVE\30137956.24 Page 153

3.4.2 Evidence that the equity contribution is, or will be, on or prior to the relevant Drawdown Date in place, and that the ratio of the aggregate amount drawn under the relevant Vessel Loan to such equity contribution does not and shall not following the making of the relevant Drawing exceed 80:20. 4 Legal opinions The following legal opinions, each addressed to the Agent, the Security Agent, the Swap Provider and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Loan or confirmation satisfactory to the Agent that such opinions will be given: 4.1 legal opinions of Stephenson Harwood, legal advisers to the Agent as to English and Hong Kong law substantially in the form distributed to the Lenders prior to signing this Agreement; 4.2 a legal opinion of Poles, Tublin, Stratakis & Gonzalez LLP, legal advisers to the Agent and as to the Republic of the Marshall Islands law; and 4.3 a legal opinion of Bermudan legal counsel as legal advisers to the Agent and as to Bermudan law. 5 Other documents and evidence 5.1 Drawdown Request A duly completed Drawdown Request. 5;2 Process agent Evidence that any process agent referred to in Clause 40.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment. 5.3 Other Authorisations A copy of any other Authorisation or other document, opinion or assurance which the Agent reasonably considers to be necessary (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document. 5.4 Financial statements A copy of each of the Original Financial Statements to the extent not publicly available online. 5.5 Fees The Fee Letter and evidence that the fees, costs and expenses then due from the Borrowers under Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the relevant Drawdown Date. 5.6 "Know your customer" documents Such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary "know your customer" or similar identification procedures in relation to the transactions contemplated in the Finance Documents. 5. 7 Account Holder's confirmation The written confirmation of the Account Holder that the Accounts have been opened with the Account Holder and to LONLIVE\30137956.24 Page 154 its actual knowledge are free from Encumbrances other than as created by or pursuant to the Security Documents and rights of set off in favour of the Account Holder as account holder. LONUVE\30137956.24 Page 155

Part II Conditions Subsequent to initial Drawing 1 Acknowledgements of notices Acknowledgements of all notices of assignment and/or charge given pursuant to any Security Documents received by the Agent pursuant to Part I of this Schedule 2. 2 Registration of Parent Pledge Agreement Evidence that the prescribed particulars of the Parent Pledge Agreement have been delivered to the Hong Kong Companies Registry within one (1) Month from the date of the Parent Pledge Agreement. LONUVE\30137956.24 Page 156

Part III Conditions Precedent to Instalment Drawings 1 The receipt issued by the Builder confirming that the previous instalment(s) of the relevant Contract Price have been paid in full by the relevant Borrower in accordance with the terms of the relevant Building Contract. 2 The invoice issued by the Builder evidencing the obligation of such Borrower to pay the relevant instalment to the Builder under the relevant Building Contract on a date no later than the proposed Drawdown Date of the Drawing in question. 3 A copy of the certificate from the Pre-Approved Classification Society, countersigned by the Builder, certifying that the scheduled construction milestones under the relevant Building Contract have been completed. 4 Evidence of full payment to the Builder of any part of the Contract Price which is due and payable on or before the proposed Drawdown of the Drawing in question and which is not being financed by the Lenders. 5 Evidence that the equity contribution is, or will be, on or prior to the relevant Drawdown Date in place, and that the ratio of the aggregate amount drawn under the relevant Vessel Loan to such equity contribution does not and shall not following the making of the relevant Drawing exceed 80:20. 6 Such documents and evidence required by the Agent in determining the Total Project Cost of the relevant Vessel including, without limitation, proof issued by the relevant Builder for any additional costs and equipment added on that Vessel). LONLIVE\30137956.24 Page 157

-- ---- --------- Part IV Conditions Precedent to Drawing for Pre-delivery Expenses 1 In respect of supervision costs, there shall be provided: 1.1 a copy of the relevant Supervision Agreement; 1.2 copies of the invoices relating to such costs; and 1.3 a copy of the written receipt of the Supervisor confirming receipt of the amounts payable. 2 In respect of depot spares, there shall be provided: 2.1 copies of the applicable tender documents including, if available, any amendment evidencing the reduction of the budgeted amount to $5,500,000 per Vessel; 2.2 to the extent not set out in the applicable tender documents provided pursuant to paragraph 2.1 above, a list of the required depot spares; 2.3 no later than the earlier of (i) one Month after the last available purchase date and (ii) the Delivery Date of the final Vessel to be delivered, copies of the invoices relating to such depot spares; and 2.4 no later than one year from the Delivery Date of the final Vessel to be delivered, remittances or receipts evidencing the payment for such depot spares. 3 In respect of any other costs approved by the Agent as a Pre-Delivery Expense, there shall be provided: 3.1 underlying contracts; 3.2 invoices; and 3.3 remittances or receipts, provided that in respect of costs to be paid after the relevant Delivery Date, pro forma invoices are to be provided to and accepted by the Agent. LONI.IVE\30137956.24 Page 158

PartV Conditions Precedent to pre-position the Delivery Instalment 1 Officer's certificate A certificate signed by a duly authorised officer of each Security Party confirming that none of the documents and evidence delivered to the Agent pursuant to Clauses 4.1 (Initial conditions precedent) and 4.4 (Conditions subsequent) has been amended, modified or revoked in any way since its delivery to the Agent. 2 Vessel documents 2.1 Title transfer documents Agreed forms or drafts of the following documents: 2.1.1 the builder's certificate and/or bill of sale transferring title in the Vessel to such Borrower free of all encumbrances, maritime liens or other debts; 2.1.2 the protocol of delivery and acceptance evidencing the unconditional physical delivery of the Vessel by the Builder to such Borrower pursuant to the relevant Building Contract; 2.1.3 the commercial invoice to be issued by the Builder in respect of the final contract price of the Vessel; and 2.1.4 the declaration of warranty to be issued by the Builder to such Borrower pursuant to the relevant Building Contract; 2.2 Invoice The invoice issued by the Builder evidencing the obligation of such Borrower to pay the Delivery Instalment to the Builder under the relevant Building Contract on a date no later than the payment date specified in the relevant Payment Notice. 3 Equity contribution 3.1 Evidence of full payment to the Builder of any part of the Contract Price which is due and payable on or before the payment date specified in the relevant Payment Notice and which is not being financed by the Lenders. 3.2 Evidence that the equity contribution is, or will be, on or prior to the relevant Drawdown Date in place, and that the ratio of the aggregate amount drawn under the relevant Vessel Loan to such equity contribution does not and shall not following the making of the relevant Drawing exceed 80:20. 4 Security and related documents 4.1 Security Documents The relevant Mortgage and the relevant General Assignment, together with all other documents required by any of them, including, without limitation, the notices in relation to the Vessel's Insurances under the relevant General Assignment and all other notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients. LONUVE\30137956.24 Page 159

4.2 Mandates Such duly signed forms of mandate, and/or other evidence of the opening of the relevant Accounts, as the Security Agent may require. 4.3 Other Relevant Documents Copies of each of the Relevant Documents not otherwise comprised in the documents listed in Parts I to III of this Schedule 2 including but not limited to the Master Agreement and the Master Agreement Proceeds Charge. 4.4 Evidence (in such form and subject to such terms and conditions as the Agent may specify to the Builder's Bank in writing (electronically or otherwise) on or before the proposed Pre-position Date) that such amount will: 4.4.1 be held by the Builder's Bank to the order of the Agent; and 4.4.2 only be released to the Builder upon presentation to the Builder's Bank of a copy (transmitted by fax, email or otherwise) of the duly executed, dated and timed Builder's PDA, signed by a duly authorised officer, signatory, attorney-in-fact or other representative of the Builder, the relevant Borrower and the Agent, whose details shall be communicated to the Builder's Bank in writing (electronically or otherwise) on or before the proposed Pre position Date. 5 Other documents and evidence 5.1 Process agent Evidence that any process agent referred to in Clause 40.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment if it has not already done so. 5.2 Other Authorisations A copy of any other Authorisation or other document, opinion or assurance which the Agent reasonably considers to be necessary (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document. LONLlVE\30137956.24 Page 160

Part VI Delivery Conditions Precedent 1 Vessel documents Photocopies, certified as true, accurate and complete by an authorised representative of the relevant Borrower, of: 1.1 the builder's certificate and/or bill of sale transferring title in the Vessel to such Borrower free of all encumbrances, maritime liens or other debts; 1.2 the protocol of delivery and acceptance evidencing the unconditional physical delivery of the Vessel by the Builder to such Borrower pursuant to the relevant Building Contract; 1.3 the commercial invoice issued by the Builder in respect of the final contract price of the Vessel; 1.4 the declaration of warranty issued by the Builder to such Borrower pursuant to the relevant Building Contract; 1.5 the protocol of delivery and acceptance evidencing the unconditional delivery of the Vessel by such Borrower to the Charterer pursuant to the Charter; 1.6 the Management Agreements (if the Approved Manager is not part of the Teekay Group); 1.7 the Vessel's current SMC; 1.8 the ISM Company's current DOC; 1.9 the Vessel's current ISSC; 1.10 the Vessel's current IAPPC, in each case together with all addenda, amendments or supplements. 2 Evidence of Borrower's title Evidence that any prior registration of the Vessel in the ownership of the Builder and any Encumbrance registered against that ownership have been cancelled and evidence that on the relevant Delivery Date (i) the Vessel will be at least provisionally registered under the flag of the Commonwealth of the Bahamas in the ownership of the relevant Borrower and (ii) the relevant Mortgage will be capable of being registered against the Vessel with first priority. 3 Evidence of insurance Evidence that the Vessel is insured in the manner required by the relevant Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Agent) the written approval of the Insurances by an insurance adviser appointed by the Agent. 4 Confirmation of class An interim Certificate of Confirmation of Class for hull and machinery confirming that the Vessel is classed with the highest class applicable to vessels of her type with the Pre-Approved Classification Society or such other classification society as may be reasonably acceptable to the Agent. LONUVE\30137956.24 Page 161

5 Valuation A valuation of the Vessel addressed to the Agent from a broker acceptable to the Agent certifying the Market Value for the Vessel, acceptable to the Agent. 6 Legal opinions The following legal opinions, each addressed to the Agent, the Security Agent, the Swap Provider and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Loan or confirmation satisfactory to the Agent that such opinions will be given, in which case, such legal opinions shall be issued and delivered to the Agent as conditions subsequent under Schedule 2, Part VII: 6.1 a legal opinion of Stephenson Harwood, legal advisers to the Agent as to English law substantially in the form distributed to the Lenders prior to signing this Agreement; 6.2 a legal opinion of the following legal advisers to the Agent: 6.2.1 Poles, Tublin, Stratakis & Gonzalez, LLP as to the Republic of the Marshall Islands law; and 6.2.2 Higgs & Johnson as to the Commonwealth of the Bahamas law. 7 Assignment Acknowledgements Confirmation from the parties who shall sign the acknowledgements to be provided under Schedule 2, Part VII that these acknowledgements are in agreed form and will be provided promptly upon receipt of the relevant notifications. 8 Other Authorisations A copy of any other Authorisation or other document, opinion or assurance which the Agent reasonably considers to be necessary (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document. lONLIVE\30137956.24 Page 162

Part VII Delivery Conditions Subsequent 1 Evidence of Borrower's title Transcript of Register (or equivalent) issued by the Registrar of Ships (or equivalent official) of the flag stated in Preliminary (A) confirming that (a) the Vessel is permanently registered under that flag in the ownership of the relevant Borrower, (b) the relevant Mortgage has been registered with first priority against the Vessel and (c) there are no further registered Encumbrances against the Vessel. 2 Letters of undertaking Letters of undertaking in respect of the Insurances as required by the relevant Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties. 3 Acknowledgements of notices Acknowledgements of all notices of assignment and/or charge given pursuant to any Security Documents received by the Agent pursuant to Part VI of this Schedule 2. 4 Legal opinions The legal opinions of the following legal advisers to the Agent: 4.1 Stephenson Harwood as to English law; 4.2 Poles, Tublin, Stratakis & Gonzalez, LLP as to the Republic of the Marshall Islands law; and 4.3 Higgs & Johnson as to the Commonwealth of the Bahamas law. LONLIVE\30137956.24 Page 163

Schedule 3 Drawdown Request From: DSME Hull No. 2430 L.L.C., DSME Hull No. 2431 L.L.C., DSME Hull No. 2433 L.L.C., DSME Hull No. 2434 L.L.C. DSME Hull No. 2423 L.L.C. and DSME Hull No. 2425 L.L.C. To: China Development Bank Dated: Dear Sirs DSME Hull No. 2430 L,L,C., DSME Hull No. 2431 L.L.C., DSME Hull No. 2433 L.L.C., DSME Hull No. 2434 L.L.C. DSME Hull No. 2423 L.L.C. and DSME Hull No. 2425 L.L.C. US$1,632,000,000 Loan Agreement dated [ ] (the .. Agreement.. ) 1 We refer to the Agreement. This is a Drawdown Request. Terms defined in the Agreement have the same meaning in this Drawdown Request unless given a different meaning in this Drawdown Request. 2 We wish to make a Drawing in respect of the Vessel Loan relating to the Vessel below on the following terms: I Proposed Drawdown Date: [ (or, if that is not a Business Day, the next Business Day) Currency of Drawing: l Amount: [ Interest Period: Vessel: [ 3 We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Drawdown Request. 4 The proceeds of the Drawing should be [credited to [ ]/[[paid]/[pre-positioned] in accordance with the provisions of the Building Contract in respect of the above Vessel [in][ towards] payment of the [ ] instalment of the Contract Price of the above Vessel]. 5 This Drawdown Request is irrevocable. Yours faithfully authorised signatory for DSME Hull No. 2430 L.L.C., DSME Hull No. 2431 L.L.C., DSME Hull No. 2433 L.L.C., DSME Hull No. 2434 L.L.C. DSME Hull No. 2423 L.L.C. and DSME Hull No. 2425 L.L.C. LONUVE\30137956.24 Page 164

Schedule 4

Repayment Schedule

Vessel A (Hull No. 2434)

Repayment Instalment following Delivery	**Amount of Principal Instalment (USD)**
1	1,000,000
2	5,616,589
3	5,779,737
4	5,947,779
5	6,120,862
6	6,299,139
7	6,482,763
8	6,671,896
9	6,866,703
10	7,067,354
11	7,274,025
12	7,486,896
13	7,706,153
14	7,931,988
15	8,164,598
16	8,404,186
17	8,650,961
18	8,905,140
19	9,166,945
20	9,436,603
21	9,714,352
22	10,000,432
23	10,295,095
24	10,598,598
25	10,911,207
26	82,500,000

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Vessel B (Hull No. 2433)

Repayment Instalment following Delivery	Principal Instalment (USD)
1	1,000,000
2	5,596,013
3	5,758,568
4	5,925,999
5	6,098,453
6	6,276,081
7	6,459,038
8	6,647,483
9	6,841,582
10	7,041,503
11	7,247,422
12	7,459,519
13	7,677,979
14	7,902,993
15	8,134,757
16	8,373,473
17	8,619,352
18	8,872,607
19	9,133,459
20	9,402,137
21	9,678,875
22	9,963,916
23	10,257,507
24	10,559,907
25	10,871,378
26	82,200,000

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Vessel C (Hull No. 2431 - Vladimir Voronin)

Repayment Instalment following Delivery	Principal Instalment (USD)
1	1,000,000
2	5,616,589
3	5,779,737
4	5,947,779
5	6,120,862
6	6,299,139
7	6,482,763
8	6,671,896
9	6,866,703
10	7,067,354
11	7,274,025
12	7,486,896
13	7,706,153
14	7,931,988
15	8,164,598
16	8,404,186
17	8,650,961
18	8,905,140
19	9,166,945
20	9,436,603
21	9,714,352
22	10,000,432
23	10,295,095
24	10,598,598
25	10,911,207
26	82,500,000

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Vessel D (Hull No. 2430 - Nikolay Yevgenov)

Repayment Instalment following Delivery	Principal Instalment (USD)
1	1,000,000
2	5,596,013
3	5,758,568
4	5,925,999
5	6,098,453
6	6,276,081
7	6,459,038
8	6,647,483
9	6,841,582
10	7,041,503
11	7,247,422
12	7,459,519
13	7,677,979
14	7,902,993
15	8,134,757
16	8,373,473
17	8,619,352
18	8,872,607
19	9,133,459
20	9,402,137
21	9,678,875
22	9,963,916
23	10,257,507
24	10,559,907
25	10,871,378
26	82,200,000

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Vessel E (Hull No. 2425 - Rudolf Samoylovich)

Repayment Instalment following Delivery	Principal Instalment (USD)
1	1,000,000
2	5,493,136
3	5,652,724
4	5,817,100
5	5,986,407
6	6,160,794
7	6,340,412
8	6,525,418
9	6,715,975
10	6,912,248
11	7,114,410
12	7,322,636
13	7,537,110
14	7,758,017
15	7,985,552
16	8,219,912
17	8,461,304
18	8,709,937
19	8,966,030
20	9,229,805
21	9,501,493
22	9,781,332
23	10,069,566
24	10,366,447
25	10,672,235
26	80,700,000

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Vessel F (Hull No. 2423 - Eduard Toll)

Repayment Instalment	Principal Instalment (USD)
1	1,000,000
2	5,410,834
3	5,568,049
4	5,729,981
5	5,896,771
6	6,068,564
7	6,245,511
8	6,427,766
9	6,615,490
10	6,808,844
11	7,008,000
12	7,213,130
13	7,424,414
14	7,642,037
15	7,866,188
16	8,097,064
17	8,334,866
18	8,579,802
19	8,832,086
20	9,091,939
21	9,359,587
22	9,635,265
23	9,919,213
24	10,211,680
25	10,512,920
26	79,500,000

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ScheduleS Form of Transfer Certificate To: China Development Bank as Agent From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender") Dated: DSME Hull No. 2430 L.L.C., DSME Hull No. 2431 L.L.C., DSME Hull No. 2433 L.L.C., DSME Hull No. 2434 L.L.C., DSME Hull No. 2423 L.L.C. and DSME Hull No. 2425 L.L.C. US$1,632,000,000 Loan Agreement dated [ ] (the "Loan Agreement") 1 We refer to the Loan Agreement. This agreement (the "Agreement") shall take effect as a Transfer Certificate for the purposes of the Loan Agreement. Terms defined in the Loan Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement. 2 We refer to Clause 23.5 (Procedure for transfer) of the Loan Agreement: 2.1 The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 23.5 (Procedure for transfer) all of the Existing Lender's rights and obligations under the Loan Agreement and the other Final]ce Documents which relate to that portion of the Existing Lender's Commitment(s) and participations in the Loan under the Loan Agreement as specified in the Schedule. 2.2 The proposed Transfer Date is [ ]. 2.3 The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) of the Loan Agreement are set out in the Schedule. 3 The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 23.4.1(c) (Limitation of responsibility of Existing Lenders) of the Loan Agreement. 4 The New Lender confirms, for the benefit of the Agent and without liability to any Security Party, that it is: 4.1 [a Qualifying Lender other than a Treaty Lender;] 4.2 [a Treaty Lender;] 4.3 [not a Qualifying Lender]. [5] [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: LONUVE\30137956;24 Page 171

5.1 a company resident in the United Kingdom for United Kingdom tax purposes; 5.2 a partnership each member of which is: 5.2.1 a company so resident in the United Kingdom; or 5.2.2 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or 5.3 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.] [5] [The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Agent notify the Borrowers that it wishes that scheme to apply to the Agreement.] [5/6] This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. [6/7] This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. [7/8] This Agreement has been entered into on the date stated at the beginning of this Agreement. Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in any Encumbrance created or expressed to be created or evidenced by the Security Documents in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities. LONUVE\30137956.24 Page 172

The Schedule Commitment/rights and obligations to be transferred [insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments,] [Existing Lender] [New Lender] By: By: This Agreement is accepted as a Transfer Certificate for the purposes of the Loan Agreement by the Agent and the Transfer Date is confirmed as [ ]. China Development Bank By: LONLIVE\30137956.24 Page 173

Schedule 6 Form of Assignment Agreement To: China Development Bank as Agent and DSME Hull No. 2430 L.L.C., DSME Hull No. 2431 L.L.C., DSME Hull No. 2433 L.L.C., DSME Hull No. 2434 L.LC. DSME Hull No. 2423 L.L.C. and DSME Hull No. 2425 L.L.C. as Borrowers, for and on behalf of each Security Party From: [the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender") Dated: DSME Hull No. 2430 L.L.C., DSME Hull No. 2431 L.L.C,, DSME Hull No. 2433 L.L.C., DSME Hull No. 2434 L.L.C. DSME Hull No. 2423 L.L.C. and DSME Hull No. 2425 L.L.C. - US$1,632,000,000 Loan Agreement dated [ ] (the "Loan Agreement") 1 We refer to the Loan Agreement. This is an Assignment Agreement. This agreement (the "Agreement") shall take effect as an Assignment Agreement for the purpose of the Loan Agreement. Terms defined in the Loan Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement. 2 We refer to Clause 23.6 (Procedure for assignment) of the Loan Agreement: 2.1 The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Loan Agreement, the other Finance Documents and in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents which correspond to that portion of the Existing Lender's Commitment(s) and participations in the Loan under the Loan Agreement as specified in the Schedule. 2.2 The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitment(s) and participations in the Loan under the Loan Agreement specified in the Schedule. 2.3 The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b). 3 The proposed Transfer Date is [ ]. 4 On the Transfer Date the New Lender becomes Party to the relevant Finance Documents as a Lender. 5 The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) of the Loan Agreement are set out in the Schedule. 6 The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 23.4.3 (Limitation of responsibility of Existing Lenders) of the Loan Agreement. LONLIVE\30137956.24 Page 174

7 The New Lender confirms, for the benefit of the Agent and without liability to any Security Party, that it is: 7.1 [a Qualifying Lender (other than a Treaty Lender);] 7.2 [a Treaty Lender;] 7.3 [not a Qualifying Lender]. 8 [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: 8.1 a company resident in the United Kingdom for United Kingdom tax · purposes; 8.2 a partnership each member of which is: 8.2.1 a company so resident in the United Kingdom; or 8.2.2 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or 8.3 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.] 9 [The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and hereby notifies the Borrowers that it wishes that scheme to apply to the Loan Agreement.] [9/10] This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 23.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), to the Borrowers (on behalf of each Security Party) of the assignment referred to in this Agreement. [10/11] This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. [11/12] This Agreement and any non-contractual obligations arising out of or in connection with it are in all respects governed by and shall be interpreted in accordance with English law. [12/13] This Agreement has been entered into on the date stated at the beginning of this Agreement. LONUVE\30137956.24 Page 175

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in any Encumbrance created or expressed to be created or evidenced by the Security Documents in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities. LONLIVE\30137956.24 Page 176

The Schedule Commitment/rights and obligations to be transferred by assignment, release and accession [insert relevant details] [Facility office address, fax number and attention details for notices and account details for payments] [Existing Lender] [New Lender] By: By: This Agreement is accepted as an Assignment Agreement for the purposes of the Loan Agreement by the Agent and the Transfer Date is confirmed as [ ]. Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party. China Development Bank By: LONLlVE\30137956.24 Page 177

Schedule 7

List of Assigned Documents

The following documents in respect of each Vessel or each Borrower.

1 Supplemental construction agreement dated 8 July 2014 each made between (a) the relevant Borrower (as owner) and (b) the Charterer (as charterer).

2 Each Assignable Charter in respect of such Vessel.

3 Deed of guarantee dated 8 July 2014 and granted by (a) YLNG (as guarantor) in favour of (b) the relevant Borrower (as owner) (the "**YLNG Guarantees**").

4 Charter undertaking dated 8 July 2014 and made between (a) the Owner (as owner), and (b) the Time Charterer (as charterer) (in the case of Vessel E and Vessel F only, as amended and restated on 27 January 2016 and 16 March 2016 respectively).

5 Yamal Sponsor Guarantees in relation to such Vessel.

6 Purchase option side letter dated 8 July 2014 and made between (a) the relevant Borrower (as owner), and (b) the Yamal Sponsor Guarantors (as charterer guarantors) (the "**Purchase Option Side Letter**").

7 Cash waterfall side letter dated 8 July 2014 and made between (a) the relevant Borrower (as owner), and (b) the Charterer (as charterer).

8 Charter GTT side letter dated 8 July 2014 and made between (a) the relevant Borrower (as owner), and (b) the Charterer (as charterer).

9 Currency conversion letter dated 22 September 2016 and made between (a) each Borrower (each as an owner), and (b) the Charterer (as charterer) (the "**Currency Conversion Letter**").

10 Management Agreement in respect of such Vessel.

LONLIVE\30137956.24

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Schedule 8 Form of Compliance Certificate To: China Development Bank as Agent From: [Borrowers][CLNG][TGP] Dated: Dear Sirs: [Insert names of Borrowers/CLNG/TGP] - US$1,6321000,000 Facility Agreement dated [Insert the date of the Facility Agreement] (the "Facility Agreement") 1. We refer to the Facility Agreement. This is a Compliance Certificate. Terms used in the Facility Agreement shall have the same meaning in this Compliance Certificate. 2. We confirm that: [Insert details of other covenants to be certified including] 3. [We confirm that no Default is continuing.] 4. We confirm that the most recent set of financial statements relating to us and delivered to you in accordance clause [19.1 of the Facility Agreement] fairly present our financial condition as at the date as at which those financial statements were drawn up. Signed: Authorised signatory of Authorised signatory of [Borrower/CLNG/TGP] [Borrower/CLNG/TGP] LONLIVE\30137956.24 Page 179

Signatures

The Borrowers

DSME Hull No. 2430 L.L.C.	)	
	)	
By:	)	[signature]
	)	
Address:		
c/o Teekay Shipping (Canada) Ltd	)	
Suite 2000, Bentall 5, 550 Burrard Street]	)	David Osborne
Vancouver, B.C.	)	Attorney-in-Fact
Canada, V6C 2K2	)	London EC2A 2HB
Fax no.: +1 604 681 3011	)	
Department/Officer:	)	
Renee Eng, Treasury Manager:	)	
and		
China LNG Shipping (Holdings) Limited	)	
Room 1904, 19/F, West Tower	)	
Shun Tak Centre	)	
168-200 Connaught Road Central	)	
Hong Kong	)	
Fax no: +852 2587 8371	)	
Department/Officer: General Manager	)	

DSME Hull No. 2431 L.L.C.	)	
	)	
By:	)	[signature]
	)	
Address:		
c/o Teekay Shipping (Canada) Ltd	)	
Suite 2000, Bentall 5, 550 Burrard Street]	)	David Osborne
Vancouver, B.C.	)	Attorney-in-Fact
Canada, V6C 2K2	)	London EC2A 2HB
Fax no.: +1 604 681 3011	)	
Department/Officer:	)	
Renee Eng, Treasury Manager:	)	
and		
China LNG Shipping (Holdings) Limited	)	
Room 1904, 19/F, West Tower	)	
Shun Tak Centre	)	
168-200 Connaught Road Central	)	
Hong Kong	)	
Fax no: +852 2587 8371	)	
Department/Officer: General Manager	)	

LONLIVE\30137956.24

Page 180

DSME Hull No. 2433 L.L.C.)

By:)

Address:
c/o Teekay Shipping (Canada) Ltd)
Suite 2000, Bentall 5, 550 Burrard Street])
Vancouver, B.C.)
Canada, V6C 2K2)
Fax no.: +1 604 681 3011)
Department/Officer:)
Renee Eng, Treasury Manager:)
and

China LNG Shipping (Holdings) Limited)
Room 1904, 19/F, West Tower)
Shun Tak Centre)
168-200 Connaught Road Central)
Hong Kong)
Fax no: +852 2587 8371)
Department/Officer: General Manager)

David Osborne
Attorney-in-Fact
London EC2A 2HB

DSME Hull No. 2434 L.L.C.)

By:)

Address:
c/o Teekay Shipping (Canada) Ltd)
Suite 2000, Bentall 5, 550 Burrard Street])
Vancouver, B.C.)
Canada, V6C 2K2)
Fax no.: +1 604 681 3011)
Department/Officer:)
Renee Eng, Treasury Manager:)
and

China LNG Shipping (Holdings) Limited)
Room 1904, 19/F, West Tower)
Shun Tak Centre)
168-200 Connaught Road Central)
Hong Kong)
Fax no: +852 2587 8371)
Department/Officer: General Manager)

David Osborne
Attorney-in-Fact
London EC2A 2HB

LONLIVE\30137956.24

Page 181

DSME Hull No. 2423 L.L.C.

By:

David Osborne
Attorney-in-Fact
London EC2A 2HB

Address:
c/o Teekay Shipping (Canada) Ltd
Suite 2000, Bentall 5, 550 Burrard Street]
Vancouver, B.C.
Canada, V6C 2K2
Fax no.: +1 604 681 3011
Department/Officer:
Renee Eng, Treasury Manager:
and

China LNG Shipping (Holdings) Limited
Room 1904, 19/F, West Tower
Shun Tak Centre
168-200 Connaught Road Central
Hong Kong
Fax no: +852 2587 8371
Department/Officer: General Manager

DSME Hull No. 2425 L.L.C.

By:

David Osborne
Attorney-in-Fact
London EC2A 2HB

Address:
c/o Teekay Shipping (Canada) Ltd
Suite 2000, Bentall 5, 550 Burrard Street]
Vancouver, B.C.
Canada, V6C 2K2
Fax no.: +1 604 681 3011
Department/Officer:
Renee Eng, Treasury Manager:
and

China LNG Shipping (Holdings) Limited
Room 1904, 19/F, West Tower
Shun Tak Centre
168-200 Connaught Road Central
Hong Kong
Fax no: +852 2587 8371
Department/Officer: General Manager

LONLIVE\30137956.24

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The Arranger

China Development Bank

By: Li Pinwu

Address:
No. 1093 Shennan Zhong Road
Futian District, Shenzhen
China
Fax no.: +86-755-25987731
Department/Officer: Client Division I,
CDB SZ Branch
Wu Huide; Yi Lifu; Huang Xingcheng
Liu Yongyuan

The Agent

China Development Bank

By: Li Pinwu

Address:
No. 1093 Shennan Zhong Road
Futian District, Shenzhen
China
Fax no.: +86-755-25987731
Department/Officer: Client Division I,
CDB SZ Branch
Wu Huide; Yi Lifu; Huang Xingcheng
Liu Yongyuan

LONLIVE\30137956.24 Page 183

The Security Agent China Development Bank ) ) ) ) Address: ) No. 1093 Shennan Zhong Road ) Futian District, Shenzhen ) China ) Fax no.: +86-755-25987731 ) Department/Officer: Client Division I, ) COB SZ Branch ) Wu Hulde; Yi Lifu; Huang Xingcheng ) Uu Yongyuan ) The Original Lenders China Development Bank ) ) ) The Swap Provider China Development Bank ) ) By: f--l,J '. ) ) Address: ) No. 1093 Shennan Zhong Road ) Futian District, Shenzhen ) China ) Fax no.: +86-755-25987731 ) Department/Officer: Client Division I, ) COB SZ Branch ) Wu Huide; Yi llfu; Huang Xlngcheng ) Llu Yongyuan ) LONUVE\30 137956.24 Page 184